UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ____)

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Modine Manufacturing Company
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1500 DeKoven Avenue
Racine, Wisconsin  53403-2552

Notice of Annual Meeting of Shareholders

To the Shareholders of Modine Manufacturing Company:

Notice is hereby given that the Annual Meeting of Shareholders of Modine Manufacturing Company will be held in virtual format at the following date and time:

Date:	Thursday, July 21, 2022
Time:	8:00 a.m. CST

You may access the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/MOD2022 where you will be able to attend and participate online, vote your shares electronically, and submit questions prior to and during the meeting.  The Annual Meeting will be conducted in virtual format only – there will be no physical location for the Annual Meeting.

The Record Date for the Annual Meeting is May 27, 2022.

Matters to vote on:

1.	Election of the Company-nominated slate of three directors for terms expiring in 2025;

2.	Approval of amendments to the Modine Manufacturing Company 2020 Incentive Compensation Plan;

3.	Advisory approval of the Company’s named executive officer compensation;

4.	Ratification of the appointment of the Company’s independent registered public accounting firm; and

5.	Consideration of any other matters properly brought before the shareholders at the meeting.

By order of the Board of Directors,

Sylvia A. Stein
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

June 21, 2022

Your vote at the Annual Meeting is important to us.  You may vote your shares of common stock by Internet or telephone using the instructions in this proxy statement and on the enclosed proxy card.  If you prefer, you may sign and date the enclosed proxy card and return it in the postage-paid envelope.  This proxy statement is solicited on behalf of the Board of Directors for use at the 2022 Annual Meeting of Shareholders.  This proxy statement and accompanying proxy card are first being sent to shareholders on or about June 21, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on July 21, 2022 – the Notice and Proxy Statement and 2022 Annual Report on Form 10-K are available at www.proxyvote.com and www.modine.com.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors (the “Board of Directors” or the “Board”) of Modine Manufacturing Company (the “Company” or “Modine”) nominated three current members of the Board, Neil D. Brinker, Katherine C. Harper, and David J. Wilson, to stand for election at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). A third-party search firm identified Mr. Wilson for consideration by the Corporate Governance and Nominating Committee, and Mr. Wilson was appointed to the Board on May 9, 2022. If elected, each director would serve until the 2025 Annual Meeting of Shareholders and the election of his or her successor.  The persons appointed as proxies will vote “FOR” the election of these nominees, unless instructions to the contrary are given to them.  The nominees have indicated that they are able and willing to serve as directors.  While it is not anticipated that any of the nominees will be unable to take office, if that happens, the proxies will vote “FOR” the substitute nominee(s) designated by the Board of Directors.

Charles P. Cooley is retiring and will not be standing for reelection at the Annual Meeting.  The Company is grateful to Mr. Cooley for his dedicated service to the Company and its shareholders.

The Company’s Amended and Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, serving staggered three-year terms.  The Board of Directors currently consists of ten members.  Following the Annual Meeting, each class will consist of three directors.

In accordance with the Company’s Bylaws, a director shall hold office until (i) the end of such director’s term and until the director’s successor shall have been elected, (ii) there is a decrease in the allowable number of directors, or (iii) his or her death, resignation or removal.  Vacancies may be filled by the shareholders or the remaining directors. See Selection of Nominees to the Board of Directors below. The Company’s Bylaws require that each director retire at the close of the term in which he or she attains the age of 72 years, except that the provision will not apply to any director who has been exempted from it by a resolution passed by a two-thirds vote of the Board of Directors.

Qualifications of Modine’s Board of Directors

Qualifications of Modine’s Board of Directors as a Governing Entity

Modine’s Board consists of proven leaders from various industries, disciplines and end markets who have the knowledge and experience necessary for a deep understanding of Modine, its products and its businesses.  That knowledge and experience has been gained or enhanced in a wide variety of ways, including through years of service on Modine’s Board, employment with industry leaders that have business models and strategies similar to the Company’s or product markets important to the Company, and leadership positions in technologically innovative institutions.  The Board benefits from the interplay among a group of directors who have diverse and distinguished backgrounds, which are described in further detail in this section.  Modine’s directors are dedicated individuals with high integrity and discipline who have a strong desire to use their skills to govern Modine in a responsible manner.

Individual Qualifications of the Members of Modine’s Board of Directors

The Board of Directors’ Corporate Governance and Nominating Committee (the “Governance Committee”), a committee consisting of five independent directors of the Company, has determined that the Board needs certain specialized expertise as well as broad leadership experience to direct the Company to achieve its strategic goals.  The Governance Committee considers the following qualities and experiences to be necessary for the proper functioning of a Board of a responsible, global, diversified industrial company:

•	Business operations leadership;

•	Relevant industry experience;

•	Global business experience;

•	Financial expertise;

•	Technological expertise;

•	Corporate governance expertise;

•	Financial markets experience; and

•	Strategic planning and execution expertise, including mergers and acquisitions experience.

In addition, from time to time, the Governance Committee considers additional attributes that are more specific to the Company’s strategic and business emphasis at any given point.

A description of the qualities provided by each Board member is included below with the description of the individual’s experience and public company directorships, all as of May 27, 2022.

Board Skills Matrix

The chart below summarizes the specific qualifications, attributes, and skills for each continuing director.  An “X” in the “Skills” section of the chart below indicates that the item is a specific reason that the director was nominated to serve on the Board.  The lack of an “X” does not mean that the director does not possess that qualification or skill.  Rather, an “X” indicates a specific area of focus or expertise of a director on which the Board currently relies.

	Mr. Ashleman	Mr. Brinker	Dr. Garimella	Ms. Harper	Mr. Moore	Mr. Patterson	Ms. Williams	Mr. Wilson	Ms. Yan
Skills
Business Operations Leadership	X	X			X	X		X	X
Relevant Industry Experience	X	X			X	X		X	X
Global Business Experience	X	X		X	X	X	X	X	X
Financial Expertise	X			X			X	X
Technological Expertise			X		X			X	X
Corporate Governance Expertise	X			X		X	X		X
Financial Markets Experience				X			X
Strategic Planning and Execution Expertise	X	X	X	X	X	X	X	X	X
Demographics
Race/Ethnicity
African American					X
Asian/Pacific Islander			X						X
White/Caucasian	X	X		X		X	X	X
Gender
Male	X	X	X		X	X		X
Female				X			X		X

2022 Nominees for Director

Based upon the recommendation of the Governance Committee, the Board approved the nominations of Mr. Neil D. Brinker, Ms. Katherine C. Harper and Mr. David J. Wilson for election as directors.  Ms. Harper and Mr. Wilson are considered independent under the New York Stock Exchange (“NYSE”) corporate governance rules.  Mr. Brinker is not considered independent due to his position as President and CEO of the Company.  Mr. Brinker, Ms. Harper and Mr. Wilson were appointed by the Board following an independent search process to fill vacant Board positions.  As a result, they have not been previously elected to the Board by the Company’s shareholders.

The Board of Directors recommends a vote “FOR” Mr. Neil D. Brinker, Ms. Katherine C. Harper, and Mr. David J. Wilson.

Vote Required for Approval

Directors in an uncontested election are elected by a majority of the votes cast by holders of shares of the Company’s common stock entitled to vote in the election at a shareholder meeting at which a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Nominees to be Elected for Terms Expiring in 2025:

Neil D. Brinker Age 46 Director since 2020	Current Position: Experience:
President and Chief Executive Officer of Modine since 2020.

Prior to joining Modine, Mr. Brinker was President and Chief Operating Officer of Advanced Energy Industries, Inc. (“AE”) since May of 2020, and joined AE in June of 2018 as its Executive Vice President & Chief Operating Officer.  Before joining AE, Mr. Brinker served as a Group President at IDEX Corporation from July 2015 to June 2018 after holding leadership roles at IDEX from April of 2012 to July 2015.  Mr. Brinker also held numerous management roles at  Danaher Corporation from 2007 to 2012, as well as various operations roles at General Motors from 2001 to 2007.

Specific Attributes and Skills for Mr. Brinker:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership	Mr. Brinker serves as President and Chief Executive Officer of the Company. He has obtained substantial business operations leadership experience through his roles at AE, IDEX and Danaher.

Relevant Industry Experience	As an Executive Officer of AE, and a business leader at both IDEX and Danaher, Mr. Brinker has significant experience in leading and transforming diversified industrial companies.

Global Business Experience	At AE, IDEX and Danaher, and now as President and Chief Executive Officer of Modine, Mr. Brinker’s responsibilities have included global oversight of P&L, operations, M&A, human capital and strategy.

Strategic Planning and Execution Expertise
In addition to his direct responsibility for M&A activity at AE, IDEX and Danaher, Mr. Brinker has extensive experience in both setting and overseeing the execution of strategy and growth for diversified industrial companies.

Katherine C. Harper Age 59 Director since 2022	Current Position: Experience:
Chief Financial Officer of BDP International

Ms. Harper is Chief Financial Officer of BDP International, a private global logistics and transportation solutions company.  Prior to BDP International, Ms. Harper served as Chief Financial Officer of AgroFresh Solutions, a global public agricultural solutions provider, where she oversaw Finance, Strategy, Business Development and Investor Relations.  She was also previously SVP and Chief Financial Officer of Tronox, a global public chemicals and mining company, and held various senior roles with Rio Tinto Diamonds and Minerals Group, one of the world’s largest metals and mining corporations.

	Public Company Directorships:	Sasol Limited (South Africa)

Specific Attributes and Skills for Ms. Harper:

Expertise	Discussion of Skills and Attributes

Global Business Experience	Ms. Harper has had a distinguished financial career across a number of global industries including chemicals, mining, industrial manufacturing, distribution and security services.

Financial Expertise	Ms. Harper is a financial expert with extensive experience in compliance, assurance and enterprise risk management. In addition, Ms. Harper also serves as a member of the audit committee of Sasol.

Corporate Governance Expertise
In her role as Chief Financial Officer of BDP International, Ms. Harper gained significant experience implementing effective corporate governance practices.   In addition, Ms. Harper currently serves on the board and the audit committee of Sasol Limited.

Financial Markets Experience	As Chief Financial Officer of BDP International, Ms. Harper has significant experience in the financial markets in which the Company competes for financing.

Strategic Planning and Execution Expertise
Ms. Harper has been heavily engaged in strategic planning activities throughout her career, particularly through her role as SVP and Chief Financial Officer of Tronox and roles with Rio Tinto Diamonds and Minerals Group.

David J. Wilson Age 53 Director since 2022	Current Position: Experience:
President and Chief Executive Officer, Columbus McKinnon

Mr. Wilson is President and Chief Executive Officer of Columbus McKinnon Corporation, one of North America’s largest producers of equipment for lifting, positioning, or securing all kinds of large materials.  Prior to joining
Columbus McKinnon, Mr. Wilson led the significant transformation of
Flowserve Corporation’s Pumps Division while serving as its President.  Prior to Flowserve, Mr. Wilson served as the President of SPX FLOW’s Industrial Segment and before that, SPX Corporation’s Industrial Segment.

	Public Company Directorships:	Columbus McKinnon Corporation

Specific Attributes and Skills for Mr. Wilson:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Wilson serves as President and Chief Executive Officer of Columbus McKinnon Corporation.  Mr. Wilson also gained significant business operations leadership experience in his roles as President of Flowserve Corporation, President of SPX Flow’s Industrial Segment and President of SPX Corporation’s Industrial Segment.

Relevant Industry Experience
Mr. Wilson has an extensive understanding of highly engineered equipment and technologies, including engineered flow components such as heat pumps and heat exchangers.  Mr. Wilson also has experience in the heating, ventilation and air conditioning markets as well as the power transmission and generation markets.

Global Business Experience
Mr. Wilson’s experience at SPX included the leadership of multiple global operating businesses along with tenure as an expatriate living in China for six years where he developed extensive global P&L management experience.

Financial Expertise	Mr. Wilson has developed substantial financial expertise through his roles at Columbus McKinnon Corporation, Flowserve Corporation and SPX Corporation.

Technological Experience	Through his engineering background and his roles at Flowserve Corporation and SPX Corporation, Mr. Wilson has acquired significant experience in application-based technology.

Strategic Planning and Execution Expertise
Mr. Wilson has been heavily engaged in strategic planning activities throughout his career, particularly through his numerous roles with SPX where he led several successful corporate development initiatives.

Directors Continuing in Service for Terms Expiring in 2024:

Dr. Suresh V. Garimella Age 58 Director since 2011	Current Position: Experience:
President, University of Vermont

Dr. Garimella was appointed President of the University of Vermont (“UVM”) in 2019. Under his leadership, UVM has achieved record enrollment figures and grown its research funding by nearly 50%. Since 2018, Dr. Garimella has been a member of the National Science Board (“NSB”), which oversees the National Science Foundation and serves as an independent body of advisers to both the President of the United States and Congress on science and technology policy. He chairs the NSB’s Committee on Strategy. He also serves on the Sandia National Laboratories’ Research Advisory Board, and is a Fellow of the National Academy of Inventors.

From 2014 to 2019, Dr. Garimella was Executive Vice President for Research and Partnerships at Purdue University, where he was Goodson Distinguished Professor of Mechanical Engineering and Founding Director of the Cooling Technologies Research Center. Dr. Garimella also served as a Jefferson Science Fellow at the U.S. Department of State and as a Senior Fellow for Energy and Climate Partnership of the Americas for five years.

Dr. Garimella received his Bachelor of Technology from Indian Institute of Technology, Madras, India, his Master of Science from The Ohio State University, and his Ph.D. from the University of California at Berkeley, all in Mechanical Engineering.

Specific Attributes and Skills for Dr. Garimella:

Expertise	Discussion of Skills and Attributes

Technological Expertise	Dr. Garimella is a renowned expert in thermal management and heat transfer technology, which is central to the success of the Company.

Strategic Planning and Execution Expertise
In his current position, Dr. Garimella is responsible for setting the strategy for the UVM to achieve its mission and vision, all in collaboration with the University’s Board of Trustees.  Dr. Garimella has promoted the UVM’s longstanding commitment to sustainability, a commitment that was underscored in July 2020 when the University’s Board of Trustees voted unanimously to divest the University’s endowment of fossil fuel investments. Previously, he was deeply engaged with the development and execution of Purdue University’s strategic plans and, in particular, the plans relating to the University’s strategic research initiatives and partnerships, both within and outside the United States.  In addition, Dr. Garimella is Chair of the NSBs Committee on Strategy, which is responsible for setting short- and long-term strategy and objectives for the National Science Foundation.

Christopher W. Patterson Age 68 Director since 2010	Current Position: Experience:
Retired.

Mr. Patterson retired as President and Chief Executive Officer of Daimler Trucks North America LLC, a leading producer of heavy-duty and medium-duty trucks and specialized commercial vehicles in North America.  Mr. Patterson served in this capacity from 2005 until his retirement in 2009.  Prior to this, he held senior positions, including as Senior Vice President, Service & Parts, with Freightliner LLC (predecessor to Daimler Trucks North America), and other international, commercial truck producers.

	Public Company Directorships:	Finning International Inc., Vancouver, B.C. (Canada)

Specific Attributes and Skills for Mr. Patterson:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Patterson gained his business operations leadership experience as President and Chief Executive Officer of Daimler Trucks North America LLC and brings extensive strategic sales and marketing experience to the Company’s Board.

Relevant Industry Experience	Mr. Patterson has a significant understanding of commercial truck markets and the operations of global commercial vehicle OEMs.

Global Business Experience	Mr. Patterson’s extensive executive and leadership experience, as described above, gives him valuable insight into the complexities, challenges and issues facing global manufacturing businesses.

Corporate Governance Expertise
Mr. Patterson has significant corporate governance experience from his role as President and Chief Executive Officer of Daimler Trucks North America LLC. In addition, Mr. Patterson serves on the board of another public company and also serves on the boards of several privately-held companies.  In these board roles, Mr. Patterson serves on audit and compensation committees, as well as a safety, environment and social responsibility committee of a publicly traded company. Through these engagements, Mr. Patterson has gained a significant understanding of corporate governance matters.

Strategic Planning and Execution Expertise
Through his many roles at Daimler Trucks North America LLC, and particularly in his position as President and Chief Executive Officer, Mr. Patterson obtained significant experience in establishing and executing on that entity’s short- and long-term strategic plans.

Christine Y. Yan Age 56 Director since 2014	Current Position: Experience:
Retired.

Ms. Yan retired from Stanley Black & Decker, Inc., a diversified global provider of power and hand tools, Engineered Fastening Systems for Automotive and other industries, and Electronic Security and Monitoring Systems in November 2018. Ms. Yan held a number of executive roles with the company, including President of Asia, Stanley Black & Decker, Inc.; President of Storage and Workspace Systems; integration leader of Stanley Engineered Fastening Group; President of the Americas business of Stanley Engineered Fastening; and President of Stanley Engineered Fastening’s Global Automotive business.

	Public Company Directorships:	Onsemi; Ansell Limited; and Cabot Corporation

Specific Attributes and Skills for Ms. Yan:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership	Ms. Yan gained her business operations experience as the leader of various business units within Stanley Black & Decker, Inc.

Relevant Industry Experience
Ms. Yan gained experience in vehicular, electronics and general industrial sectors through her roles as President of Asia of Stanley Black and Decker, President of Americas and President of Global Automotive of Stanley Engineered Fastening.

Global Business Experience
Ms. Yan has gained a significant understanding of a variety of industrial markets through her experience as President of Asia, President of Storage and Workplace Systems, and President of Americas for Stanley Black & Decker, Inc.

Corporate Governance Expertise	In addition to her tenure as a director of Modine, Ms. Yan serves on the board of three other public companies.

Technological Expertise
Ms. Yan’s engineering background and past and current positions at Stanley Black & Decker, Inc. have provided her with significant exposure to and experience with technologically sophisticated business operations.

Strategic Planning and Execution Expertise	Ms. Yan has acquired substantial expertise in strategic planning as the leader of numerous significant business units within Stanley Black & Decker, Inc.

Directors Continuing in Service for Terms Expiring in 2023:

Eric D. Ashleman Age 55 Director since 2019	Current Position: Experience:
Chief Executive Officer & President, IDEX Corporation.

Mr. Ashleman became the Chief Executive Officer of IDEX Corporation in December 2020 after becoming President in February 2020.  Since 2008, Mr. Ashleman has served in a variety of capacities at IDEX, which is a developer, designer and manufacturer of fluidics systems and specialty engineered products.  Prior to becoming the Chief Executive Officer and President of IDEX Corporation, Mr. Ashleman served in the following capacities at IDEX: President of Gast Manufacturing; President, Gast Manufacturing and Global Dispensing; Vice President and Group Executive, Fire, Safety and Diversified Segment; Senior Vice President and Group Executive, Health and Science Technology, and Fire, Safety and Diversified Segments; Senior Vice President and Chief Operating Officer; and President and Chief Operating Officer.  Prior to joining IDEX, Mr. Ashleman served as President of Schutt Sports from 2006 to 2008.

	Public Company Directorships:	IDEX Corporation

Specific Attributes and Skills for Mr. Ashleman:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Ashleman has acquired business operations leadership through his many roles at IDEX Corporation, and particularly in his current role as Chief Executive Officer and President, where he is responsible for leading and managing a diversified industrial company.

Relevant Industry Experience
Mr. Ashleman serves as Chief Executive Officer and President of IDEX Corporation, a global, diversified industrial company that manufactures for and sells into numerous markets also served by the Company, including the automotive, energy and industrial sectors.

Expertise	Discussion of Skills and Attributes
Global Business Experience
Mr. Ashleman has acquired substantial global business experience through his roles with IDEX Corporation, and particularly in his current role as Chief Executive Officer and President, as he leads and manages  a global, diversified industrial company.

Financial Expertise	Mr. Ashleman has acquired significant financial expertise through his roles at IDEX Corporation and through his previous role as President of Schutt Sports.

Corporate Governance Expertise
Through his roles at IDEX Corporation, including as a member of its Board of Directors, and through his previous role as President of Schutt Sports, Mr. Ashleman has obtained considerable corporate governance expertise.

Strategic Planning and Execution Expertise	Mr. Ashleman has developed short- and long-term strategic planning and execution expertise through his numerous roles at IDEX Corporation, and through his previous role as President of Schutt Sports.

Larry O. Moore Age 72 Director since 2010	Current Position: Experience:
Retired.

Mr. Moore retired as Senior Vice President, Module Centers & Operations of Pratt & Whitney, a division of United Technologies and a manufacturer of aircraft engines.  Mr. Moore served in this capacity from 2002 until his retirement in 2009.  Immediately prior to joining Pratt & Whitney, Mr. Moore served in various management positions with Cummins and Ford Motor Company.

Specific Attributes and Skills for Mr. Moore:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Moore gained his business operations leadership experience, including experience in low-cost country sourcing and operational excellence, at United Technologies where he served as Senior Vice President, Module Centers & Operations of Pratt & Whitney, and at Cummins where he served in various operations management positions.

Relevant Industry Experience
Mr. Moore has a deep understanding of the diesel engine markets for off-highway and commercial truck markets gained over his 23-year career in various positions with Volkswagen of America, Inc., General Motors Corporation and Ford Motor Company, as well as Cummins and Pratt & Whitney.

Global Business Experience	Mr. Moore has extensive experience working with global industrial companies.

Technological Expertise	Mr. Moore has acquired significant technological expertise through his roles in multiple technology-driven business enterprises.

Strategic Planning and Execution Expertise
Through his affiliations with Pratt & Whitney, Cummins, Ford Motor Company and other global industrial companies, Mr. Moore has obtained significant experience in a variety of strategic planning and execution strategies.

Marsha C. Williams Age 71 Director since 1999	Current Position: Experience:
Retired.

Ms. Williams retired as Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., an online travel company (July 2007 - December 2010).  Prior to joining Orbitz Worldwide, Inc., Ms. Williams was Executive Vice President and Chief Financial Officer (2002 – February 2007) of Equity Office Properties Trust, a real estate investment trust.  Prior to that time, Ms. Williams was Chief Administrative Officer of Crate and Barrel and served as Vice President and Treasurer of Amoco Corporation; Vice President and Treasurer of Carson Pirie Scott & Company; and Vice President of The First National Bank of Chicago.

	Public Company Directorships:	Fifth Third Bancorp; Crown Holdings, Inc.; and Davis Funds.

Ms. Williams was previously a Director for Chicago Bridge & Iron N.V. from 1999-2018, and for McDermott International Inc. from 2018-2020 following its acquisition of Chicago Bridge & Iron N.V.

Specific Attributes and Skills for Ms. Williams:

Expertise	Discussion of Skills and Attributes

Global Business Experience
Ms. Williams was an executive officer of Orbitz Worldwide, Inc. and is currently a director of several public companies with global operations.  In these roles, Ms. Williams has accumulated extensive knowledge of global finance, capital management, internal controls and human resources.

Financial Expertise
As Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., and Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, Ms. Williams gained significant financial acumen relating to complex, global companies.

Corporate Governance Expertise	Ms. Williams serves on the board of several public companies, and was the Lead Director of the Fifth Third Bancorp Board of Directors.

Financial Markets Experience
As the former Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, and former Lead Director of Fifth Third Bancorp, Ms. Williams has significant experience in the financial markets in which the Company competes for financing.

Strategic Planning and Execution Expertise	Ms. Williams has engaged in all facets of strategic planning and execution, particularly through her roles with Orbitz Worldwide, Inc. and Equity Office Properties Trust.

CORPORATE GOVERNANCE

The Company’s business is managed under the direction of its Board of Directors, pursuant to its Amended and Restated Articles of Incorporation, its Bylaws and the laws of the State of Wisconsin.  Members of the Board of Directors are kept informed of the Company’s operations through discussions with the CEO and key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

The Company reviews and evaluates its corporate governance policies and practices, particularly in light of the rules of the Securities and Exchange Commission (“SEC”) and the NYSE, and believes that its current policies and practices meet these requirements.  The Company’s corporate governance policies, including its Guidelines on Corporate Governance and charters for committees of the Board, are available on its website, www.modine.com, and are also available in print to any shareholder or other interested person upon request.

Code of Conduct

The Company’s Code of Conduct (the “Code”) summarizes the compliance and ethical standards and expectations the Company has for all of its employees (including the principal executive officer, principal financial officer and principal accounting officer) and directors with respect to their conduct in furtherance of Company business.  It contains procedures for reporting suspected violations of the Code, including procedures for the reporting of questionable accounting or auditing matters or other concerns regarding accounting, internal accounting controls or auditing matters.  The Company has established a Business Ethics Program that includes an Internet and phone Helpline through which employees and others may report concerns regarding such matters in confidence and, if desired, anonymously.  A copy of the Code, as well as further information regarding the Business Ethics Program, is available on the Company’s website, www.modine.com.  These materials are also available in print to any shareholder or other interested person upon request.  If we make any substantive amendment to the Code, we will disclose the nature of such amendment on our website or in a current report on Form 8-K.  In addition, if a waiver of the Code is granted to an executive officer or director, we will disclose the nature of such waiver on our website, in a press release or in a current report on Form 8-K.

Director Independence

The Company’s Guidelines on Corporate Governance require that a majority of the Board’s members be independent.  The Company also believes it is in its best interest to have the President and CEO of the Company serve as a director.  At a minimum, to qualify as “independent,” a director must meet the independence standards of the NYSE.  The Governance Committee assesses independence on a regular basis, and each director is responsible for bringing any changes in his or her status that may affect his or her independence to the attention of the Governance Committee.  In addition, on an annual basis the directors complete a questionnaire prepared by the Company that is designed to elicit information that the Board uses to assess director independence.  At least annually, the Board reviews the relationships that each director has with the Company.  Only those directors that the Board affirmatively determines have no material relationship with the Company, and who do not have any of the relationships that prevent independence under the standards of the NYSE, are considered to be independent directors.

The Board has determined that all of the current directors, other than Mr. Brinker, are independent within the meaning of the listing standards of the NYSE.  The Board concluded that none of these directors has any of the relationships with the Company set forth in the NYSE listing standards or any other business or other relationships with the Company that would preclude a determination of his or her independence.  Mr. Brinker is not independent due to his position as President and CEO of the Company.

Certain Relationships and Related Party Transactions

The Code requires that all officers, employees and directors of the Company avoid any situation that conflicts with the proper discharge of his or her responsibility to the Company or that impairs his or her ability to exercise independence of judgment with respect to the transactions in which he or she is involved for the Company.  Significant transactions with the Company’s officers, employees or directors, their relatives, or enterprises in which they have material interests, are not permitted unless such transactions are fully disclosed and approved by the Board of Directors or the Audit Committee as being in the best interest of the Company.

Modine is a large global organization that engages in thousands of purchases, sales and other transactions annually.  Modine may enter into purchase and sale transactions with other companies, universities and entities in which members of the Board of Directors are employed or are members of the Board of Directors for such entities.  Modine enters into these arrangements in the ordinary course of business and at competitive prices and terms.  The Company anticipates that similar transactions may occur in the fiscal year ending March 31, 2023.

At the end of each fiscal year, each director and officer must respond to a questionnaire that requires him or her to identify certain information about his or her immediate family and any transaction or relationship that occurred during the year or any proposed transaction that involves Modine (or any subsidiary or affiliate of Modine) and that individual, his or her immediate family, or any entity with which he, she or such immediate family member is associated.  All responses to the questionnaires are reviewed by the Company’s Legal Department and shared with the President and CEO, as appropriate.  In addition, the Company independently searches its records for potential transactions with known related parties.  Based upon such review, there were no related party transactions with respect to persons who were officers or directors during fiscal 2022.

Board Chairperson

Marsha C. Williams was appointed Chairperson of the Board in October 2020, having served in the position of Lead Director since July 2013.  As Chairperson, Ms. Williams presides over meetings of the shareholders, the Board of Directors, and executive sessions of the Board of Directors, and carries out such other duties as directed by the Board of Directors and as listed in the Company’s Guidelines on Corporate Governance.  The Company believes this leadership structure is in the best interest of the Company’s shareholders at present because it allows the Company to benefit from the unique leadership ability that Ms. Williams possesses and from her business and corporate governance experience.

Risk Oversight

The Board of Directors has overall responsibility for risk oversight for the Company.  Management provides the Board with information on a regular basis to keep the members of the Board of Directors apprised of identified risks.  These risks, including financial, organizational, reputational, strategic, and cybersecurity risks, are reviewed and discussed with the Board as part of the business and operating review conducted at each of the Board’s regular meetings.  As described below under Committees of the Board of Directors, the Board of Directors has delegated certain responsibilities to its committees.  The committees have oversight of risks that fall within their areas of responsibility.  The Governance Committee has general oversight responsibility for risks related to the Company’s environmental, social and corporate governance strategy and practices, except to the extent delegated to the Audit and Human Capital and Compensation committees, as discussed below under Environmental, Social and Governance (ESG) Matters. The Audit Committee has primary oversight of the Company’s financial reporting, internal control and compliance risks.  The Human Capital and Compensation Committee evaluates the risks arising from the Company’s compensation policies and programs.  Management is responsible for managing risk and the Company’s enterprise risk management program.

Selection of Nominees to the Board of Directors

The Governance Committee considers prospective candidates for Board membership who are recommended by its members, as well as those recommended by management, shareholders and professional search firms hired by the Governance Committee.  The Governance Committee may also decide to engage a professional search firm to assist in identifying qualified candidates.  When such a search firm is engaged, the Governance Committee sets its fees and scope of engagement.

Once the Governance Committee identifies a prospective nominee, it initially determines whether to conduct a full evaluation of the candidate.  The Governance Committee makes its initial determination based on the information provided to it with the recommendation of the prospective candidate, as well as the Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

The Governance Committee evaluates the prospective nominee, considering factors it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees.  In assessing candidates, the Board considers the required areas of expertise set forth above in the Board Skills Matrix (business operations leadership; relevant industry experience; global business experience; financial expertise; technological expertise; corporate governance expertise; financial markets experience; and strategic planning, including mergers and acquisitions); additional attributes that are more specific to the Company’s strategic direction and business emphasis at any given point; and such additional factors as the individual’s education, contribution to the diversity of the Board, and other factors frequently encountered by a global business.

In choosing a candidate for Board membership, every effort is made to complement and supplement skills within the existing Board and to strengthen any identified areas.  Further criteria include a candidate’s personal and professional ethics, integrity and values, as well as his or her willingness and ability to devote sufficient time to attend meetings and participate effectively on the Board.

In connection with this evaluation, the Board determines whether to interview the prospective nominee.  If an interview is warranted, one or more members of the Board of Directors, and others as appropriate, will interview prospective nominees.  After completing the evaluation and interview, the Governance Committee makes a recommendation to the Board regarding the nomination of a candidate, and the Board acts on that recommendation.

Shareholder Nominations and Recommendations of Director Candidates

The Bylaws of the Company provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors.  Shareholders who desire to nominate a person or persons for election to the Board or to present business at the next annual meeting must comply with the notice requirements in the Company’s Bylaws, a copy of which is available from the Company’s Secretary.  For consideration at the 2023 Annual Meeting of Shareholders, nominations or the presentation of other business must be received by the Secretary no earlier than March 23, 2023 and no later than April 22, 2023.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules (when effective) for the 2023 Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by May 22, 2023.

Shareholders who want to submit a recommendation for a director candidate for the Board may submit the recommendation to the Board using the procedure described below under Shareholder and Other Interested Persons’ Communication with the Board.  The Governance Committee intends to evaluate candidates recommended by shareholders in the same manner that it evaluates other candidates.

Shareholder and Other Interested Persons’ Communication with the Board

Shareholders and other interested persons wishing to communicate with the Board of Directors or with a Board member (including the Chairperson) should address communications to the Board or to the particular Board member, c/o Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552.  In accordance with a process approved by the Board of Directors, the Secretary reviews all such correspondence.  The Secretary forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board or committees thereof or that she otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Business Ethics Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.  From time to time, the Board may change the process by which shareholders and other interested persons may communicate with the Board of Directors or its members.  Please refer to the Company’s website, www.modine.com, for any changes to this process.

Committees of the Board of Directors

Audit Committee

The Audit Committee is a standing committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The charter of the Audit Committee is available on the Company’s website, www.modine.com.

The Audit Committee is responsible for, among other things, appointing and overseeing the work of the Company’s independent registered public accounting firm for the purpose of preparing and issuing an audit report and performing related work, and for discussing with the independent registered public accounting firm appropriate staffing and compensation.  The Audit Committee also oversees management’s implementation of systems of internal controls; monitors the preparation of quarterly and annual financial reports by management; determines whether the independent registered public accounting firm is independent; and reviews management’s programs to monitor and address matters associated with compliance with the Company’s Code of Conduct.  The functions of the Audit Committee are more fully described below in the Report of the Audit Committee in this proxy statement.

The Board of Directors has determined that each member of the Audit Committee is independent as defined in the corporate governance listing standards of the NYSE relating to audit committees.  The Board of Directors has also determined that each Audit Committee member satisfies the financial literacy and experience requirements of the NYSE, and that Mr. Cooley (the Chair of the Committee), Mr. Ashleman, Ms. Harper, and Mr. Wilson qualify as audit committee financial experts within the meaning of the SEC rules.  As a result, it is anticipated that Ms. Harper will be appointed to the role of Audit Committee Chair effective as of Mr. Cooley’s departure.

Human Capital and Compensation Committee

The Human Capital and Compensation Committee of the Board of Directors (the “HCC Committee”) is composed exclusively of non-employee, independent directors with no business relationship with the Company, other than in their capacity as directors, and there are no interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.  The charter of the HCC Committee is available on the Company’s website, www.modine.com.

The HCC Committee oversees and provides strategic direction to management regarding the Company’s executive compensation practices.  The HCC Committee reviews the performance of the executive officers, other than the CEO, and works in conjunction with the Governance Committee and all the independent directors to review the performance of the CEO; reviews candidates for positions as officers; makes recommendations to the Board on certain officer candidates; makes recommendations to the Board on compensation of the CEO; determines, with the CEO’s recommendations, the compensation of non-CEO executive officers and other officers of the Company; considers recommendations made by its independent compensation consultant relating to director compensation and presents those recommendations to the Board; administers the incentive compensation plans in which executive officers and directors participate; and reviews the Company’s benefit programs made available to some or all salaried employees of the Company.  The HCC Committee has the authority to delegate the aforementioned responsibilities to subcommittees comprised of independent Board members.

Mr. Brinker, as President and CEO, recommends to the HCC Committee any compensation changes affecting the Company’s officers, including the named executive officers (“NEOs”), other than himself.  Mr. Brinker presents to the HCC Committee the performance and leadership behavior goals and expectations of each such officer and the level of achievement of those goals as well as the Company’s performance during the fiscal year.  The HCC Committee reviews Mr. Brinker’s recommendations and either approves or does not approve any compensation matters affecting such officers of the Company.  Mr. Brinker has no role in setting his own compensation.

In fiscal 2022, the HCC Committee retained Farient Advisors LLC (“Farient”) as its independent executive compensation consultant.  Farient reports directly to the HCC Committee and provides no services to the Company.  The HCC Committee has determined that Farient is independent under the NYSE Listing Standards.  A representative of Farient attends meetings of the HCC Committee upon invitation by the Chair of the HCC Committee, either by phone or in person, and communicates with the Chair between meetings as necessary.  Farient conducted a comprehensive benchmarking analysis of the Company’s pay levels for the CEO, non-CEO executive officers and other officers of the Company, by pay component, using proxy data of the Company’s self-selected Compensation Peer Group (as discussed in the Compensation Discussion and Analysis, below) and compensation survey data. In addition, Farient benchmarked the Company’s executive pay programs and practices, including severance and change-in-control arrangements, as well as its goals and performance.  The HCC Committee considered Farient’s analyses in making its decisions; however, the HCC Committee made all decisions regarding the compensation of Modine’s officers, including its NEOs (except for the CEO, whose compensation is set by the full Board).  Additionally, Farient regularly updated the HCC Committee on regulatory and market trends and assisted with the benchmarking of Board of Director compensation practices and levels.

Corporate Governance and Nominating Committee

The Governance Committee develops and implements policies and practices relating to corporate governance matters, including reviewing and monitoring implementation of the Company’s Guidelines on Corporate Governance and the Code of Conduct; oversees the Company’s overall ESG framework and assists the Board in providing guidance and oversight concerning ESG strategy; develops and reviews background information on prospective nominees to the Board and makes recommendations to the Board regarding such persons; supervises the Board’s annual self-evaluation; and works with the HCC Committee, as appropriate, to review and monitor succession plans relating to the CEO and to evaluate the performance of the CEO.  The Governance Committee is composed exclusively of independent directors with no business relationship with the Company, other than in their capacity as directors.  The charter of the Governance Committee is available on the Company’s website, www.modine.com.

Technology Committee

The Technology Committee reviews and makes recommendations, as appropriate, to the entire Board of Directors on major strategies and other subjects related to the Company’s approach, emphasis, and direction with regard to technical innovation and opportunities; the technology acquisition process to assure ongoing business growth; and development and implementation of measurement and tracking systems important to successful innovation.  The charter of the Technology Committee is available on the Company’s website, www.modine.com.

HCC Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or HCC Committee. None of the members of the HCC Committee is or has been one of our officers or employees, or has had any relationship requiring disclosure under Item 404 of Regulation S-K.

Board Meetings and Committees

The Board of Directors held seven meetings during the fiscal year ended March 31, 2022 and had the following four standing committees: Audit; Human Capital and Compensation; Corporate Governance and Nominating; and Technology.

In July of each year, the Board  selects the members of each of the committees. All incumbent directors attended at least 75 percent of the aggregate of the Board meetings and meetings of committees on which he or she served during fiscal 2022. The CEO of the Company is not a standing member of any Board Committee, but regularly attends Committee meetings at the discretion of the respective Committee Chair.

The following table lists the members of each of the standing committees and the number of meetings held by each committee during fiscal 2022:

Name	Audit	HCC	Governance	Technology
Eric D. Ashleman	X		X
David G. Bills	X		X	X
Neil D. Brinker
Charles P. Cooley	Chair	X	X
Suresh V. Garimella		X		Chair
Katherine C. Harper	X	X
Larry O. Moore		X		X
Christopher W. Patterson	X	Chair
Marsha C. Williams			X
Christine Y. Yan	X		Chair	X
Total Number of Meetings	8	4	6	2

Attendance at the Annual Meeting.  Although the Company does not have a formal policy that its directors attend the Annual Meeting of Shareholders, it expects them to do so and the Company’s directors historically have attended these meetings.  All of the directors attended the 2021 Annual Meeting of Shareholders, except for Ms. Harper, who joined the Company’s Board in January 2022.  The Board of Directors conducts a regular meeting immediately after the Annual Meeting of Shareholders.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) MATTERS

As noted above, the Board of Directors has overall responsibility for risk oversight for the Company, but has delegated certain responsibilities to its committees. In the case of ESG matters, oversight responsibility is shared among the committees. As described in its charter, the Governance Committee oversees the Company’s overall ESG framework and assists the Board in providing guidance and oversight concerning strategy, risk management, opportunities, major capital expenditures, and investment connected to such matters.  The Audit Committee reviews and approves the Company’s ESG initiatives, metrics, tracking and reporting, and monitors the Company’s progress with respect to such initiatives and metrics. The HCC Committee reviews and approves the Company’s initiatives, metrics, and disclosures concerning human capital management, including employee engagement, diversity, equity and inclusion (DEI), pay equity, employment practices and culture.

We believe management’s leadership and engagement with our Board of Directors is critical to advancing our sustainability platform and implementing our companywide strategy.  That management leadership is provided by our ESG Steering Committee comprised of our Chief Executive Officer, Chief Financial Officer, General Counsel, and Vice President – Human Resources. To drive the focus of sustainability even further, our ESG Steering Committee has established subcommittees of employees focused on environmental, social and governance programs. These subcommittees gather ideas and generate conversations with mid-and senior-level subject matter experts to advance our efforts.

As exemplified by our new purpose of Engineering a Cleaner, Healthier World™, we are committing to advanced technology solutions with sustainable impacts because we understand the business imperative to help improve the environment, conserve resources, reduce carbon and address climate change. Modine is implementing this strategy though our 80/20 analysis – by reducing complexity and sunsetting inefficient processes and by investing our resources and human capital in those areas of the business where we have longer-term opportunities to make a difference. Building on the work disclosed in our inaugural 2020 Sustainability Report, the Company undertook significant efforts in 2021 and 2022 to further our companywide approach to sustainability and identify our most critical ESG topics for management, reporting and disclosure.

The Company’s 2022 Sustainability Report was recently published and is available on the Investors page of our website at www.modine.com. This report describes our new pillars (Creating Sustainable Products, Improving our Environment and Empowering Our People) and how we continue to evolve in our ESG journey to ensure our efforts are focused on the sustainable outcomes where we can have the most impact. Among other things, we are:

•	Reducing water and energy consumption in data centers.

•	Improving air quality in schools and businesses.

•	Lowering harmful emissions and enabling more efficient electric vehicles.

•	Innovating more environmentally friendly refrigerants.

•
Actively managing our operational carbon footprint by designating a plant energy owner and plant-level energy monitors at each facility and requiring plants to submit capital improvement projects that reduce energy and emissions.

•	Enhancing our data protection and cybersecurity efforts amid global threats through proactive monitoring, detailed policies and procedures, and interactive training programs.

•	Updating our Human Capital Management with a strategy organized into three pillars: Attraction and Recruitment, Retention and Engagement, and Development and Performance.

•	Increasing and tracking efforts to recruit diverse candidates, and implementing updated DE&I training.

•	Supporting programs for gender diversity in STEM education.

•	Certifying multiple Modine manufacturing locations to the OHSAS 18001/ISO 45001 standard for safety management systems.

•	Maintaining global goal to reduce our RIR by 10% annually.

•	Engaging and supporting our people in impactful activities throughout our global communities through the Modine Foundation and other philanthropic and charitable efforts.

This is important work and there is much to be done. Our new organizational structure, purpose and fully-aligned leadership team are committed to doing our part to create a cleaner, healthier world.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of May 27, 2022 by persons known by the Company to beneficially own more than five percent of the outstanding shares:

Name and Address of Owner (1)	Number of Shares Owned and Nature of Interest	Percent of Class

Mario J. Gabelli and affiliates (2)	4,256,649	8.19
One Corporate Center
Rye, New York 10580-1435

BlackRock, Inc. (3)	3,921,766	7.55
55 East 52nd St.
New York, NY 10055

Frontier Capital Management Co., LLC (4)	3,482,030	6.70
99 Summer Street
Boston, MA 02110

Dimensional Fund Advisors LP (5)	3,478,241	6.69
Building One
6300 Bee Cave Road
Austin, Texas, 78746

The Vanguard Group (6)	2,881,537	5.54
100 Vanguard Blvd.
Malvern, PA 19355

(1)
The number of shares is as of the date the shareholder reported the holdings in filings under the Exchange Act, unless more recent information was provided.  The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Exchange Act Rule 13d-3, and other facts known to the Company.

(2)
Based on Amendment No. 3 to Schedule 13D filed under the Exchange Act on October 1, 2021, each reporting person included in the Schedule 13D has the sole power to vote or direct the vote of or the sole power to dispose or direct the disposition of the reported shares as follows: (i) Gabelli Funds, LLC has sole power to vote or direct the vote of or the sole power to dispose or direct the disposition of 880,200 shares; (ii) GAMCO Asset Management Inc. (“GAMCO”) has sole power to vote or direct the vote of 2,886,499 shares and the sole power to dispose or direct the disposition of 3,034,699 shares; and (iii) Teton Advisors, Inc., has sole power to vote or direct the vote and the independent power to dispose or direct the disposition of 341,750 shares.  The other reporting persons listed in Amendment No. 3, which are GGCP, Inc., GAMCO Investors, Inc., Associated Capital Group, Inc. and Mario J. Gabelli have no sole or shared power to vote or direct the vote of or the sole or shared power to dispose or direct the disposition of any shares.  The reporting persons listed in Amendment No. 3 are affiliates of one another.

(3)
Based on Amendment No. 9 to Schedule 13G filed under the Exchange Act on February 1, 2022, BlackRock, Inc. and certain subsidiaries of BlackRock, Inc. have the sole power to vote or direct the vote of 3,788,809 shares and the sole power to dispose or direct the disposition of 3,921,766 shares.

(4)
Based on Amendment No. 8 to Schedule 13G filed under the Exchange Act on January 31, 2022, Frontier Capital Management Co., LLC has the sole power to vote or direct the vote of 2,158,314 shares and the sole power to dispose or direct the disposition of 3,482,030 shares.

(5)
Based on Amendment No. 6 to Schedule 13G filed under the Exchange Act on February 8, 2022, Dimensional Fund Advisors LP (“DFA”) has the sole power to vote or direct the vote of 3,399,154 shares and the sole power to dispose or direct the disposition of 3,478,241 shares.  DFA is a registered investment adviser to four investment companies and serves as investment manager or sub-adviser to various other clients (the “Funds”).  In these roles, DFA or its subsidiaries (together, “Dimensional”) may possess voting and/or investment power over securities of the Company that are owned by the Funds, and it may be deemed to be the beneficial owner over such shares. Dimensional disclaims beneficial ownership of such securities.

(6)
Based on Amendment No. 8 to Schedule 13G filed under the Exchange Act on February 10, 2022, The Vanguard Group (“Vanguard”) has the shared power to vote or direct the vote of 73,856 shares, the sole power to dispose or direct the disposition of 2,777,469 shares, and shared power to dispose or direct the disposition of 104,068 shares.

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of May 27, 2022 by:

•	Each director, director-nominee and “named executive officer” (as described below under Compensation Discussion and Analysis); and
•	all directors and executive officers of the Company as a group.

Name	Direct Ownership	Options Exercisable within 60 days of May 27, 2022	Held in 401(k) Retirement Plan	Restricted Stock Units vesting within 60 days of May 27, 2022	Total (1)	Percent of Class

Eric D. Ashleman	40,772	-	NA	-	40,772	*
David G. Bills	73,692	-	NA	-	73,692	*
Charles P. Cooley	112,093	-	NA	-	112,093	*
Suresh V. Garimella	80,907	-	NA	-	80,907	*
Katherine C. Harper	-	-	NA	-	-	*
Larry O. Moore	81,533	-	NA	-	81,533	*
Christopher W. Patterson	103,633	-	NA	-	103,633	*
Marsha C. Williams	170,462	-	NA	-	170,462	*
David J. Wilson	-	-	NA	-	-	*
Christine Y. Yan	79,423	-	NA	-	79,423	*
Neil D. Brinker	86,249	16,819	-	10,267	113,335	*
Michael B. Lucareli	184,773	150,988	971	15,151	351,883	*
Eric S. McGinnis	22,876	4,048	-	-	26,924	*
Sylvia A. Stein	15,015	26,366	-	6,754	48,135	*
Brian J. Agen	48,538	48,432	1,474	5,084	103,528	*
Matthew J. McBurney (2)	33,371	35,416	271	3,457	72,515	*
Joel T. Casterton (2)	15,277	20,917	-	4,326	40,520	*

All directors and executive officers as a group (19 persons)	1,194,183	344,970	2,716	50,682	1,592,551	3.06

*	Represents less than one percent of the class.

(1)
Includes shares of common stock issuable upon the exercise of stock options exercisable within 60 days of May 27, 2022, and restricted stock units that vest within 60 days of May 27, 2022.  Such information is not necessarily to be construed as an admission of beneficial ownership.

(2)	Ownership information is based on the Forms 4 filed on Mr. McBurney and Mr. Casterton’s behalf on October 5, 2021, the most recent date as of which such information is available to the Company.

COMPENSATION OF DIRECTORS

Employees of Modine do not receive any compensation for serving on the Board.  Non-employee directors, including the Chairperson of the Board, are entitled to receive the following: an annual retainer of $85,000, payable quarterly; an additional annual retainer of $12,500 for acting as Chair of the HCC Committee, an additional annual retainer of $10,000 for acting as Chair of the Governance Committee, an additional annual retainer of $7,500 for acting as Chair of the Technology Committee, and an additional annual retainer of $15,000 for acting as Chair of the Audit Committee; reimbursement for travel, lodging, and related expenses incurred in attending Board and/or committee meetings; and travel-accident and director and officer liability insurance.

The 2020 Incentive Compensation Plan (the “2020 Incentive Plan”) gives discretion to the Board, or a committee of the Board, to grant stock options and stock awards to non-employee directors.  Under the 2020 Incentive Plan, the maximum value of stock awards that can be granted to a non-employee director per year is $300,000. The Board or the HCC Committee, as applicable, has broad discretionary authority to set the terms of awards under the 2020 Incentive Plan.  It is the current practice of the Board of Directors to evaluate compensation and make grants of unrestricted stock awards to each non-employee director on an annual basis.  For the 2022 fiscal year, non-employee directors, including the Chairperson of the Board, were entitled to receive stock awards with a value of approximately $130,000.  The Chairperson was also entitled to additional equity compensation with a value of approximately $100,000.  Consistent with this, the Company granted each non-employee director of the Company (other than the Chairperson) 8,160 unrestricted shares of stock (or restricted stock units, if a director so elected) in August 2021.  The Company granted Ms. Williams, the Chairperson, 14,437 shares of stock at the same time.  As Chairperson, Ms. Williams, among other duties, generally attends all meetings of the Board’s committees but does not receive any attendance fee for those meetings.

Directors have the option of deferring either or both of their cash fees and/or equity compensation in accordance with the Company’s Non-Employee Director Compensation Policy.  For cash compensation, the directors may elect to defer up to 100% of their annual retainer and fees into the Modine Manufacturing Company Directors Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in permitted mutual funds.  The directors’ deferred compensation accounts are unsecured obligations of the Company.  Distributions commence following termination of service as a director.

For fiscal 2022, the directors were entitled to defer their equity compensation by electing in advance to receive an award of restricted stock units rather than a grant of unrestricted shares of the Company’s common stock.  These grants of restricted stock units are immediately vested but are not distributed until a director’s termination of service or a fixed date, based upon a director’s election at the time of deferral.  Mr. Ashleman, Mr. Bills, Mr. Patterson, and Ms. Yan all elected to receive a grant of restricted stock units in lieu of a grant of unrestricted shares of the Company’s common stock for their August 2021 equity awards.

2022 Director Compensation Table

The following table sets forth compensation paid to non-employee members of the Company’s Board of Directors in fiscal 2022:

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)(2)	Change in Pension Value ($)(3)		Total ($)

Eric D. Ashleman	85,000	129,989	NA		214,989
David G. Bills (5)	63,750	129,989	NA		193,739
Charles P. Cooley	100,000	129,989	NA		229,989
Suresh V. Garimella	92,500	129,989	NA		222,489
Katherine C. Harper (6)	21,250	NA	NA		21,250
Larry O. Moore	85,000	129,989	NA		214,989
Christopher W. Patterson	97,500	129,989	NA		227,489
Marsha C. Williams	85,000	229,981	0	(4)	314,981
Christine Y. Yan	95,000	129,989	NA		224,989

(1)
In August 2021, all of the independent directors at that time, other than Ms. Williams, were granted 8,160 shares of unrestricted stock or restricted stock units.  As explained above, the Company granted 14,437 shares of unrestricted stock to Ms. Williams at the same time.  None of the directors included in the table above held any unvested stock awards as of the end of fiscal 2022.

(2)
Represents the aggregate grant date fair value of stock grants computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718.  The assumptions used to determine the value of the awards are discussed in Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended March 31, 2022.

(3)
Represents the change in pension value between the end of fiscal 2021 and the end of fiscal 2022 under the Modine Manufacturing Company Director Emeritus Retirement Plan.  The change in pension value is solely a result of the change in the interest rate used to calculate the present value of the pension benefit under the Director Emeritus Retirement Plan because no benefits otherwise continue to accrue under that plan.  The Company used discount rates of 3.9 percent and 3.2 percent, respectively, to calculate the present value of the pension benefit obligation at March 31, 2022 and March 31, 2021.

The Board of Directors adopted the Director Emeritus Retirement Plan pursuant to which any person, other than an employee of the Company, who was or became a director of Modine on or after April 1, 1992 and who retired from the Board would be paid a retirement benefit equal to the annualized sum directors were paid for their service to the Company as directors (including Board meeting attendance fees but excluding any applicable committee attendance fees) in effect at the time such director ceased his or her service as a director.  The retirement benefit continues for the period of time equal in length to the duration of the director’s Board service.  If a director dies before retirement or after retirement during such period, his or her spouse or other beneficiary would receive the benefit.  In the event of a change in control (as defined in the Director Emeritus Retirement Plan) of Modine, each eligible director, or his or her spouse or other beneficiary entitled to receive a retirement benefit through him or her, would be entitled to receive a lump-sum payment equal to the present value of the total of all benefit payments that would otherwise be payable to such director under the Director Emeritus Retirement Plan.  The retirement benefit is not payable if the director, directly or indirectly, competes with the Company or if the director is convicted of fraud or a felony and such fraud or felony is determined by disinterested members of the Board of Directors to have damaged Modine.  Effective July 1, 2000, the Director Emeritus Retirement Plan was frozen with no further benefits accruing under it.  Ms. Williams accrued pension benefits under the Director Emeritus Retirement Plan until it was frozen on July 1, 2000.

(4)	The change in pension value for Ms. Williams was $(212).

(5)	Mr. Bills resigned from the Board in January 2022.

(6)	Ms. Harper joined the Board in January 2022.

Share Ownership Guidelines - Directors

Since 2008, the Board has maintained share ownership guidelines for incumbent members of the Board of Directors.  The Board believes that in order to further align the interests of members of the Board and shareholders, members of the Board should have a meaningful personal investment in the Company.  Only shares of stock, either restricted or unrestricted, including any deferred by a director in accordance with the Company’s Non-Employee Director Compensation Policy, count toward the guideline figures.  The current guidelines generally provide that, five years after joining the Board, directors are expected to hold shares of Company stock with a value of at least five times the value of the director’s current annual cash retainer.  All directors are currently in compliance with these guidelines.  The share ownership guidelines for officers of the Company are described below in the Compensation Discussion and Analysis – Share Ownership Guidelines - Officers.

Compensation-Related Risk Assessment

In fiscal 2022, the HCC Committee assessed each element of compensation – base salary, and short- and long-term incentives – as well as other plans covering employees in international locations to determine whether any of such elements or plans promotes excessive or unreasonable risk-taking.  The HCC Committee determined that the Company’s compensation policies and practices encourage behaviors that drive the performance of the Company as a whole and balance short-term results with longer-term results in the interests of shareholders.  The HCC Committee determined that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the material components of compensation paid to Modine’s Principal Executive Officer, Principal Financial Officer, and other certain highly compensated executive officers, as described in the Summary Compensation Table on page 35.  In the discussion below, we refer to this group of executives as the NEOs. This group includes the executive officers for whom specific compensation disclosure is required under the rules of the SEC.  This group includes the following current and former executive officers:

•	Neil D. Brinker, President and Chief Executive Officer;

•	Michael B. Lucareli, Executive Vice President, Chief Financial Officer;

•	Eric S. McGinnis, President, Climate Solutions;

•	Sylvia A. Stein, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer;

•	Brian J. Agen, Vice President, Human Resources;

•	Matthew J. McBurney, Former Vice President, Building HVAC; and

•	Joel T. Casterton, Former Vice President, Heavy Duty Equipment.

Mr. McGinnis began employment with the Company effective August 9, 2022.

Mr. Casterton and Mr. McBurney ceased employment with the Company effective October 29, 2021 as the Company elected to make a change to the leadership structure of the Heavy Duty Equipment (“HDE”) organization and Building HVAC (“BHVAC”) organization, respectively.  The Company entered into a Separation Letter Agreement with Mr. Casterton dated as of October 25, 2021, which was filed as Exhibit 10.1 to the Company’s Form 10-Q for the fiscal quarter ended December 31, 2021 (the “Casterton Letter Agreement”).  The Company entered into a Separation Letter Agreement with Mr. McBurney dated as of October 30, 2021, which was filed as Exhibit 10.2 to the Company’s Form 10-Q  for the fiscal quarter ended December 31, 2021 (the “McBurney Letter Agreement”).  The Casterton and McBurney Letter Agreements both included a “Restrictive Covenant Agreement,” which entitled Mr. Casterton and Mr. McBurney to additional consideration in exchange for certain restrictions on their post-employment activities.

The compensation for the NEOs is listed in the tables on pages 35 through 42 of this Proxy Statement.

In this Compensation Discussion and Analysis, we will also explain the objectives of our compensation programs, why we pay the compensation we do, and how that fits with the Company’s commitment to provide value to our shareholders. When discussing the compensation of our CEO in this Compensation Discussion and Analysis, we are referring to the compensation of Mr. Brinker unless otherwise indicated.

Executive Summary

Executive Compensation Philosophy

The HCC Committee seeks to pay our NEOs fairly and to align executive compensation with the Company’s performance.  The HCC Committee believes this approach will enhance shareholder return over the long term.

Goals of the Executive Compensation Program

The HCC Committee seeks to help the Company achieve its short- and long-term financial goals and encourage its executive officers to act as owners of the Company.  The HCC Committee believes these goals can be accomplished through a compensation program that provides a balanced mix of cash and equity-based compensation.  Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility and sustained individual performance.  The annual short-term cash incentive is intended to reward recipients for the achievement of annual operating goals that are critical to the Company’s short-term business objectives.  The equity and performance cash portions of the compensation package provides incentives that are intended to focus executives on the Company’s long-term success, align the executives’ returns with those of shareholders, encourage long-term retention, and reward the executives for the Company’s superior long-term performance.

Alignment of Objectives/Fiscal 2022 Financial Performance and Strategic Highlights

The HCC Committee believes the structure of its executive compensation program is aligned with the Company’s overall performance in fiscal 2022.  In fiscal 2022, among other things:

•
Mr. Neil D. Brinker completed his first full year as the Company’s President and Chief Executive Officer and a member of its Board in December 2021.  Mr. Brinker’s commitment to operational excellence and his diverse experience, along with success executing profitable growth strategies, have already established a strong foundation for the Company’s transformation;

•	Mr. Brinker laid out a vision for the Company driven by market-based verticals and led by general managers empowered to make decisions with full accountability for results;

•
The Company continued to drive change by applying 80/20 principles to its businesses, using data analytics in order to focus its resources on products and markets with the highest growth and best returns to increase the value of the Company;

•
Operating income of $119.2 million increased $216.9 million from the prior year, primarily due to impairment charges related to the Automotive segment recorded in the prior year and the reversal of a portion of those charges in the current year;

•
Despite challenging economic conditions, the Company reported net sales of $2,050.1 million, an increase of 13 percent from the prior year, which was primarily driven by higher sales in the HDE, Commercial and Industrial Solutions (CIS), and BHVAC segments, partially offset by lower sales in the Automotive segment due primarily to the sale of the air-cooled automotive business, and the impact of the ongoing semiconductor shortage on automotive production volumes;

•	In the current inflationary environment, the Company reported Adjusted EBITDA of $158.8 million (a decrease of $6.0 million from the prior year); and

•
The Company achieved $11.5 million of cash flows from operating activities and $(28.8) million of free cash flow.  Negative free cash flow for fiscal 2022 primarily resulted from unfavorable net changes in working capital and higher capital expenditures compared to the prior year.

For a reconciliation of adjusted EBITDA, adjusted earnings per share, and free cash flow, which are non-GAAP financial measures, to the most directly comparable GAAP financial measures, please see the financial tables included in Exhibit 99.1 to the Current Report on Form 8-K furnished to the SEC by Modine on May 25, 2022.

Fiscal 2022 Compensation Highlights

The HCC Committee’s actions in fiscal 2022 included the following:

•
Set CEO and CFO compensation at or near the median of Modine’s Compensation Peer Group and the median of a broad survey of manufacturing companies, weighted equally, and compensation for the other NEOs at or near the median of a broad survey of manufacturing companies in order to meet its objective of offering competitive compensation, utilizing an analysis provided by Farient.

•
Approved Free Cash Flow Margin (“FCF%”) and Adjusted EBITDA Growth as the equally-weighted performance metrics in the Management Incentive Plan (“MIP”) (the short-term cash bonus plan) for fiscal 2022.  These performance goals drive alignment of management and shareholders’ interests both as a measure of capital efficiency and in achieving our earnings growth targets.

•
Approved Average Cash Flow Return on Invested Capital (“Cash Flow ROI”) and Average Annual Adjusted EBITDA Growth as the performance metrics for the Long-Term Incentive Plan (the “LTIP”) for fiscal 2022 to incentivize meeting and exceeding the Company’s operating performance goals over the three-year performance cycle.  The two metrics are designed to focus management on key metrics and provide a compelling long-term incentive plan with carefully selected standards, mitigating risk by avoiding short-term gains at the expense of the long-term health of the Company.  The long-term pay orientation of the Company’s compensation system (compensation mix and time horizon of the LTIP) appropriately reflects the capital-intensive nature, the investment time horizon and customer planning time horizon (i.e., long-term orders and partnering for end-product production) of the business.

•
Reviewed the composition of the Company’s Compensation Peer Group used for CEO and CFO compensation as well as overall executive pay program design and the Performance Peer Group used for company performance comparisons.

•	Conducted a risk assessment of the Company’s compensation practices and found no evidence of unreasonable risk taking in the Company’s compensation plans and arrangements.

•	Reviewed the Company’s succession plan for each executive officer and other key employees of the Company.

•	Established compensation for the Board of Directors, utilizing analysis provided by Farient.

•	Reviewed the Company’s guidelines regarding stock ownership requirements for Company officers and members of the Board of Directors and confirmed compliance therewith.

•	Reviewed regulatory, shareholder and market changes, including governance best practices as applicable to the Company.

•
Updated the HCC Committee Charter to assume certain ESG oversight to review and approve the Company’s initiatives, metrics, and disclosures concerning human capital management and other “social” policies and practices, including but not limited to key policies and strategies for recruiting, retention, career development and progression, employee engagement, management succession, diversity, equity and inclusion (DEI), pay equity, employment practices and culture.

•
Reviewed status of equity expenditure under the 2020 Incentive Plan, the 2017 Incentive Compensation Plan, and the Amended and Restated 2008 Incentive Compensation Plan (collectively, the “Incentive Plans”).

•	Reviewed CEO pay-for-performance alignment, utilizing analysis provided by Farient.

•	Reviewed strategic human capital and compensation topics including talent assessment processes, organizational design and key talent additions in support of the Company’s transformation.

Shareholder Advisory Vote on Executive Compensation

A nonbinding advisory vote on the compensation of the Company’s NEOs received the affirmative vote of over 93% of the shares represented at the 2021 Annual Meeting of Shareholders, demonstrating very strong support for the Company’s executive compensation program. Nonetheless, the Company and HCC Committee are mindful of the results of the shareholder advisory vote and take the vote into consideration when determining and evaluating the Company’s executive compensation philosophy, program and disclosure.  For example, the Company has continued its ongoing efforts to be fully transparent about the link between pay and performance in its Pay for Performance discussion immediately below.  In addition, during one-on-one conversations, sponsored road shows and other regular communications with shareholders, the Company routinely discusses its performance in the context of underlying incentive compensation metrics and emphasizes management’s active use of those same metrics in the Company’s daily operations.

Pay for Performance

The HCC Committee believes that the Company’s compensation program should encourage management to create long-term, sustained value for shareholders and to act like owners of the Company. To achieve this objective, the compensation program is designed to balance short- and long-term considerations while rewarding management in a way that reflects the Company’s performance over time. The HCC Committee further supports this objective with a strong pay-for-performance philosophy.

The key elements of the Company’s executive compensation program that support the pay-for-performance philosophy include:

•
A median compensation positioning strategy that targets total pay as well as each element of compensation at the median of the market, and allows actual compensation to vary from the median based on higher or lower performance, i.e., above median for above-market performance and below median for below-market performance;

•	A significant portion of compensation tied to performance, including short-term and long-term incentives tied to strong financial/operational performance;

•	Use of measures of performance for incentives that balance strong growth and returns and provide a direct link to shareholder value over time;

•	A significant weighting on long-term incentives, particularly performance stock or performance cash; and

•	Share ownership guidelines (described on page 33), requiring that executives be meaningfully invested in the Company’s stock, and therefore be personally invested in the Company’s performance.

As has been the case in previous years, in fiscal 2022, the HCC Committee requested that Farient, the HCC Committee’s independent compensation consultant, assess the relationship between our executive compensation and performance over time, with particular focus on the CEO.

To conduct this analysis, Farient used its alignment methodology to test whether the Company’s Performance-Adjusted CompensationTM (“PAC”TM) is: (1) reasonable for the Company’s revenue size, industry group and total shareholder return (“TSR”) performance; and (2) sensitive to the Company’s TSR over time, given that TSR is an objective, transparent measure that shareholders generally rely upon when conducting a long-term pay-for-performance evaluation. PAC measures compensation outcomes after performance has occurred, rather than target compensation, which represents “expected” compensation before performance has occurred. Farient compared the CEO’s PAC (including actual salary, actual short-term incentive awards, and performance-adjusted long-term incentive values) over rolling 3-year periods to TSR for the same rolling 3-year periods, and tested the results against those same variables for companies in the industry groups that are most relevant to Modine, namely Capital Goods and Automobiles and Components. The Company’s PAC was then compared to a range of values, as indicated by the upper and lower boundaries on the chart below. This range reflects reasonable compensation outcomes, as determined by the companies in the relevant industries, for the performance achieved. All PAC values on the chart, current and historical, for both the Company as well as for the companies in the relevant industry groups, are adjusted to reflect the Company’s current size of approximately $2.1 billion in revenue.

Farient’s analysis of the Company’s pay for performance indicates that the CEO’s compensation historically has been and continues to be strongly aligned with the Company’s performance and shareholder interests in that it is both reasonable and closely correlated to Company performance over time. Farient reached this conclusion, with which the HCC Committee agreed, because the data points for the Company’s CEOs have historically been below the upper boundary, which indicates reasonable compensation, and because the PAC generally moves up as performance rises, and generally moves down as performance falls. PAC for Mr. Brinker in 2022 did not include any amount with respect to the fiscal 2022 MIP since the underlying performance goals were not achieved, nor any payout for the fiscal 2020-2022 performance stock awards cycle as he was not an employee of Modine at the time of the grant.

Market Benchmarking of Executive Pay

The HCC Committee has historically used a peer group, to which we refer in this proxy statement as the “Compensation Peer Group”, to target total pay and each element of compensation at the median of such Compensation Peer Group and at the median of a broad survey of manufacturing companies, weighted equally, for the CEO and CFO. For the other NEOs, the HCC Committee has used a broad survey of manufacturing companies to target total pay and each element of compensation  at the median of that survey and uses such survey data because the publicly available Compensation Peer Group information does not provide adequate data for such other NEO positions.  The HCC Committee believes that targeting the median is an objective way of ensuring that the Company’s executive compensation practices are competitive and reasonable relative to the broader market.  Actual pay may vary from the median based on differences in individual performance, job responsibilities, tenure and experience for the individuals being compared, as well as based on actual performance of the Company.

In addition, the HCC Committee, starting with fiscal 2021, has also used a larger peer group, to which we refer in this proxy statement as the “Performance Peer Group”, to evaluate long-term financial performance data and as a goal-setting reference.   All companies in the Compensation Peer Group are also included in the Performance Peer Group.

Use of Peer Groups

Compensation Peer Group

During fiscal 2022, the HCC Committee reviewed the composition of the Compensation Peer Group.  As a group, these peers have characteristics and markets similar to those of the Company.  These characteristics and markets are as follows:

•
U.S.-headquartered companies traded on major U.S. exchanges involved in these industries: industrial machinery; construction machinery and heavy trucks; agriculture and farm machinery; auto parts and equipment; electrical components and equipment; and building products (HVAC-related);

•
Companies with revenue between $700 million and $4.5 billion (approximately 0.4 to 2.5 times Modine’s revenue of $1.8 billion at the time of the peer group review), with proxy pay data size adjusted to approximate pay for a company with revenue of $1.8 billion as estimated at the time of the executive pay benchmarking; and

•	Technology-intensive companies with a strong focus on OEM suppliers, distributed product expertise and global industrial customers in the vehicular and industrial/commercial (e.g., HVAC&R) arena.

Based on its review, the HCC Committee utilized the same composition of the Compensation Peer Group as presented in the 2021 proxy statement.

The following is the Company’s current Compensation Peer Group:

Allison Transmission Holdings, Inc.	Hubbell Incorporated	Standex International Corporation

Commercial Vehicle Group, Inc.	Lennox International Inc.	Stoneridge, Inc.

Donaldson Company, Inc.	Meritor, Inc.	Titan International, Inc.

Enerpac Tool Group Corp.	Mueller Industries, Inc.	Welbilt, Inc.

EnerSys Inc.	Regal-Beloit Corporation	Woodward Inc.

Harsco Corporation	SPX Corporation

The HCC Committee uses the publicly available Compensation Peer Group data to assist in the evaluation of the:

•	Compensation levels of the Company’s CEO and CFO; and

•	Company’s compensation practices.

Performance Peer Group

During fiscal 2022, the HCC Committee also reviewed the composition of the Performance Peer Group that it uses to evaluate and set performance goals.  This group consists of approximately 80 companies, generally in the vehicle and capital goods manufacturing industries and generally with revenues between $750 million and $5.0 billion, which includes all of the companies in the Compensation Peer Group.  Minor adjustments were made to this group in fiscal 2022, generally to remove companies that were acquired or involved in bankruptcy proceedings, and to add new companies that were not previously on the list.  The Performance Peer Group is compiled through a collaboration between the Company’s Finance department and Farient from a group of companies that are used for other Company performance benchmarking purposes, with the final composition of the Performance Peer Group subject to approval of the HCC Committee. For both fiscal years 2021 and 2022, the performance goal data gathered from the Performance Peer Group has not resulted in a change to the goal metrics used by the HCC for the MIP or the LTIP.

Use of Compensation Survey Data

The HCC Committee used the 2020 Mercer U.S. Executive Benchmark Database (the “Database”), which compiles data of manufacturing companies with revenues between approximately $1.0 billion and $2.5 billion to evaluate competitive pay levels of certain corporate officers and other key employees in addition to those of the CEO and CFO, and with revenues approximating each business unit to evaluate competitive pay levels of certain officers and other key employees who are heads of business units.  Survey pay data was size adjusted to approximate pay for an approximately $1.8 billion revenue company at the time of benchmarking for corporate officers and key corporate employees, and to approximate pay for business units with revenue similar to those of Modine’s business units for officers and key employees who are heads of business units.  Mercer did not identify, and the HCC Committee was not aware of, the identities of the companies whose information is reflected in the Database.  The HCC Committee recognizes that the Company attracts employees from a broad range of companies and its comparison data reflects that fact.  The HCC Committee does not use the survey data in a formulaic manner.  If the compensation of a particular NEO is substantially greater or less than the median in the survey for the same position, the HCC Committee takes the survey information into account when setting base salary, short-term and long-term incentive target values, but also exercises its discretion, taking into consideration the individual’s performance, tenure, experience and changes in job responsibilities.

The overall resulting pay positioning for the corporate officers and other key employees as a group is slightly below the median of the market data as defined above.

Description of Executive Compensation Program

The HCC Committee sets the compensation philosophy at Modine in a manner intended to promote the Company’s achievement of its short- and long-term financial goals and encourage its executive officers to act as owners of the Company.  In addition, the HCC Committee focuses on attracting and retaining employees who are qualified, motivated and committed to excellence.  The HCC Committee believes these goals can be accomplished through a compensation program that provides a balanced mix of cash and equity-based compensation.  Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility and sustained individual performance.  The short-term cash incentive is intended to reward the recipients for achievement of annual operating goals that are critical to the Company’s short-term business objectives.  The long-term portion of the compensation package provides incentives that are intended to focus executives on the Company’s long-term success, align the executives’ returns with those of shareholders, encourage long-term retention, and reward executives for the Company’s superior long-term performance.

The HCC Committee’s actions are guided by the following principles:

•	Compensation is a primary factor in attracting and retaining employees, and the Company can only achieve its goals if it attracts and retains qualified and highly skilled people;

•
All elements of executive compensation, including base salary, targeted annual incentives (cash-based), and targeted long-term incentives (both equity- and cash-based), are set to levels that the HCC Committee believes ensure that executives are fairly, but not excessively, compensated;

•	Strong financial and operational performance is expected, and shareholder value must be preserved and enhanced over time;

•
Compensation must be linked to the interests of shareholders and the most effective means of ensuring this linkage is by granting equity incentives such as stock awards, stock options and performance stock or cash awards;

•
Beginning with fiscal year 2022, the Company began using 80/20 principles to reduce complexity, improve pricing discipline and improve segment profitability. This was a shift away from our historical focus on the Company as a whole, without analyzing and adjusting for the different operating units of the Company.  To better align incentive compensation with the new structure, the HCC Committee approved a change to the fiscal 2023 MIP, which has been designed to develop segment-specific incentive plans, and a corporate-wide plan for the Company’s corporate functional employees; and

•
The executive compensation program should reflect the economic condition of the Company, as well as Company performance relative to the Performance Peer Group companies, so that in a year in which the Company underperforms, the compensation of the executive officers should be lower than in years when the Company is achieving or exceeding its objectives.

As reflected in this Compensation Discussion and Analysis, the HCC Committee believes the compensation program is aligned with these principles.

Treatment of the CEO

The CEO participates in the same programs and receives compensation generally based upon the same factors as the other NEOs.  However, the level of the CEO’s compensation is even more heavily dependent upon the Company’s performance than the compensation of other NEOs.  Mr. Brinker’s overall compensation reflects a greater degree of policy- and decision-making authority and a higher level of responsibility for the strategic direction and financial and operational results of the Company.  Given the President and Chief Executive Officer’s key role in policy- and decision-making, the HCC Committee believes that the CEO’s compensation should be weighted more heavily toward long-term incentive awards so the CEO’s compensation more directly correlates with the Company’s performance.

Elements of Executive Compensation for Fiscal 2022

The following is a summary of the elements of the Company’s executive compensation program:

Pay Element	Competitive Positioning	Program Objectives	Time Horizon	Performance Measures for Fiscal 2022

Base Salary	Compares to 50th percentile, but use of judgment to determine actual pay	Attract and retain key personnel; reward for individual performance	Annual	Individual performance Length of time in the position and overall experience Consistency of performance Changes in job responsibility

Management Incentive Plan		Motivate and reward for achieving objectives	Annual	FCF% (50%) Adjusted EBITDA Growth (50%)

Long-Term Incentive Plan (% of total Long-Term Incentive Plan Value)	Compares to 50th percentile, but use of judgment to determine actual pay

Performance Cash Awards (45%)		Align executive’s returns with those of shareholders Encourage long-term retention Reward for superior long-term performance	3-year performance period with payout upon results certification	Three-year average Cash Flow ROI (50%) Three-year Average Annual Adjusted EBITDA Growth (50%)

Retention Restricted Stock Unit Awards (35%)		Reward employees for their continued commitment to the Company	4-year ratable vesting starting on 1st anniversary of grant	Retention

Stock Options (20%)		Focus executives on driving long-term performance	4-year ratable vesting starting on 1st anniversary of grant (10 year term)	Stock price appreciation

Base Salary

Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility and sustained individual performance.  Individual performance, based upon achievement of annual performance objectives and demonstration of leadership behaviors as reflected in each employee’s performance development plan, is a key component in determining base salary and any adjustments to base salary, and is a subjective determination made by the HCC Committee and, for the NEOs other than the CEO, the CEO.  The determination of base salary affects every other element of executive compensation because all of the other components, including short-term, performance-based awards, long-term incentive compensation payouts, retirement benefits and severance, are based on the amount of the individual’s base salary.  The HCC Committee annually reviews base salaries of the NEOs to ensure that the compensation levels are aligned with the HCC Committee’s principles, based on individual responsibility, performance and job scope.

The HCC Committee increased each NEO’s (other than Mr. McGinnis and Mr. McBurney) base salary in fiscal 2022.  The percentage increase for each NEO was based upon both subjective and objective criteria, including the individual performance of each NEO, the length of tenure in their current positions, and their respective compensation relative to the market midpoint for their respective functions.

The table below illustrates the base salary for each NEO in fiscal 2022, with increases effective in July 2021.

Name	Prior Salary	Fiscal 2022 Approved Base Salary	Percent Increase

Mr. Brinker	$800,000	$835,000	4.4%
Mr. Lucareli	$470,000	$525,000	11.7%
Mr. McGinnis	NA	$415,000	NA
Ms. Stein	$363,000	$381,000	5.0%
Mr. Agen	$339,000	$356,000	5.0%
Mr. McBurney	$342,000	$342,000	0.0%
Mr. Casterton	$341,000	$351,500	3.1%

CEO Base Salary

For Mr. Brinker, the Governance Committee, working with the HCC Committee, evaluated his individual performance as the Company’s CEO by evaluating the achievement of his performance development plan goals.  Following discussion with the CEO, the HCC Committee recommended the CEO’s base salary to the Board of Directors based upon this evaluation.

Short-Term, Performance-Based Cash Award

The Management Incentive Plan (the “MIP”) is Modine’s broadly applicable short-term, performance cash award plan designed to motivate and reward the Company’s leaders.  All NEOs participate in the MIP.  The HCC Committee’s objectives for the MIP are to encourage continuous (short-term) operational improvements with metrics that also drive total shareholder return.  The HCC Committee believes the MIP metrics should be challenging, but achievable, and well-defined so they are understood by the MIP participants and, accordingly, actively drive results.

The HCC Committee approved the use of two independent and equally-weighted performance goals for the fiscal 2022 MIP.  As in fiscal 2021, the MIP continued to use the FCF% metric and the Adjusted EBITDA Growth metric for the fiscal 2022 MIP. For purposes of the MIP, FCF% is equal to Adjusted Free Cash Flow, which is “Net cash provided by operating activities,” less “Expenditures for property, plant and equipment,” plus or minus Permitted Adjustments, with such Adjusted Free Cash Flow divided by “Net Sales,” all as reported externally for the Company’s financial statements. Adjusted EBITDA Growth is the simple arithmetic percentage change in Adjusted EBITDA for fiscal 2022 less Adjusted EBITDA for fiscal 2021, with that amount divided by Adjusted EBITDA for fiscal 2021. Adjusted EBITDA represents “Operating Income” plus “Depreciation and Amortization Expenses”, both as reported for the Company’s audited financial statements, plus or minus Permitted Adjustments. Permitted Adjustments include restructuring-related expenses, acquisition- and divestiture-related costs and adjustments and certain other gains and charges. The impact of the adoption of new U.S. GAAP accounting standards and significant changes in the Company’s accounting methods is another Permitted Adjustment. The Committee has negative discretion to disregard any Permitted Adjustments if disregarding any of them would result in a reduction of payment. In addition, the HCC Committee has negative discretion to reduce the amounts otherwise payable under the MIP but may not increase such amount.

The HCC Committee chose to use the FCF% metric because it aligns management incentives with shareholder interests; is a measure of capital efficiency, including capital spending and working capital management.  The HCC Committee chose to use the Adjusted EBITDA Growth metric to incentivize increased earnings and shareholder return.  The HCC Committee considered the Company’s business plan, as well as eight years of historical performance results for Modine and the Performance Peer Group companies when setting the FCF% and Adjusted EBITDA Growth goals. As a result, for the fiscal 2022 MIP, with respect to the FCF%, the HCC Committee maintained the Threshold, Target and Maximum goals at 1.5%, 4.5% and 7.5%, respectively.  With respect to Adjusted EBITDA Growth, the HCC Committee maintained the Threshold, Target and Maximum goals at 2%, 6% and 12%, respectively.  The HCC Committee maintained payout percentages for each goal at the same levels as for the fiscal 2021 MIP.

The specific levels for the MIP metrics for fiscal 2022 were as follows:

	Weight	Threshold	Target	Maximum	Actual
FCF%	50%	1.5%	4.5%	≥7.5%	-0.4%
Adjusted EBITDA Growth	50%	2%	6.0%	≥12%	-4.4%
Payout as a % of Target	N/A	10%	100%	200%	0%

Assuming Threshold achievement for each metric, each of the NEOs would receive 10 percent of the Target amount.  Assuming Maximum level achievement for each metric, each of the NEOs would receive 200 percent of the Target amount.  The Company pays amounts between the Threshold and Target and/or between Target and Maximum levels on a linear basis for achievement above Threshold and below Maximum.

Assuming achievement of the Target level for each metric, the NEOs would receive the following percentages of base salary:

MIP Target Payout for NEOs (Percentage of Base Salary)
Mr. Brinker	100%
Mr. Lucareli	70%
Mr. McGinnis	60%
Ms. Stein	60%
Mr. Agen	60%
Mr. McBurney	60%
Mr. Casterton	60%

As described above, for purposes of the MIP metrics, the Company’s FCF% and Adjusted EBITDA Growth for fiscal 2022 were both negative.  As a result, no payout was achieved under the fiscal 2022 MIP.

Long-Term Incentive Compensation

The long-term incentive element of the Company’s executive compensation program is intended to attract, retain and motivate key employees who directly impact the performance of the Company over a timeframe greater than a year.  Long-term compensation may be equity or cash-based, or a combination of each, and in any event, is structured so that the interests of the Company’s executive officers and other key employees are directly aligned with the interests of shareholders.  The long-term portion of the compensation package provides an incentive that rewards superior long-term performance and provides financial consequences for underperformance.

Performance Stock under the Long-Term Incentive Plan for Performance Period Ending in 2022

The performance period for Performance Stock under the long-term incentive compensation plan initiated in May 2019 was completed as of March 31, 2022.  The amount of the potential award varied based upon the achievement of Threshold, Target or Maximum performance levels.  The Company used two measures to determine payouts – three-year average Cash Flow ROI and three-year Average Annual Revenue Growth  (“Revenue Growth”).  For purposes of the LTIP, Cash Flow ROI means Adjusted Free Cash Flow (as defined with respect to MIP, above), plus cash interest, which is cash paid for interest expense related to outstanding debt, with the total amount divided by average capital employed.  The calculation of Cash Flow ROI is based on a three-year average Cash Flow ROI for fiscal 2020 through fiscal 2022 with average capital employed determined over five points (i.e., the last day of each fiscal quarter and prior fiscal year-end). Revenue Growth is the simple three-year average of the Company’s annual change in revenue over the performance period, as reported for the Company’s audited financial statements. Each metric for performance stock awards is calculated independently of the other metric, and each was weighted at 50 percent of the total award.  The Threshold performance goal was the minimum performance goal that must have been achieved by the Company for the NEOs to earn shares of common stock.

The performance goals for the LTIP metrics for performance stock awards for the period ending in fiscal 2022 were set in May 2019 and took into account the long-term performance of the Compensation Peer Group, which was the comparator group at that time.  The performance goals were as follows:

	Weight	Threshold	Target	Maximum	Actual
Cash Flow ROI	50%	7%	10.5%	≥14%	9%
Average Annual Revenue Growth	50%	3%	8.0%	≥13%	-2%
Payout as a % of Target	N/A	10%	100%	200%	31%

For the performance period ended in fiscal 2022, the Company’s three-year average Cash Flow ROI was 9 percent, which resulted in a payout equal to 62 percent of Target for the Cash Flow ROI metric.  The Company’s Revenue Growth was negative, and therefore no payout was earned for the Revenue Growth metric.  Overall, both metrics were weighted equally, and the payout under the LTIP for the Performance Stock was 31 percent of the Target for the total award.  As part of their Restrictive Covenant Agreements entered into at the time of their termination, Mr. Casterton and Mr. McBurney received a pro-rated (based on months of service during the performance period) payout of Performance Stock, based on actual performance, equal to 31 percent of the Target for the total award, under the Long-Term Incentive Plan for the performance period ending in fiscal 2022.

Grants under the Long-Term Incentive Plan for Plan Commencing in Fiscal 2022 and Ending in Fiscal 2024

As it did in fiscal 2021, in fiscal 2022 the HCC Committee approved long-term performance grants as a percentage of base salary and included the use of performance cash awards as part of the Company’s long-term incentive compensation plan.   For fiscal 2022, the Company’s long-term incentive plan included:

Performance Cash Awards (45 percent of long-term incentive dollars at Target).  Performance cash is earned by achieving corporate financial goals over a three-year period (ending March 31, 2024) and will be paid after the end of that three-year period.  Payout levels vary based upon the achievement of Threshold, Target or Maximum goals in each of the Cash Flow ROI and Average Annual Adjusted EBITDA Growth metrics, as described below.  Once earned, the performance cash awards are not subject to any restriction.  Determinations of the achievement of performance goals for the performance cash awards are not made until the Company’s audited financial statements covering the last year in the performance period are completed and the results for the fiscal year are announced publicly.

Stock Options (20 percent of long-term incentive dollars at Target).  The HCC Committee believes that stock options focus executives on driving long-term performance.  Stock options have an exercise price equal to the fair market value of the common stock on the effective date of the grant so recipients recognize a value only if and to the extent that the value of the common stock increases.  The stock options granted in fiscal 2022 vest in four equal annual installments commencing on the first anniversary of the effective date of the grant.  The stock options expire ten years from the date of grant.

Retention Restricted Stock Unit Awards (35 percent of long-term incentive dollars at Target).  Retention restricted stock unit awards reward employees for their continued commitment to the Company.  The Company grants the employees restricted stock units which vest in four equal annual installments commencing on the first anniversary of the effective date of the grant.

The HCC Committee adjusted the relative percentages among certain components of the LTIP grants for fiscal 2022, decreasing retention restricted stock unit awards from 40 percent to 35 percent of long-term incentive dollars at Target, and increasing performance cash awards from 40 percent to 45 percent of long-term incentive dollars at Target. The HCC made this adjustment to increase the emphasis on the Company’s long-term performance and better align the Company with prevailing market practices.

As in fiscal 2021, the HCC Committee continued to utilize the Cash Flow ROI metric for the award of performance cash awards, but the HCC Committee replaced the Revenue Growth metric with an Average Annual Adjusted EBITDA Growth metric over the three-year performance period.  That replacement occurred to shift the focus from a revenue-based approach to an earnings-based approach as the HCC Committee believed incentivizing earnings at this time is more appropriate.  These two metrics drive alignment of management and shareholders’ interests both as a measure of capital efficiency and free cash flow generation and in achieving the Company’s earnings growth targets.  Each metric for performance cash awards is weighted at 50 percent and is calculated independently of the other metric.  The Threshold performance goal is the minimum performance goal that must be achieved by the Company for the participants to earn cash pursuant to a performance cash award.

For purposes of the LTIP, Cash Flow ROI has the same meaning set forth in the section above titled Performance Stock under the Long-Term Incentive Plan for Performance Period Ending in 2022, provided the calculation of such metric will be based on a three-year period beginning with fiscal 2022 and ending with fiscal 2024. Average Annual Adjusted EBITDA Growth means the simple three-year average of Adjusted EBITDA Growth during the fiscal 2022 to fiscal 2024 performance period. Adjusted EBITDA Growth is calculated as set forth in the section above titled Short-Term, Performance-Based Cash Award.

For the fiscal 2022 through fiscal 2024 LTIP, the HCC Committee considered the Company’s business plan as well as seven years of historical performance results for Modine and the Performance Peer Group when setting the Cash Flow ROI and Average Annual Adjusted EBITDA Growth goals.  As a result, the HCC Committee made no adjustments to the Threshold, Target or Maximum levels, or the payout percentages, compared to the fiscal 2021 through fiscal 2023 LTIP, for Cash Flow ROI.  However, because the HCC Committee utilized the Average Annual Adjusted EBITDA Growth metric, the HCC Committee set the Average Annual Adjusted EBITDA Growth Threshold, Target and Maximum goals at 2%, 7% and 12%, respectively.  The HCC Committee set the payout percentages for Average Annual Adjusted EBITDA Growth to the same level as the payout percentages for fiscal 2021 with respect to the Revenue Growth metric.  The goals at the Threshold, Target, and Maximum levels are intended to incentivize participants to achieve the Threshold level and strive for greater performance beyond the Threshold level.

The specific three-year performance goals for the LTIP metrics for performance cash awards granted in fiscal 2022 are as follows:

	Threshold	Target	Maximum
Cash Flow ROI	7%	10.5%	≥14%
Average Annual Adjusted EBITDA Growth	2%	7%	≥12%

The specific levels of performance cash award metrics are set forth below:

Performance	Cash Flow ROI (50%)	Average Annual Adjusted EBITDA Growth (50%)
Threshold	10% of Target Awards	10% of Target Awards
Target	100% of Target Awards	100% of Target Awards
Maximum	200% of Target Awards	200% of Target Awards

If actual Cash Flow ROI or Average Annual Adjusted EBITDA Growth for the performance period is between Threshold and Target and/or between Target and Maximum, the amount of performance cash earned will be determined on a linear basis.  In the event that either the Company’s actual Cash Flow ROI or Average Annual Adjusted EBITDA Growth does not meet the Threshold for the performance period, no performance cash will be earned under that performance cash award metric.  In the event that either the Company’s actual Cash Flow ROI or Average Annual Adjusted EBITDA Growth exceeds the Maximum for the performance period, only the Maximum percentage of the Target amount of performance cash for that metric will be earned.  Notwithstanding the foregoing, the HCC Committee retains the discretion to decrease the amount of performance cash earned under the LTIP.

The Company uses Cash Flow ROI (a measure indicative of the cash flow return and efficiency of invested capital) to evaluate its financial performance, so the HCC Committee used the Cash Flow ROI metric to incentivize management to continue to improve the Company’s financial performance.  Similarly, because Average Annual Adjusted EBITDA Growth is a key measure of growth of the earnings of the Company, the HCC Committee used the Average Annual Adjusted EBITDA Growth metric to incentivize management to create additional shareholder value through increased earnings of the Company.  For both metrics, the HCC Committee set the Threshold level at what it believed to be an acceptable return and set the Maximum level at what it believed to be exceptional performance with each corresponding to an appropriate competitive payout level.  Achievement and payout for each measure is calculated and paid out independently of the other measure.

As mentioned above, the HCC Committee and, for Mr. Brinker, the Board, approves the grants for each NEO under the long-term incentive plan as a percentage of base salary.  Assuming achievement of the Target level for each metric under the performance cash awards, the NEOs would receive the following percentages of base salary in total grants under the long-term incentive plan approved in fiscal 2022:

LTIP Target Payout for NEOs (Percentage of Base Salary)
Mr. Brinker	250%
Mr. Lucareli	175%
Mr. McGinnis	100%
Ms. Stein	110%
Mr. Agen	90%
Mr. McBurney	100%
Mr. Casterton	100%

Mr. Lucareli’s percentage returned to 175% in fiscal 2022 (down from 200% in fiscal 2021) following the end of his services as interim President and Chief Executive Officer during fiscal 2021.  Ms. Stein’s and Mr. Agen’s percentage was increased by the Board from 100% to 110% and 80% to 90%, respectively. These increases were made to better align Ms. Stein’s and Mr. Agen’s target payouts with the midpoint of market for their respective positions. The percentages for the remaining NEOs (except for Mr. McGinnis who was hired in fiscal 2022) were unchanged from those for fiscal 2021. The table below sets forth the number of shares subject to stock options and the number of restricted stock units issued to each NEO in fiscal 2022 as well as the value of performance cash that would be earned upon achievement of each of the long-term incentive plan metrics on March 31, 2024:

			Performance Cash Awards
	Shares Subject to Stock Options (#)	Shares of Restricted Stock Units (#)	Threshold	Target	Maximum
Mr. Brinker	44,439	41,069	$93,938	$939,375	$1,878,750
Mr. Lucareli	19,558	18,075	$41,344	$413,438	$826,876
Mr. McGinnis (1)	8,284	7,673	$12,450	$124,500	$249,000
Ms. Stein	8,922	8,245	$18,860	$188,595	$377,190
Mr. Agen	6,821	6,304	$14,418	$144,180	$288,360
Mr. McBurney (2)	7,504	6,935	$15,863	$158,625	$317,250
Mr. Casterton (2)	7,483	6,915	$15,818	$158,175	$316,350

(1)	Awards made to Mr. McGinnis under the LTIP for fiscal 2022 were prorated based on his hire date of August 9, 2021.

(2)
In connection with Mr. Casterton’s and Mr. McBurney’s October 2021 exits from Modine, and in accordance with the terms of the Casterton and McBurney Letter Agreements, all grants made to Mr. Casterton and Mr. McBurney pursuant to the LTIP commencing in fiscal 2022 have been forfeited.

In addition to the above-described awards, Mr. McGinnis was awarded certain retention restricted stock unit awards, an option award and performance cash awards (collectively, the “Make Whole Awards”) pursuant to his offer of employment to make him whole with respect to certain unvested incentive compensation that was forfeited upon the termination of employment with his prior employer in order to join Modine.  Pursuant to Mr. McGinnis’s offer of employment, the Make Whole Awards were issued subject to Modine’s standard agreements for retention restricted stock unit awards and performance cash awards; provided, however, Mr. McGinnis is required under the terms of his offer of employment to repay any Make Whole Awards received or paid if he voluntarily terminates employment or if his employment is terminated for cause, in either case, within twelve (12) months of his employment start date.  The Make Whole Awards consisted of the following:

Retention Restricted Stock Units
Grant Date	Units Granted	Vesting Schedule
August 25, 2021	18,894	50% on 2/18/22 and 2/18/23
August 25, 2021	12,936	33% on 2/23/22, 2/23/23, and 2/23/24
August 25, 2021	17,143	100% on 5/8/22
August 25, 2021	13,867	50% on 8/25/22 and 8/25/23

Incentive Stock Options
Grant Date	Options Granted	Vesting Schedule
August 25, 2021	12,269	33% on 2/23/22, 2/23/23, and 2/2/24

Performance Cash (Fiscal 2021-Fiscal 2023)
	Cash Flow ROI (50%)	Average Annual Revenue Growth (50%)	Payout Level	Potential Payout Amount*
Threshold	7.0%	3.0%	10% of Target	$20,507
Target	10.5%	8.0%	100% of Target	$205,070
Maximum	≥14.0%	≥13.0%	200% of Target	$410,140
* This column shows the portion of that Target amount that could become payable assuming the threshold, target, and maximum levels of performance for each metric.

Performance Cash (Fiscal 2022-Fiscal 2024)
	Cash Flow ROI (50%)	Average Annual Adjusted EBITDA Growth (50%)	Payout Level	Potential Payout Amount*
Threshold	7.0%	2.0%	10% of Target	$14,650
Target	10.5%	7.0%	100% of Target	$146,498
Maximum	≥14.0%	≥12.0%	200% of Target	$292,996

* This column shows the portion of that Target amount that could become payable assuming the threshold, target, and maximum levels of performance for each metric.

Executive Compensation in Fiscal 2023

The HCC Committee approved a fiscal 2023 MIP program including three distinct incentive plans – one corporate-wide plan for the corporate leadership team, and two segment-specific plans, one each for our newly formed Climate Solutions and Performance Technologies businesses.

Executive leadership at the segment level will participate in both the Corporate Plan and the appropriate segment-specific plan (with participation in each plan weighted equally 50/50), while all other participants will be assigned to the appropriate Business Segment or Corporate plan.

The Corporate and Business Segment Plans are subject to the Company’s 2020 Incentive Compensation Plan, and have two equally-weighted performance metrics: Adjusted EBITDA Margin (%) and Adjusted EBITDA Growth, with each accounting for 50%.  This focus on earnings growth and margin growth fully aligns these incentive plans with the key priorities of the Company’s 80/20 principles. In addition, the HCC Committee believes that these two measures are closely correlated with Total Shareholder Return, aligning the Company’s MIP measures with shareholder interests.

Adjusted EBITDA Growth is defined above and will be determined in a similar manner as in fiscal 2022.  Adjusted EBITDA Margin (%) is calculated by dividing Adjusted EBITDA by Net Sales, where Adjusted EBITDA equals “Operating Income” plus “Depreciation and Amortization Expenses,” both as reported externally for the Company’s audited financial statements, plus or minus Permitted Adjustments (as defined above).  The metrics are equally weighted, and each metric will be adjusted to account for certain approved items.

Payouts between Threshold and Target and between Target and Maximum levels will be calculated on a straight linear basis for each financial metric.  Payout shall not occur until after the HCC Committee has certified the level of achievement of each financial metric.  The HCC Committee retains the discretion to make negative adjustments to the final determination of any compensation earned under the Fiscal 2023 MIP.

For fiscal 2023, the HCC Committee determined there would be no change to the FY23-25 LTIP performance measures.  The HCC Committee approved the Company’s LTIP for fiscal 2023 through fiscal 2025 to include: retention restricted stock unit awards (35 percent of long-term incentive dollars at Target); stock options (20 percent of long-term incentive dollars at Target); and performance cash awards (45 percent of long-term incentive dollars at Target).  The vesting schedules for retention restricted stock unit awards and stock options were modified in the FY23-25 LTIP cycle, with both restricted stock units and stock options now vesting over a 3-year period, versus the 4-year vesting cycle in previous plans.  This change aligns the vesting schedule with the most prevalent vesting schedule in the Company’s Compensation Peer group, and aligns all equity vesting with the 3-year performance period of the LTIP.  Performance cash awards have a three-year performance period, which is the same duration as in prior years, and the HCC Committee approved two performance metrics – three-year Average Cash Flow ROI and three-year Average Adjusted EBITDA Growth.  The Average Cash Flow ROI metric and the Average Adjusted EBITDA Growth metric remain unchanged from fiscal 2022 and will be determined in a similar manner as in fiscal 2022.  Each metric is independent of the other and the metrics are weighted equally at 50 percent each.

Employment and Post-Employment Benefits

General Benefit

The NEOs receive the same basic employee benefits that are offered by the Company to all salaried employees within the region where the individual resides.  These benefits include medical and dental coverage, disability insurance and life insurance.  The cost of these benefits is partially borne by the employee, including each NEO.

The Company does not generally provide perquisites to any of the NEOs.

Retirement Benefits for U.S. Employees

The Company offers retirement benefits to its employees through tax-qualified plans, including the Modine Manufacturing Company 401(k) Retirement Plan (formerly known as the Modine 401(k) Plan for Salaried Employees), which is an employee and employer funded “Safe Harbor” plan.  In recent years, the Company has contributed to participant 401(k) accounts (including NEO participants) a Safe Harbor Matching Contribution equal to 100 percent of the first 3 percent of compensation that an employee contributes to the Plan as an Elective Deferral for the Plan Year, plus 50 percent of the next 3 percent of compensation that an employee contributes as an Elective Deferral for the Plan Year. For eligible NEOs and eligible senior managers whose eligible compensation exceeds the IRS annual compensation limit, the Company has applied this matching formula to the applicable over-the-limit compensation and this amount is contributed to the Modine Deferred Compensation Plan.  The Company did not make any additional contributions to the Modine Manufacturing Company 401(k) Retirement Plan for fiscal 2022.

While the Modine Manufacturing Company 401(k) Retirement Plan “Safe Harbor” contribution is available to the Company’s eligible employees in the U.S., each individual participant’s 401(k) plan balance may vary due to a combination of differing annual amounts contributed by the employee, the investment choices of the participant (the same investment choices are available to all participants in the plan) and the number of years the person has participated in the 401(k) plan.  Additionally, each eligible NEO’s and senior manager’s Deferred Compensation Plan balance may vary due to a combination of differing annual amounts contributed by the employee, the employee’s annual eligible compensation, the investment choices of the participant (the same investment choices are available to all eligible NEOs and senior managers in the plan) and the number of years the employee has participated in the Deferred Compensation Plan.

In fiscal 2022, the Company made matching contributions to an NEO’s account under the 401(k) Retirement Plan equal to the sum of 100 percent of the first 3 percent of compensation an NEO elected to contribute to the 401(k) Retirement Plan and 50 percent of the next 3 percent of compensation an NEO elected to contribute to the 401(k) Retirement Plan.  In fiscal 2022, the Company made contributions to the NEOs’ accounts under the Deferred Compensation Plan equal to the sum of 100 percent of the NEOs’ first 3 percent of eligible compensation in excess of the compensation limits applicable to 401(k) Plans and the NEOs (“over-the-limit compensation”) and 50 percent of the NEO’s next 3 percent of eligible over-the-limit compensation.

The Company’s defined benefit pension plan, which is frozen, is more fully described in the Pension Benefits Table for Fiscal 2022 below.  Mr. Lucareli and Mr. Agen participate in the Company’s defined benefit pension plan, as did Mr. McBurney prior to his cessation of employment effective October 29, 2021.  Mr. Brinker, Ms. Stein, Mr. Casterton, and Mr. McGinnis joined the Company after the defined benefit pension plan was closed to new participants.

In addition to the employee benefits applicable to U.S. employees in general, certain highly compensated employees of the Company, including the NEOs, may participate in the following plans:

Deferred Compensation Plan. The Deferred Compensation Plan is a nonqualified plan that allows a highly compensated employee to defer up to 10 percent of base salary.  Salary deferred pursuant to the Deferred Compensation Plan is an asset of the Company.  The sums deferred do not earn a preferential rate of return and the investment alternatives are generally the same as the 401(k) Retirement Plan.  Payments out of the Deferred Compensation Plan are not made until termination of service or retirement.  As part of the Company’s objective of restoring in this plan amounts that exceeded the allowable Company match and Company contributions to the 401(k) Retirement Plan because of statutory limits, the Company contributes an amount equal to the amount of the employer match and employer contribution that was not allowed to be contributed to the 401(k) Retirement Plan for such individuals due to statutory limits.

Executive Supplemental Retirement Plan (“SERP”).  The SERP is a nonqualified pension plan.  The SERP, like the defined benefit pension plan, is frozen and intended to be an extension of the Company’s qualified pension plan.  Under the SERP, salary and bonus that are in excess of statutory limits are taken into account in determining nonqualified benefits payable to an employee.

Severance Plan

The Company has a severance plan that was last updated by the HCC Committee in fiscal 2012 (the “Severance Plan”) for members of the Executive Council as recommended to the Committee by the Company’s CEO, to ensure consistent treatment of individuals in such positions in the event of an involuntary termination of employment without cause.  The Severance Plan provides that such individuals would be paid their annual base salary at the time of termination in installment payments over the course of the year following termination, and would be eligible to elect Company-paid COBRA continuation coverage for one year following termination.  In order to receive these benefits, participants are required to release the Company from any and all liability.  Additionally, the Severance Plan provides certain benefits in the event of an NEO’s termination of employment in connection with a change in control of the Company.  See Potential Post-Employment Payments below for additional information about benefits under the Severance Plan.  All NEOs other than Mr. Brinker (who has a separate employment and change in control agreement) are covered (or in the case of Mr. Casterton and Mr. McBurney who entered into the Casterton and McBurney Letter Agreements, respectively, were covered) under the Severance Plan; provided, however, Mr. Lucareli is not entitled to certain benefits in the event of his termination of employment in connection with a change in control of the Company under the Severance Plan as he has entered into a separate change in control agreement with the Company (see Potential Post-Employment Payments below for more information).

Share Ownership Guidelines - Officers

The Company has maintained share ownership guidelines for directors and officers of the Company, including the NEOs, since 2008.  The Board continues to believe that directors and officers should have a meaningful personal investment in the Company.  Only shares of stock, either restricted or unrestricted, count toward compliance with the guidelines.

The current guidelines provide that, on the fifth anniversary of appointment to the position, the President and CEO is expected to hold shares of Company stock with a value of at least five times his or her annual base salary.  In addition, the guidelines now do not distinguish between NEOs and other executive officers and provide that all executive officers, other than the President and CEO, are expected to hold shares of Company stock with a value of at least three times their current annual base salary.  The stock value is determined by using the higher of the stock price at the time of measurement or the average stock price over the previous three years.  The HCC Committee reviews the guidelines and compliance therewith on at least an annual basis.  The chair of the Governance Committee evaluates whether an exception should be made for any officer, who, due to his or her unique financial circumstances or other extenuating circumstances, would incur a hardship by complying with the applicable guideline after the initial five-year period and, in such an event, may make an exception to the guidelines for such individual.  Additionally, the guidelines may be temporarily waived for an officer who has an unusual personal circumstance or is approaching retirement and has a need to diversify his/her stock holdings.  Each of the NEOs who has been an officer of the Company for at least five years is currently in compliance with the stock ownership guidelines.

Related Policies Applicable to Executive Officers

Under the Company’s Insider Trading Policy, all directors and executive officers, including the NEOs, are prohibited from holding shares of Company stock in a margin account or otherwise pledging shares of Company stock in any way, and all directors and employees, including their designees, of the Company are prohibited from engaging in hedging or monetizing transactions involving Company stock.   The HCC Committee has also implemented an incentive compensation recoupment (or “clawback”) policy.  Effective beginning with awards granted in fiscal 2013, the clawback policy requires forfeiture or repayment of any awards granted under the Incentive Plan (i.e., the MIP (cash bonus) or any long-term incentive awards) if the HCC Committee determines that a participant committed an act of misconduct that is adverse, or reasonably expected to be adverse, to the best interests of the Company or its shareholders.

Employment Agreements

The Company has an employment agreement with Mr. Brinker.  The Company did enter into the Casterton and McBurney Letter Agreements during fiscal 2022, which set forth some of the terms of Mr. Casterton’s and Mr. McBurney’s severance. See Potential Post-Employment Payments below for additional information about benefits in the event of a termination of employment under Mr. Brinker’s employment agreement, and the actual payments made to Mr. Casterton and Mr. McBurney under the Casterton and McBurney Letter Agreements.

The Company made an offer of employment to Mr. McGinnis pursuant to an offer letter dated July 16, 2021 that was filed as Exhibit 10.2 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2021, as amended (the “McGinnis Offer Letter”). The McGinnis Offer Letter set forth the initial compensation to which Mr. McGinnis was entitled to upon his hire (e.g., base salary, LTIP eligibility, and the Make Whole Awards described above in the section titled Grants under the Long-Term Incentive Plan for Plan Commencing in Fiscal 2022).  Additionally, the McGinnis Offer Letter provided for a lump-sum signing bonus of $25,000, subject to the Company’s clawback policies.

Effective as of August 31, 2020, the Company entered into certain CEO Transition Retention Agreement Letters with Messrs. Lucareli, McBurney and Agen and Ms. Stein to provide a retention incentive for such NEOs through the transition of the CEO role from Thomas A. Burke, the former President and Chief Executive Officer of the Company, to Mr. Brinker.  The CEO Transition Retention Agreement Letters provided for a cash award incentive and a future grant of Retention Restricted Stock Units to each of the foregoing NEOs if they remain employed with the Company until August 4, 2022 (unless terminated earlier by the Company without Good Cause).  The cash award incentive under the CEO Transition Retention Agreement Letters for each of the applicable NEOs is equal to fifty percent (50%) (40% for Mr. McBurney) of the NEO’s base salary as of August 4, 2022 and the future grant of Retention Restricted Stock Units will be equal, based on grant date fair value, to fifty percent (50%) (45% for Mr. McBurney) of each applicable NEO’s target value of his or her prevailing annual LTIP award as of August 4, 2022, based on the closing stock price of the Company on August 3, 2022.  In the event of an NEO’s termination of employment without Good Cause prior to August 4, 2022, the CEO Transition Retention Agreement Letters provide for a payout of the incentive amounts as severance at the time of the termination of employment.  See Potential Post-Employment Payments below for additional information about benefits in the event of a termination of employment under the CEO Transition Retention Agreement Letters.

The Company has entered into change in control agreements with Mr. Brinker and Mr. Lucareli and certain other key employees.  The purpose of these agreements is to ensure continuity and, in the case of a change in control, the continued dedication of key employees during any period of uncertainty due to a proposed or pending change in control of the Company.  See Potential Post-Employment Payments below for additional information about benefits in the event of a change in control under the employment agreements and the change in control agreements.

Tax Implications for NEOs

The HCC Committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code of 1986, as amended (the “Code”).  For example, Section 409A of the Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section.  The HCC Committee has generally structured the elements of the Company’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A.  Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs.  Section 280G and related provisions of the Code impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change in control and results in the loss of the compensation deductions for such payments by the executive’s employer.  When the Company entered into the change in control agreement with Mr. Lucareli, which was entered into prior to 2009, the HCC Committee structured the change in control payment to include a gross up for excise taxes imposed under Section 280G in order to preserve the after-tax value of those payments to him.  The portion of the Severance Plan applicable in a change in control, which is applicable to those joining the Company’s senior management on or after the date of adoption of the Severance Plan, does not provide excise tax gross ups in the event of a change in control.

Tax Implications of IRC Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid in any tax year to a company’s CEO, CFO, and its three most highly compensated NEOs (other than the CEO and CFO) regardless of whether they were in service as of the end of any such tax year (each a “covered employee”). Additionally, for any NEO whose compensation was or is subject to this limitation in any tax year beginning in or after 2017, that executive officer’s compensation will remain subject to this annual deductibility limitation for any future tax year in which he or she receives compensation from Modine, regardless of whether he or she remains a NEO.

Accordingly, Modine is only able to deduct up to $1,000,000 per year of the compensation payable to any of our NEOs who is a “covered employee” as determined under Section 162(m), unless certain transition relief pursuant to tax reform legislation signed into law on December 22, 2017, would apply to the applicable compensation.

COMPENSATION COMMITTEE REPORT

The HCC Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management; and, based on that review and discussion, the HCC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2022.

THE HUMAN CAPITAL AND COMPENSATION COMMITTEE

Christopher W. Patterson, Chair
Charles P. Cooley
Suresh V. Garimella
Katherine C. Harper
Larry O. Moore

FISCAL 2022 NEO COMPENSATION

2022 Summary Compensation Table

The following table sets forth compensation awarded to, earned by, or paid to the Company’s NEOs, which include (i) the Principal Executive Officer, (ii) the Principal Financial Officer, (iii) the three most highly compensated executive officers, serving as officers as of the end of fiscal 2022, and (iv) Mr. Casterton and Mr. McBurney, who were executive officers of the Company prior to their cessation of employment in October 2021.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)

Neil D. Brinker	2022	825,846	-	730,618	417,282	-	NA	39,694	2,013,440
President and CEO
	2021	258,462	-	2,090,225	132,033	266,667	NA	183,984	2,931,370

Michael B. Lucareli	2022	510,615	-	321,554	183,650	-	0	25,099	1,040,918
EVP, CFO
	2021	514,204	-	520,001	260,212	507,726	14,691	11,653	1,828,486

	2020	465,750	-	657,988	164,226	-	46,846	22,922	1,357,731

Eric S. McGinnis	2022	261,769	25,000	889,874	259,379	-	NA	9,893	1,445,915
President, Climate Solutions

Sylvia A. Stein	2022	376,292	-	146,679	83,778	-	NA	18,695	625,443
VP, GC, Corp. Sec. and
Chief Compliance Officer	2021	344,850	-	145,203	72,658	248,298	NA	9,231	820,240

	2020	359,750	-	290,394	72,480	-	NA	18,322	740,946

Brian J. Agen	2022	351,554	-	112,148	64,049	-	0	17,515	545,266
VP, HR

Matthew J. McBurney	2022	203,885	-	123,374	70,463	-	0	666,259	1,063,980
Former VP, BHVAC
	2021	320,185	-	136,802	68,455	229,158	16,023	8,788	779,411

Joel T. Casterton	2022	206,802	-	123,018	70,265	-	NA	366,093	766,178
Former VP, HDE
	2021	323,950	-	136,398	68,256	233,228	NA	8,106	769,938

	2020	337,750	-	272,811	68,088	-	NA	16,791	695,440

(1)	The salary amounts include amounts deferred at the NEO’s option through contributions to the Modine 401(k) Retirement Plan and the Modine Deferred Compensation Plan.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for retention restricted stock unit awards (inclusive of any Make Whole Awards).  For fiscal 2022, the Company granted the NEOs performance cash awards, the value of which will not appear in the Summary Compensation Table until those awards are paid.  The assumptions used to determine the fair value of the awards are discussed in Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended March 31, 2022.

(3)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for grants of stock options.  The assumptions used to determine the value of the options are discussed in Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended March 31, 2022.  The actual value, if any, that an optionee will realize upon the exercise of an option will depend on the excess of the market value of the Company’s common stock over the exercise price on the date the option is exercised, which cannot be determined until the option is exercised.

(4)	The amounts in the “Non-Equity Incentive Plan Compensation” column include payments under the MIP. In fiscal 2022, no MIP payments were earned.

(5)
Represents the change in pension value between the end of fiscal 2021 and the end of fiscal 2022 for the NEOs who participate in the Modine Manufacturing Company Pension Plan and the Executive Supplemental Retirement Plan.  For purposes of calculating the change in benefit values from year to year, the discount rates used to determine the present value of the benefit were 3.94% as of March 31, 2022 and 3.23% as of March 31, 2021. The change in pension value of the Salaried Pension Plan for Mr. Lucareli, Mr. McBurney, and Mr. Agen was ($20,471), ($22,493), and ($14,039), respectively.

(6)	The amounts set forth in this column for fiscal 2022 include:

•
Company matching contributions to participant accounts in the 401(k) Retirement Plan (“401(k) Company Match”) equal to 100 percent of the amount contributed to the plan by the employee for up to 3 percent of annual income, and 50 percent of the amount contributed to the plan by the employee for up to an additional 3 percent of annual income, subject to the maximum contribution limit to the plan ($19,500 in calendar year 2021 and $20,500 in calendar year 2022);

•
Company contributions to the Deferred Compensation Plan equal to the amount of the Company match on salary that could not be contributed to the 401(k) Retirement Plan, because of statutory limits (“Company Excess Match/Contribution Overflow to Deferred Compensation Plan”);

•	Company payment of long-term disability insurance premiums (“Long-Term Disability Insurance Premiums”);

•	Company payment of life insurance premiums (“Life Insurance Premiums”);

•	Severance payments; and

•	Perquisites and other personal benefits.

Name	401(k) Company Match ($)	Company Excess Match / Contribution Overflow to Deferred Compensation Plan ($)	Long-Term Disability & Life Insurance Premiums ($)	Severance ($)	Perquisites ($)	Total ($)

Neil D. Brinker	13,292	23,750	2,652	-	-	39,694

Michael B. Lucareli	13,593	9,357	2,149	-	-	25,099

Eric S. McGinnis	9,338	-	555	-	-	9,893

Sylvia A. Stein	13,233	3,696	1,766	-	-	18,695

Brian J. Agen	13,227	2,593	1,695		-	17,515

Matthew J. McBurney	10,682	-	969	654,608	-	666,259

Joel T. Casterton	531	-	977	364,585	-	366,093

Grants of Plan-Based Awards for Fiscal 2022

In fiscal 2022, the Company granted stock options, retention restricted stock units, performance cash and short-term cash incentives as Plan-Based Awards.

Stock options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  Except with respect to Mr. McGinnis’s Make Whole Awards, which are discussed in the Grants under the Long-Term Incentive Plan for Plan Commencing in Fiscal 2022 and Ending in Fiscal 2024 on page 28, stock options granted in fiscal 2022 vest in four annual installments commencing one year after the date of grant.  The stock options expire ten years from the date of grant.  Except with respect to Mr. McGinnis’s Make Whole Awards, which are discussed in the Grants under the Long-Term Incentive Plan for Plan Commencing in Fiscal 2022 and Ending in Fiscal 2024 on page 28, retention restricted stock units granted in fiscal 2022 vest in four annual installments commencing one year after the date of grant. Further details regarding the performance cash (including Mr. McGinnis’s Make Whole Awards) and short-term cash incentives (MIP awards) are described in the Compensation Discussion and Analysis section above.

The following table sets forth information about grants of awards made in the fiscal year ended March 31, 2022 to the NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts of Performance-based Awards Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#) (1)	All Other Option Awards; Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Neil D.	NA (2)	82,625	826,250	1,652,500							NA
Brinker	6/4/21 (3)	93,938	939,375	1,878,750							NA
	6/4/21							41,069			730,618
	6/4/21								44,439	17.79	417,282

Michael B.	NA (2)	35,788	357,875	715,750							NA
Lucareli	6/4/21 (3)	41,344	413,438	826,875							NA
	6/4/21							18,075			321,554
	6/4/21								19,558	17.79	183,650

Eric S.	NA (2)	24,900	249,000	498,000							NA
McGinnis	8/25/21 (3)	12,450	124,500	249,000							NA
	8/25/21 (4)	20,507	205,070	410,140							NA
	8/25/21 (4)	14,650	146,498	292,996							NA
	8/25/21							70,513			889,874
	8/25/21								8,284	12.62	55,337
	8/25/21								12,269	12.62	81,957

Sylvia A.	NA (2)	22,590	225,900	451,800							NA
Stein	6/4/21 (3)	18,860	188,595	377,190							NA
	6/4/21							8,245			146,679
	6/4/21								8,922	17.79	83,778

Brian J.	NA (2)	21,105	211,050	422,100							NA
Agen	6/4/21 (3)	14,418	144,180	288,360							NA
	6/4/21							6,304			112,148
	6/4/21								6,821	17.79	64,049

Matthew J.	NA (2)	11,970	119,700	239,400							NA
McBurney (5)	6/4/21 (3)	15,863	158,625	317,250							NA
	6/4/21							6,935			123,374
	6/4/21								7,504	17.79	70,463

Joel T.	NA (2)	12,145	121,450	242,900							NA
Casterton (5)	6/4/21 (3)	15,818	158,175	316,350							NA
	6/4/21							6,915			123,018
	6/4/21								7,483	17.79	70,265

(1)	Stock options and retention restricted stock units are made under the 2020 Incentive Compensation Plan.

(2)
These are the fiscal 2022 MIP awards, short-term incentive cash awards.  As discussed in the section above titled Short-Term, Performance-Based Cash Award, performance for fiscal 2022 was below threshold level and the Committee did not approve any payment for any MIP participant for fiscal 2022.

(3)	These are the fiscal 2022 performance cash awards, long-term performance cash awards made under the fiscal 2022 LTIP.

(4)	These are performance cash awards made to Mr. McGinnis as Make Whole Awards, as described in the section above titled Long-Term Incentive Compensation.

(5)	As a result of their October 2021 exits from Modine, all grants made to Messrs. McBurney and Casterton pursuant to the LTIP commencing in fiscal 2022 have been forfeited.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)

Neil D.	5,710	17,133	11.19	12/1/30	96,390	868,474	-	-
Brinker	-	44,439	17.79	6/4/31

Michael B.	3,783	-	5.75	6/5/22	93,826	845,372	24,811	223,547
Lucareli	13,379	-	10.40	6/3/23
	10,651	-	14.94	6/2/24
	15,285	-	11.39	6/2/25
	27,065	-	10.00	5/31/26
	17,842	-	15.90	6/1/27
	15,096	5,035	17.90	5/30/28
	14,768	14,769	13.26	5/29/29
	19,594	58,783	6.62	10/2/30
	-	19,558	17.79	6/4/31

Eric S.	4,048	8,221	12.62	8/25/31	56,798	511,750	-	-
McGinnis	-	8,284	12.62	8/25/31

Sylvia A.	6,666	2,222	17.90	5/30/28	32,128	289,473	10,950	98,660
Stein	6,518	6,518	13.26	5/29/29
	5,471	16,414	6.62	10/2/30
	-	8,922	17.79	6/4/31

Brian J.	1,801	-	5.75	6/5/22	24,149	217,582	8,181	73,711
Agen	3,248	-	10.40	6/3/23
	3,192	-	14.94	6/2/24
	4,842	-	11.39	6/2/25
	8,765	-	10.00	5/31/26
	6,847	-	15.90	6/1/27
	4,980	1,663	17.90	5/30/28
	4,868	4,871	13.26	5/29/29
	4,087	12,264	6.62	10/2/30
	-	6,821	17.79	6/4/31

Matthew J.	1,323	-	10.40	10/29/22	16,218	146,124	9,713	87,514
McBurney	2,791	-	14.94	10/29/22
	4,118	-	11.39	10/29/22
	3,790	-	10.00	10/29/22
	4,889	-	15.90	10/29/22
	3,507	1,171	17.90	10/29/22
	5,782	2,891	13.26	10/29/22
	5,154	5,154	6.62	10/29/22

Joel T.	204	-	14.94	10/29/22	17,202	154,990	10,287	92,686
Casterton	632	-	11.39	10/29/22
	1,569	-	10.00	10/29/22
	1,355	-	15.90	10/29/22
	5,979	1,995	17.90	10/29/22
	6,122	3,061	13.26	10/29/22
	-	5,139	6.62	10/29/22

(1)
The options vest in four equal annual installments commencing on the first anniversary of the date of grant, except with respect to Mr. McGinnis’s Make Whole Award, which is discussed in the Grants under the Long-Term Incentive Plan for Plan Commencing in Fiscal 2022 and Ending in Fiscal 2024 on page 28.

(2)
All of these shares are retention restricted stock unit awards (“Retention Restricted Awards”).  All Retention Restricted Awards vest in four equal annual installments commencing one year after the date of grant, except with respect to Mr. McGinnis’s Make Whole Awards, which are discussed in the Grants under the Long-Term Incentive Plan for Plan Commencing in Fiscal 2022 and Ending in Fiscal 2024 on page 28.  The market value of the awards was determined by multiplying the number of restricted stock units by $9.01, the closing price of the Company’s common stock on the NYSE on March 31, 2022 (the last trading day of fiscal 2022).  See Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation for a description of retention restricted stock unit awards.

The restricted stock units vest as follows:

	Shares vesting for
	Neil Brinker (#)	Michael Lucareli (#)	Eric McGinnis (#)	Sylvia Stein (#)	Brian Agen (#)	Matthew McBurney (#)	Joel Casterton (#)

May 8, 2022			17,143
May 20, 2022	6,717
May 29, 2022		6,202		2,737	2,045	2,428	2,571
May 30, 2022		4,431		1,956	1,463	1,029	1,755
June 4, 2022	10,267	4,518		2,061	1,576
August 25, 2022			8,851
October 2, 2022		19,637		5,483	4,096	5,166	5,151
December 1, 2022	5,898
February 18, 2023			9,447
February 23, 2023			4,268
March 3, 2023	24,191
May 20, 2023	6,719
May 29, 2023		6,205		2,739	2,046	2,429	2,574
June 4, 2023	10,267	4,518		2,061	1,576
August 25, 2023			8,852
October 2, 2023		19,637		5,483	4,096	5,166	5,151
December 1, 2023	5,898
February 23, 2024			4,400
June 4, 2024	10,267	4,518		2,061	1,576
August 25, 2024			1,918
October 2, 2024		19,639		5,485	4,099
December 1, 2024	5,898
June 4, 2025	10,268	4,521		2,062	1,576
August 25, 2025			1,919

(3)
The fiscal 2020 performance stock awards are reflected at the target level.  The actual payout of the performance stock awards granted in fiscal 2020 was 31% percent of Target.  Pursuant to their Restrictive Covenant Agreements, the actual payout of the performance stock awards for Mr. McBurney and Mr. Casterton will be prorated based on their months of service during the performance period.  See Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation for a description of performance stock awards.  The market value of the performance stock award was determined by multiplying the number of unvested shares by $9.01, the closing price of the Company’s common stock on the NYSE on March 31, 2022 (the last trading day of fiscal 2022).

Option Exercises and Stock Vested for Fiscal 2022

Each of the stock prices set forth below was the closing price of the Company’s common stock on the NYSE on the date the restrictions lapsed and the shares vested.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Neil D. Brinker				6,717	108,815	(1)
				10,127	159,095	(2)
				5,898	60,926	(3)
				30,175	303,561	(4)
				24,191	234,653	(5)

Michael B. Lucareli				6,202	109,093	(6)
				4,428	77,889	(7)
				4,106	74,442	(8)
				10,452	185,941	(9)
				19,637	234,466	(10)

Eric S. McGinnis				9,447	98,816	(11)
				4,268	42,595	(12)

Sylvia A. Stein				2,737	48,144	(6)
				1,955	34,388	(7)
				4,614	82,083	(9)
				5,483	65,467	(10)

Brian J. Agen	2,000	3,145	(13)	2,045	35,972	(6)
				1,461	25,699	(7)
				1,577	28,591	(8)
				3,449	61,358	(9)
				4,096	48,906	(10)

Matthew J. McBurney				2,428	42,709	(6)
				1,029	18,100	(7)
				1,126	20,414	(8)
				2,428	43,194	(9)
				5,166	61,682	(10)

Joel T. Casterton	5,139	21,019	(14)	2,571	45,224	(6)
				1,754	30,853	(7)
				314	5,693	(8)
				4,140	73,651	(9)
				5,151	61,503	(10)

(1)	Shares vested on May 20, 2021 at $16.20 per share, the closing price on such date.
(2)	Shares vested on June 18, 2021 at $15.71 per share, the closing price on such date.
(3)	Shares vested on December 1, 2021 at $10.33 per share, the closing price on such date.
(4)	Shares vested on February 22, 2022 at $10.06 per share, the closing price on such date.
(5)	Shares vested on March 3, 2022 at $9.70 per share, the closing price on such date.
(6)	Shares vested on May 29, 2021 at $17.59 per share, the closing price on May 28, 2021.
(7)	Shares vested on May 30, 2021 at $17.59 per share, the closing price on May 28, 2021.
(8)	Shares vested on June 1, 2021 at $18.13 per share, the closing price on such date.
(9)	Shares vested on June 4, 2021 at $17.79 per share, the closing price on such date.
(10)	Shares vested on October 2, 2021 at $11.94 per share, the closing price on October 1, 2021.
(11)	Shares vested on February 18, 2022 at $10.46 per share, the closing price on such date.
(12)	Shares vested on February 23, 2022 at $9.98 per share, the closing price on such date.
(13)	Option exercised on June 30, 2021 at $16.5025. The option was granted on July 21, 2011 at a share price of $14.93.
(14)	Option exercised on December 2, 2021 at $10.71. The option was granted on October 2, 2020 at a share price of $6.62.

Pension Benefits Table for Fiscal 2022

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)

Neil D. Brinker	NA	NA	NA	NA

Michael B. Lucareli	Salaried Pension Plan	6.6	202,690	-
	SERP	NA	NA	NA
	Total		202,690	-

Eric S. McGinnis	NA	NA	NA	NA

Sylvia A. Stein	NA	NA	NA	NA

Brian J. Agen	Salaried Pension Plan	9.3	147,313	-
	SERP	NA	NA	NA
	Total		147,313	-

Matthew J. McBurney	Salaried Pension Plan	14.1	220,046	-
	SERP	NA	NA	NA
	Total		220,046	-

Joel T. Casterton	NA	NA	NA	NA

(1)
The Company used the following assumptions to determine the present value of accumulated benefit as set forth in the table above: discount rate of 3.94%; Mortality: use of Pri-2012 (70% Blue Collar/30% White Collar Blend) table projected generationally using scale MP-2021 converging to the Proxy SSA ultimate improvement factors over 10 years for age and 20 year for cohort (post - retirement decrement only) with 50% of the SSA trustees report short term COVID-19 adjustment for 2023; service up to March 31, 2006 and pay up to December 31, 2007 (the plans froze service accumulation on March 31, 2006 and pay changes on December 31, 2007); employees elect to begin payments as soon as they are eligible to receive unreduced benefits; 80% of employees elect lump sums from the qualified plan and 20% elect annuities; and all payments from the SERP are in the form of a lump sum with lump sums valued using a 3-tier yield curve of 1.88% for years 0-5, 3.35% for years 5-20 and 3.70% for years 20+ and the specified 417(e) mortality table. The mortality table for the 2023 plan year has not yet been released by the IRS as of the date of this report, and is estimated.

Pension Benefits

The Company’s pension plan, The Modine Manufacturing Company Pension Plan (the “Salaried Pension Plan”), is frozen.  Participants in the Salaried Pension Plan no longer earn additional credited service (effective April 1, 2006) and changes in salary for a participant are not considered in determining pension benefits (effective December 31, 2007).  The Salaried Pension Plan was formerly a part of competitive compensation for manufacturing companies such as Modine.  The Salaried Pension Plan was frozen consistent with contemporary benefit practices.

The NEOs who were employed by the Company on or before December 31, 2003 participate on the same basis as other salaried employees in the non-contributory Salaried Pension Plan.  Mr. Brinker, Ms. Stein and Mr. McGinnis do not (and in the case of Mr. Casterton, did not) participate in the Salaried Pension Plan because they joined the Company after December 31, 2003.

Retirement benefits are based upon an employee’s earnings for the five highest consecutive calendar years of the last ten calendar years preceding retirement (provided that salary after the plan was frozen is not considered) and on years of service (provided that service after the plan was frozen is not considered).  Applicable earnings include salary, bonus, and any amount deferred under the 401(k) Retirement Plan.  A minimum of five years of service was required for the benefits to vest.  The principal benefit under the Salaried Pension Plan is a lifetime monthly benefit for the joint lives of a participant and his or her spouse based on the employee’s earnings and period of employment.  The pension benefit is not subject to offset against Social Security benefits.  Employees may retire with unreduced early retirement benefits at age 62 or may be eligible for deferred or other early retirement benefits depending on their age and years of service.  In addition, an employee may elect to receive a lump-sum pension benefit if, upon retirement, the sum of the employee’s age plus years of eligible service with the Company equals at least 85.  Furthermore, if employed on and before March 31, 2001, an employee who reaches age 62 and who has accumulated thirty or more years of eligible service may request that the accrued benefit be paid immediately in a lump-sum amount, even if he or she elects not to retire at that time.  Payment pursuant to the Salaried Pension Plan may be limited by regulation based upon the funded status of the plan.

Pension benefits under the Salaried Pension Plan are subject to possible limitations imposed by the Code.  To the extent that an individual employee’s retirement benefit exceeds these limits, the excess will be paid pursuant to the SERP from general operating funds of the Company.

Nonqualified Deferred Compensation Table for Fiscal 2022

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Neil D. Brinker	-	23,750	(1,775)	-	21,961

Michael B. Lucareli	25,531	9,357	27,728	-	551,847

Eric S. McGinnis	-	-	-	-	-

Sylvia A. Stein	7,526	3,696	2,022	-	38,058

Brian J. Agen	-	2,593	(1,403)		19,204

Matthew J. McBurney	-	-	664	-	25,736

Joel T. Casterton	20,680	-	19,712	-	159,560

(1)	Amounts include any deferrals of base salary and such amounts are included in the “Base Salary” column of the Summary Compensation Table.

(2)
Amounts are reported in the Summary Compensation Table.  Company matching contributions that could not otherwise be made to the 401(k) Retirement Plan because of statutory limits are made to the Deferred Compensation Plan.

(3)
All executive contributions and contributions by the Company for fiscal 2022 have been reported in the Summary Compensation Table for the current year (i.e., fiscal 2022).  In addition to the current year, executive contributions and contributions by the Company with respect to Mr. Lucareli for prior years in which Mr. Lucareli was an NEO have been reported in the Summary Compensation Table in prior years.  In total, $149,144 in contributions have been reported for Mr. Lucarelli as an NEO in the Summary Compensation Table in prior years.  The remainder of the aggregate balance for Mr. Lucarelli in the above column reflects earnings (and losses) on those contributions.  In addition to the current year, since Ms. Stein became an NEO in fiscal 2020, the Company has reported $17,523 in contributions in the Summary Compensation Table for her prior to fiscal 2022.  The remainder of Ms. Stein’s aggregate balance in the above column reflects contributions prior to fiscal 2020 and the earnings (and losses) on all contributions.  In addition to the current year, since Mr. Casterton became an NEO in fiscal 2020, the Company has reported $68,597 in contributions in the Summary Compensation Table for him prior to fiscal 2022.  The remainder of the aggregate balance for Mr. Casterton in the above column reflects contributions prior to fiscal 2020 and the earnings (and losses) on all contributions.  Mr. McBurney became an NEO in fiscal 2021.  Mr. McBurney’s aggregate balance in the above column reflects contributions prior to fiscal 2021 and/or earnings (and losses) on all contributions.  Both Mr. McGinnis and Mr. Agen became an NEO in fiscal 2022.  In addition to the current year contributions, Mr. Agen’s aggregate balance in the above column reflects contributions prior to fiscal 2022 (which were not previously reported in the Summary Compensation Table) and/or earnings (and losses) on all contributions.  Mr. McGinnis did not make or receive any nonqualified deferred compensation contributions for fiscal 2022.

Nonqualified Deferred Compensation

The Deferred Compensation Plan is a nonqualified plan.  All of the NEOs currently employed by Modine are eligible to participate in the Deferred Compensation Plan.  The Deferred Compensation Plan allows an employee to defer salary in an amount that exceeds the statutory limitations applicable to the 401(k) Retirement Plan.  For the 2021 calendar year, an employee could generally contribute no more than $19,500 to the 401(k) Retirement Plan.  The Deferred Compensation Plan allows a highly compensated employee to defer up to ten percent of base salary.  Salary deferred pursuant to the Deferred Compensation Plan is an asset of the Company.  The sums deferred do not earn a preferential rate of return.  Company contributions are also made to the Deferred Compensation Plan in an amount equal to the Company match and profit sharing contributions that would otherwise have been contributed to the 401(k) Retirement Plan but for the statutory limits.  All of the NEOs who participate in the Deferred Compensation Plan were fully vested in the Company contributions as of March 31, 2022.  Payments out of the Deferred Compensation Plan are not made until termination of service or retirement.

The investment alternatives available to the NEOs under the Deferred Compensation Plan are selected by the Company and are generally the same as the alternatives available under the 401(k) Retirement Plan, but may be changed from time to time.  The NEOs are permitted to change their investment elections at any time on a prospective basis.  The table below shows the funds available under the plan and their annual rate of return for the fiscal year ended March 31, 2022.

Name of Fund	Return for 12 Months Ended March 31, 2022
Aberdeen U.S. Small Cap Equity Fund Trust Inst	1.85%
Baird Aggregate Bond Inst	-4.46%
DFA US Large Cap Equity Institutional	12.82%
DFA US Small Cap Fund	3.77%
Fidelity 500 Index Fund	15.63%
Fidelity Diversified International	-0.17%
Fidelity Mid Cap Index Fund	6.88%
Fidelity Small Cap Index Fund	-5.85%
Fidelity Total Intl Index Fund	-2.09%
Fidelity US Bond Index Fund	-4.23%
Hartford MidCap R6	-6.3%
Vanguard Short-Term Bond Index Admiral Fund	-3.87%
Allspring Government Money Market Institutional Fund	0.01%
T. Rowe Price Trust Ret Blend 2005 B	1.3%
T. Rowe Price Trust Ret Blend 2010 B	1.55%
T. Rowe Price Trust Ret Blend 2015 B	1.81%
T. Rowe Price Trust Ret Blend 2020 B	2.05%
T. Rowe Price Trust Ret Blend 2025 B	2.29%
T. Rowe Price Trust Ret Blend 2030 B	2.64%
T. Rowe Price Trust Ret Blend 2035 B	2.95%
T. Rowe Price Trust Ret Blend 2040 B	3.18%
T. Rowe Price Trust Ret Blend 2045 B	3.32%
T. Rowe Price Trust Ret Blend 2050 B	3.39%
T. Rowe Price Trust Ret Blend 2055 B	3.44%
T. Rowe Price Trust Ret Blend 2060 B	3.4%
T. Rowe Price Retirement Balanced Fund	1.58%

POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company has certain obligations to its NEOs upon a termination of employment as a result of agreements with such officers or other plans, arrangements or policies that benefit the officers.

Mr. Brinker is the only NEO who has an agreement with the Company governing the terms of his employment. Pursuant to the employment agreement that was entered into with Mr. Brinker in 2020, Mr. Brinker agreed to serve as an executive officer of the Company and devote his full time to the performance of his duties.

The following sets forth the amount of payments to each NEO (other than Mr. Casterton and Mr. McBurney) in the event of a termination of employment as a result of voluntary termination, retirement (including early retirement), death, disability, termination for Cause, and involuntary termination (including termination without Cause or for Good Reason).

Since Mr. Casterton’s and Mr. McBurney’s employment terminated prior to the end of fiscal 2022, we have only described under this section the benefits they became entitled to upon their termination pursuant to the Casterton and McBurney Letter Agreements, the Severance Plan and, in the case of Mr. McBurney, the CEO Transition Retention Agreement Letter dated August 31, 2020.

Voluntary Termination.  An NEO may terminate his/her employment with the Company at any time.  In general, upon the individual’s voluntary termination:

•	we would not pay severance;
•	the executive would forfeit all unvested stock options, Retention Restricted Awards and performance stock awards;
•	all benefits and perquisites would cease; and

•
the NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his/her vested benefits under that plan, the SERP (see the Pension Benefits Table for Fiscal 2022 on page 41) and the Nonqualified Deferred Compensation Plan (see the Nonqualified Deferred Compensation Table for Fiscal 2022 on page 42).

Retirement and Early Retirement.  No NEOs were eligible for retirement on March 31, 2022.  In general, upon the executive’s full or early retirement:

•	we would not pay severance;
•	the HCC Committee may, in whole or in part, waive any or all remaining restrictions on unvested stock options and Retention Restricted Awards (for NEOs);
•	all benefits and perquisites would cease; and
•	the NEO, if a participant in the Salaried Pension Plan, the SERP or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Death.  In general, upon the death of an NEO:

•	the executive’s estate would receive his/her base salary through the month in which the executive dies, plus any unused vacation pay;
•	all unvested stock options and Retention Restricted Awards would vest;
•	all benefits and perquisites would cease;
•
a prorated portion (based on the period worked during the performance period) of performance shares shall vest based on the Company’s actual achievement of the performance goals at the end of the performance period; and

•
the NEO’s estate, if he or she was a participant in the Salaried Pension Plan, the SERP or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Disability.  If a total and permanent disability causes the termination of employment of an NEO, then for such NEO:

•	we would not pay severance;
•	all unvested stock options and Retention Restricted Awards would vest;
•
a prorated portion (based on the period worked during the performance period) of performance shares shall vest based on the Company’s actual achievement of the performance goals at the end of the performance period;

•	all benefits and perquisites would cease; and
•	the NEO, if a participant in the Salaried Pension Plan, the SERP or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Termination for Cause.  The Company may terminate Mr. Brinker’s employment for Cause under the terms of his employment agreement and, thereby, terminate any obligation to Mr. Brinker under his employment agreement.  A termination for “Cause” generally means a termination for willful and continued failure to substantially perform his duties with the Company, conviction of a crime related to his duties, material breach of his employment agreement, or commission of an act of dishonesty or any willful act of misconduct which results in or could reasonably be expected to result in significant injury to the Company.  The other NEOs without an employment agreement may be terminated by the Company for cause at any time, and are not entitled to receive any severance payments or benefits upon such termination.  On the NEO’s termination date, generally, all unvested stock options, Retention Restricted Awards and long-term incentive awards would be forfeited and all benefits and perquisites would cease.  The NEO, if a participant in the Salaried Pension Plan, the SERP or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Termination without Cause, or for Good Reason.  If the Company terminates Mr. Brinker’s employment and the termination is not for Cause or if Mr. Brinker terminates employment with the Company for Good Reason (“Good Reason” means at least one of the following events has occurred without the consent of the affected executive: a material diminution in the executive’s aggregate base salary and target incentive amount (other than pro rata reductions that also affect similarly situated employees); a material decrease in the executive’s authority, duties or responsibilities, or a material change in the geographic location at which the executive must perform services), the Company is obligated to pay to Mr. Brinker an amount equal to two times his base salary over a two-year period following his termination.  The Company’s obligation is subject to Mr. Brinker’s execution of a full release of any claims against Modine.

If the Company involuntarily terminates the employment of Mr. Lucareli, Ms. Stein, Mr. McGinnis or Mr. Agen without cause, these NEOs would receive benefits under the Severance Plan for members of the Executive Council.  Under the Severance Plan, each of the NEOs would receive his or her annual base salary at the time of termination in installment payments over the course of one year following termination and would be eligible to elect Company-paid COBRA continuation coverage for one year following termination.  The NEOs are required to release the Company from any and all liability in order to be eligible for benefits under the Severance Plan.  Mr. Casterton and Mr. McBurney were eligible for these benefits under the Severance Plan while employed with the Company.

Additionally, pursuant to those certain CEO Transition Retention Agreement Letters with Messrs. Lucareli, McBurney, and Agen and  Ms. Stein, each of the foregoing NEOs are entitled to a lump sum payment within sixty (60) days of his or her termination of employment by the Company without Good Cause (defined substantially the same as Cause in Mr. Brinker’s employment agreement) prior to August 4, 2022 equal to (i) fifty percent (50%) (40% for Mr. McBurney) of the NEO’s base salary as of the date of termination and a cash payment equal to fifty percent (50%) (45% for Mr. McBurney)  of each applicable NEO’s target value of his or her prevailing annual LTIP award in effect as of the date of his or her termination of employment.  Entitlement to the foregoing benefits is conditioned upon an NEO’s execution of a release of claims in favor of the Company upon his or her termination of employment.  As described below, Mr. McBurney was entitled to these benefits upon his termination of employment.

POTENTIAL CHANGE IN CONTROL PAYMENTS AND BENEFITS

Generally, awards granted under the Incentive Plans accelerate vesting in the event of an involuntary termination of employment within one year following a Change in Control unless specified otherwise in the applicable award agreement.  A Change in Control, as generally defined in the Incentive Plans, will be deemed to take place on the occurrence of any of the following events: (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding capital stock of the Company entitled to vote in elections of directors (“Voting Power”) of the Company immediately prior to such merger or consolidation hold less than 50 percent of the Voting Power of the surviving or resulting corporation; (ii) a transfer of 30 percent of the Voting Power, or a substantial portion of the property, of the Company other than to an entity of which the Company owns at least 50 percent of the Voting Power; or (iii) during any period of 24 months, the persons who at the beginning of such 24-month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.  Pursuant to the award agreements for performance stock awards granted in fiscal 2020, 2021, and 2022, upon an involuntary termination of employment within one year following a Change in Control, the NEO is entitled to accelerated vesting on a pro rata basis, where performance is assumed to be at the Target level and the proration is based on the period worked during the performance period.

Mr. Brinker entered into a change in control agreement with the Company on June 4, 2021, which contains separate Change in Control provisions. The definition of Change in Control generally has the same meaning as in the Incentive Plan described above.  If at any time during the 24 months after a Change in Control occurs Mr. Brinker’s employment were terminated without “Cause”, or if Mr. Brinker were to terminate the agreement for “Good Reason” during the same time period, the Company is obligated to:

•	pay to Mr. Brinker an amount equal to two and one-half times his base salary;
•	pay to Mr. Brinker an amount equal to two and one-half times his Target bonus for the current fiscal year; and
•	if Mr. Brinker elects COBRA coverage with Modine, the Company shall pay his full COBRA premium for eighteen (18) months following his termination of employment.

The Company’s obligation to provide the foregoing benefits is subject to Mr. Brinker’s execution of a full release of any claims against Modine.

The Company has also entered into a Change in Control Agreement and Termination Agreement with Mr. Lucareli and certain other key employees.  The definition of Change in Control generally has the same meaning as in the Incentive Plan described above and the definitions of Good Cause and Good Reason generally have the same meanings as “Cause” and “Good Reason,” respectively, in Mr. Brinker’s employment agreement described above.  For Mr. Lucareli, in the event of a Change in Control, if employment of the employee is terminated by the Company for any reason other than Good Cause, or terminated by the employee for Good Reason within 24 months after the Change in Control occurs, or for any reason during the 13th month after the Change in Control, the Company is obligated to provide the same benefits as described above for Mr. Brinker with the exception that the Company would pay to the employee an amount equal to two times the greater of (i) the sum of his then current base salary and Target bonus, or (ii) his five year average base salary and actual bonus, continue to provide coverage under applicable welfare plans (or the equivalent) for a period of two years, and pay a Supplemental Defined Contribution Benefit for a period of two years.

As described in the Compensation Discussion and Analysis section of the Company’s fiscal 2011 proxy statement, the HCC Committee determined that no substantive changes would be made to any of the existing Change in Control Agreements that were in place with the Company’s employees prior to 2009.  At the same time, the HCC Committee determined that any future agreements with employees which provide for benefits upon a change in control will not provide for excise tax gross ups and any benefits following a change in control under such future agreements would only be payable upon the employee’s involuntary termination other than for Cause or Good Cause or the employee’s voluntary termination for Good Reason.

Ms. Stein, Mr. McGinnis and Mr. Agen all joined the Executive Council at such a time that the Change in Control provisions of the Severance Plan govern (or governed, in the case of Mr. Casterton and Mr. McBurney) the benefits each would be eligible to receive following a Change in Control.  The definition of Change in Control under the Severance Plan generally has the same meaning as in the Incentive Plan described above and the definition of Good Reason generally has the same meaning as in Mr. Brinker’s employment agreement described above.  In the event of a Change in Control, the Severance Plan provides that if employment is terminated by the Company for any reason other than Cause, or terminated by the NEO for Good Reason within 12 months after the Change in Control occurs, the Company is obligated to provide the following benefits to the terminated NEO: (i) a payment equal to two (2) times her/his annual base salary at the time of termination, (ii) a payment equal to two (2) times the NEO’s target award under the MIP for the fiscal year in progress at the time of her/his termination, and (iii) eighteen (18) months of Company-paid COBRA continuation coverage if the NEO elects such coverage.  “Cause” is defined under the Severance Plan to include the following: (a) engagement in an act of dishonesty constituting a felony that results or is intended to result directly or indirectly in gain or personal enrichment at the expense of Modine; (b) disclosure of confidential information of Modine that results in a demonstrable injury to Modine; or (c) engagement in a willful and continued failure to perform substantially one’s duties on behalf of Modine or to comply with Modine’s Code of Ethics and Business Conduct.

The below table sets forth the potential payments upon termination of employment or change in control for each of the NEOs. (other than Mr. Casterton and Mr. McBurney) if such events had occurred on March 31, 2022, the last day of fiscal 2022.  For purposes of the calculations, it is assumed that Company matching contributions to the 401(k) Retirement Plan and Deferred Compensation Plan would be 4.5 percent of base salary for future calendar years.

Mr. Casterton and Mr. McBurney are not included in the table below because they both ceased employment with Modine, effective October 29, 2021. The amounts they received in connection with their termination of employment are addressed immediately below this table.

Potential Payments Upon Termination of Employment or Change in Control Table

Name	Cash Payment ($)	Accelerated Vesting of Equity ($)(1)	Retirement Plan Benefits: Pension Plan (Qualified & SERP) ($)	Perquisites and Continued Benefits ($)	Total ($)

Neil D. Brinker
Death	0	$2,061,871	NA	NA	$2,061,871
Disability	(2)	$2,061,871	NA	(2)	$2,061,871
Involuntary Termination	$1,670,000	0	NA	NA	$1,670,000
Termination if Change in Control	$4,153,125(4)	$1,895,410	NA	$34,593 (3)	$6,083,128
Change in Control (no termination)	NA	NA	NA	NA	NA

Michael B. Lucareli
Death	0	$1,611,930	$96,840	NA	$1,708,770
Disability	(2)	$1,611,930	$202,690	(2)	$1,814,620
Involuntary Termination	$1,246,875 (5)	0	$202,690	$21,908 (6)	$1,471,473
Termination if Change in Control	$2,845,500 (7)	$1,693,890	$202,690	$1,741,389 (8)	$6,483,469
Change in Control (no termination)	NA	NA	NA	NA	NA

Sylvia A. Stein
Death	0	$553,767	NA	NA	$553,767
Disability	(2)	$553,767	NA	(2)	$553,767
Involuntary Termination	$781,050 (5)	0	NA	$273 (6)	$781,323
Termination if Change in Control	$1,613,850 (9)	$587,027	NA	$409 (3)	$2,201,286
Change in Control (no termination)	NA	NA	NA	NA	NA

Eric S. McGinnis
Death	0	$788,894	NA	NA	$788,894
Disability	(2)	$788,894	NA	(2)	$788,894
Involuntary Termination	$415,000	0	NA	$21,164 (6)	$436,164
Termination if Change in Control	$1,328,000 (10)	$738,796	NA	$31,745 (3)	$2,098,541
Change in Control (no termination)	NA	NA	NA	NA	NA

Brian J. Agen
Death	0	$417,023	$70,382	NA	$487,405
Disability	(2)	$417,023	$147,313	(2)	$564,336
Involuntary Termination	$694,200(5)	0	$147,313	$0 (6)	$841,513
Termination if Change in Control	$1,472,300(9)	$441,224	$147,313	$0 (3)	$2,060,837
Change in Control (no termination)	NA	NA	NA	NA	NA

(1)
Amounts represent the vesting of Retention Restricted Awards and certain performance stock and cash awards and the spread value of the stock options at the closing stock price of $9.01 on March 31, 2022 (the last trading day of fiscal 2022). In addition, a prorated portion of the performance stock and cash awards (based on the period worked during each performance period as of March 31, 2022) is illustrated in the events of a change in control termination of employment or termination of employment due to death or permanent disability.  In the event of a change in control termination of employment, the pro rata vesting of performance stock and cash awards is illustrated at the Target level of performance for all awards.  In the case of death or permanent disability, the pro rata vesting of performance stock and cash awards is illustrated at actual performance of 31% of Target for fiscal 2020 awards, 97% of Target for fiscal 2021 awards, and 160% of Target for fiscal 2022 awards (the current projected achievement).

(2)	Paid in accordance with plans available to all salaried employees.

(3)	Amount consists of COBRA continuation coverage for eighteen months.

(4)	Amount is two and one-half times Base Salary and Target Bonus for fiscal 2022.

(5)	Amount is equal to (i) Base Salary, plus (ii) an amount payable pursuant to the CEO Transition Retention Agreement Letter based on Base Salary and the current LTIP target amount as of March 31, 2022.

(6)	Amount consists of COBRA continuation coverage for one year.

(7)
Amount is equal to (i) two times Base Salary and Target Bonus for fiscal 2022, (ii) pro rata Target Bonus for fiscal 2022, plus (iii) an amount payable pursuant to the CEO Transition Retention Agreement Letter based on Base Salary and the current LTIP target amount as of March 31, 2022.

(8)
Amount consists of $36,595 for two years of welfare plan benefits (or the equivalent); $47,250 for two years of Company matching contributions to the 401(k) Retirement Plan and Deferred Compensation Plan; and $1,657,544 for excise tax and gross up.

(9)
Amount is equal to (i) two times Base Salary and Target Bonus for fiscal 2022, plus (ii) an amount payable pursuant to the CEO Transition Retention Agreement Letter based on Base Salary and the current LTIP target amount as of March 31, 2022.

(10)	Amount is two times Base Salary and Target Bonus for fiscal 2022.

Certain Termination Arrangements

Upon termination of Mr. McBurney’s employment, Mr. McBurney received the following benefits:

•	In accordance with the Severance Plan, Mr. McBurney received the following:
o	Severance equal to 52 weeks’ Base Salary (i.e., $342,000), payable bi-weekly in accordance with standard Company practices; and
o	Company-paid COBRA continuation coverage for up to one year following termination.

•	In accordance with a CEO Transition Retention Agreement Letter dated August 31, 2020, Mr. McBurney received the following:
o	A lump-sum payment equal to forty percent (40%) of his annual base salary at the time of such letter, which was equal to $136,800; and
o	A lump-sum payment equal to forty-five percent (45%) of his fiscal 2022 Target LTIP award, which was equal to $153,900.

•	In accordance with the McBurney Letter Agreement and his Restrictive Covenant Agreement, Mr. McBurney received the following:
o
Continued vesting of his unvested restricted stock units granted under the fiscal years 2019, 2020, and 2021 LTIPs scheduled to vest in 2022 and 2023 (which was estimated to be equal in value to $178,398, based on the closing stock price of $11.00 on October 29, 2021 (the date of Mr. McBurney’s termination of employment));

o
Continued vesting of his unvested option awards granted under the fiscal years 2019, 2020, and 2021 LTIPs scheduled to vest in 2022 (which was estimated to be equal in value to $22,575, based on the closing stock price of $11.00 on October 29, 2021 (the date of Mr. McBurney’s termination of employment));

o
Continued vesting of a pro-rated portion (based on months of service during the performance period) of his unvested performance stock award granted under the fiscal 2020 LTIP (for the fiscal 2020 through fiscal 2022 performance period), which was estimated to be equal in value to $23,361, based on the closing stock price of $9.01 on March 31, 2022 (the last day of fiscal 2022 and the performance period) and a payout percentage of 31% (as discussed in the section above titled Performance Stock under the Long-Term Incentive Plan for Performance Period Ending in 2022); and

o
A prorated payment related to the fiscal 2022 MIP based on the period Mr. McBurney worked during fiscal 2022, which was equal to $0 (as described above in the section titled Short-Term, Performance-Based Cash Award).

Upon termination of Mr. Casterton’s employment, Mr. Casterton received the following benefits:

•	In accordance with the Severance Plan, Mr. Casterton received the following:
o	Severance equal to 52 weeks’ Base Salary (i.e., $351,500), payable bi-weekly in accordance with standard Company practices;
o	Company-paid COBRA continuation coverage for up to one year following termination; and
o	Company-paid outplacement benefits equal to $6,400.

•	In accordance with the Casterton Letter Agreement and his Restrictive Covenant Agreement, Mr. Casterton received the following:
o
Continued vesting of his unvested restricted stock units granted under the fiscal years 2019, 2020, and 2021 LTIPs scheduled to vest in 2022 and 2023 (which was estimated to be equal in value to $189,222, based on the closing stock price of $11.00 on October 29, 2021 (the date of Mr. Casterton’s termination of employment));

o
Continued vesting of his unvested option awards granted under the fiscal years 2019, 2020, and 2021 LTIPs scheduled to vest in 2022 (which was estimated to be equal in value to $22,509, based on the closing stock price of $11.00 on October 29, 2021 (the date of Mr. Casterton’s termination of employment));

o
Continued vesting of a pro-rated portion (based on months of service during the performance period) of his unvested performance stock award granted under the fiscal 2020 LTIP (for the fiscal 2020 through fiscal 2022 performance period), which was estimated to be equal in value to $24,742, based on the closing stock price of $9.01 on March 31, 2022 (the last day of fiscal 2022 and the performance period) and a payout percentage of 31% (as discussed in the section above titled Performance Stock under the Long-Term Incentive Plan for Performance Period Ending in 2022); and

o
A prorated payment related to the fiscal 2022 MIP based on the period Mr. Casterton worked during fiscal 2022, which was equal to $0 (as described above in the section titled Short-Term, Performance-Based Cash Award).

CEO PAY RATIO

As a result of the rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are providing disclosure regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Brinker as the Company’s Chief Executive Officer. The CEO Pay Ratio included in this information is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

We last calculated our median employee with respect to fiscal 2021, where we used a measurement date of March 31, 2021, our fiscal year end, as of which date we employed, in total, approximately 10,900 individuals worldwide.  In determining the employee population from which we identified the median employee, we excluded the 211 employees located in India and 111 employees located in Serbia.

For each of the employees in our employee population, total annual compensation was calculated by compiling total wages, which included base salary, plus any overtime, shift premiums and cash allowances, actually paid to each member of our workforce (including full-time, part-time, seasonal and temporary employees), other than our CEO. When identifying the median employee, consistent with Item 402(u) of Regulation S-K, we included adjustments for annualizing the pay for any full-time and part-time employees who were employed by us for only part of the year.

Because of a change in the circumstances of the individual who was our median employee for our fiscal 2021 calculation that the Company determined would result in a material change to our CEO Pay Ratio, for fiscal 2022, we have identified another employee whose compensation is substantially similar to the previous compensation of the fiscal 2021 median employee for purposes of the calculations.  There have been no material changes to our aggregate employee population or our overall employee compensation arrangements since last year.  The newly identified median employee is a Final Assembler A based in our Grenada, Mississippi facility.

Based on the foregoing, the median of the annual total compensation of the Company’s employees (other than Mr. Brinker) was approximately $29,744 for fiscal 2022. Mr. Brinker’s total annual compensation, as reflected in the Summary Compensation Table, was $2,013,440. This yields a CEO Pay Ratio of 1:68.

ITEM 2 – APPROVAL OF AMENDMENTS TO THE MODINE MANUFACTURING COMPANY 2020 INCENTIVE COMPENSATION PLAN

The Board of Directors is proposing to adopt amendments to the 2020 Incentive Plan, subject to shareholder approval.  The Company is amending the 2020 Incentive Plan in order to (1) permit the issuance of additional shares available under the 2020 Incentive Plan for future awards to employees and non-employee directors and (2) impose a minimum vesting period applicable to equity grants under the 2020 Incentive Plan as described below.

Under this amendment, the maximum shares available under the 2020 Incentive Plan would increase from 2,890,000 shares to 4,437,500 shares.  Additionally, grants of equity to employees under the 2020 Incentive Plan after the date of amendment will be subject to a requirement that such grants may not vest earlier than the first anniversary of the date of grant.  However, grants in respect of an aggregate of up to five percent (5%) of shares of common stock available for grants under the 2020 Incentive Plan (as amended hereunder) may be granted without respect to this minimum one-year vesting condition.  Further, this one-year vesting limitation would not preclude or limit any grant (or any action by the Committee) from providing for accelerated vesting of such grant in connection with or following a change in control, a participant’s death, disability, or retirement.

At the time of the 2020 Incentive Plan’s adoption, the issuance of 2,890,000 shares under the plan was authorized and approved by the shareholders.  A number of factors have affected the rate at which the shares authorized under the 2020 Incentive Plan have been used (such rate, the “Burn Rate”), including the following:

•	a greater number of employee equity incentive awards as a result of new hires;

•
ongoing volatility in the equity markets and in the economy as a whole, which has continued to negatively affect our stock price, resulting in the issuance of a higher number of shares to maintain incentive levels necessary for promoting the growth of shareholder value and the Company; and

•	the Company’s conservative approach in determining the initial shares to be authorized under the 2020 Incentive Plan to avoid unnecessary dilution to existing shareholders.

To provide incentives in the future that will attract and retain the best available non-employee directors and employees for the Company and any subsidiaries that now exist or are hereafter organized or acquired by the Company, provide additional incentives to such persons, and promote the success and growth of the Company, the number of shares authorized under the 2020 Incentive Plan will need to be increased.  In determining the proposed increase to the number of shares to be authorized for issuance in connection with the 2020 Incentive Plan, the Committee and the Board of Directors considered the number of shares currently outstanding and the potential dilutive effect of the increase; the Burn Rate since the adoption of the 2020 Incentive Plan; recent trends in the market price of the Company’s shares; and the Company’s recent and projected practices with respect to awards under the 2020 Incentive Plan.

The following table shows, after giving effect to (a) all grants and vesting of restricted stock through June 6, 2022, and (b) all options exercised, in each case on or before June 6, 2022, the number of shares to be issued upon the exercise of outstanding options for each plan, the number of shares of restricted stock or restricted stock unit awards outstanding for each plan and the number of shares remaining available for issuance under the 2020 Incentive Plan.  As of June 6, 2022, there were 52,026,188 shares of the Company’s common stock outstanding.

Plan	Shares to be Issued upon Exercise of Outstanding Options (1)	Unvested Restricted Stock and Restricted Stock Unit Awards	Shares Remaining Available for Future Grant

2020 Incentive Compensation Plan	708,533	767,251	815,443

2017 Incentive Compensation Plan (2)	240,804	44,046	-

Amended and Restated 2008 Incentive Compensation Plan (2)	249,528	-	-

Total	1,198,865	811,297	815,443

(1)
The weighted average exercise price of the outstanding options is $12.24 and the weighted average term to expiration is 7.3 years.  The weighted average exercise price does not take into account awards of restricted stock units which do not have an exercise price.

(2)	As previously disclosed, no further grants were or shall be made under these plans since the adoption of subsequent plans.

When determining the addition of a one-year vesting requirement to the 2020 Incentive Plan, the Committee considered overall trends in executive compensation and determined that the minimum vesting period of one year is generally consistent with the awards the Committee grants to employees of the Company under the 2020 Incentive Plan and wanted to emphasize such minimum vesting period as a priority in future grants under the 2020 Incentive Plan, consistent with market practice.

Shares Available for Future Awards

The following table includes information regarding shares that would be available for future awards as of June 7, 2022 assuming this proposed amendment is approved:

Current Shares Available for Grant	815,443
New Shares Requested Subject to Shareholder Approval	1,547,500
Total Shares Available for Grant Under 2020 Incentive Plan Assuming Shareholder Approval	2,362,943

If this proposed amendment is not approved by the shareholders, the Company would continue to grant awards using the shares remaining available under the 2020 Incentive Plan, and the Committee would consider non-equity-based alternatives for compensating participants while maintaining, to the greatest extent possible, the objectives of the Company’s compensation programs.

Purpose

The 2020 Incentive Plan was adopted to provide incentives that will attract and retain the best available non-employee directors and employees for the Company and any subsidiaries that now exist or are hereafter organized or acquired by the Company, provide additional incentives to such persons, and promote the success and growth of the Company.  These purposes may be achieved through the grant of options to purchase common stock of the company, stock appreciation rights (“SARs”), restricted stock awards, unrestricted stock, restricted stock unit awards, performance stock awards and phantom stock awards, as described below.

Shareholder approval of the proposed amendment will enable the Company to, among other objectives, grant options that, if so desired, will qualify as “incentive stock options” under Section 422 of the Code.  Shareholder approval of the amendments to the 2020 Incentive Plan is also a condition to the listing of the additional shares of common stock issuable under the 2020 Incentive Plan.

2020 Incentive Plan Summary

The following is a summary description of the material terms of the 2020 Incentive Plan, amended as proposed, assuming this proposed amendment is approved.  Please read the 2020 Incentive Plan to understand all of the terms of the plan.  The description is qualified in entirety by the full text of the 2020 Incentive Plan, amended as proposed, attached hereto as Appendix A.

Key Features of 2020 Incentive Plan

Key features of the 2020 Incentive Plan include:

•	the 2020 Incentive Plan is administered by the HCC Committee, which is comprised solely of independent directors;

•	Awards available under the 2020 Incentive Plan include stock options, restricted stock, unrestricted stock, restricted stock units, SARs, performance stock and phantom stock awards;

•	the aggregate number of shares authorized under the 2020 Incentive Plan, assuming shareholder approval of this amendment, shall be 4,437,500;

•	for each award denominated in shares of stock, each share granted shall be counted as one share against the above share limit;

•	no non-employee Director may receive an award under the 2020 Incentive Plan for shares with an aggregate grant date fair value in excess of $300,000 in any fiscal year;

•
the Committee may not (i) reduce the exercise price of any outstanding option or SAR, (ii) cash out an underwater option or SAR or (iii) regrant or exchange an underwater option or SAR with another Award under the 2020 Incentive Plan (including an option or SAR), without shareholder approval or except in the event of certain corporate transactions;

•
the prohibition of liberal share counting.  Specifically, upon the exercise of an option or SAR granted under the 2020 Incentive Plan, the full number of options or SARs exercised is considered to have been issued under the 2020 Incentive Plan, regardless of the number of shares withheld to satisfy taxes or used to exercise an option or SAR;

•
the prohibition of dividends or dividend equivalents on unvested awards.  The 2020 Incentive Plan prohibits the payment dividends and dividend equivalents on options, SARs and performance stock awards until after shares have been issued under such awards. For awards of restricted stock, restricted stock units, and phantom stock, where dividends or dividend equivalents may accrue, such amounts would be subject to the same vesting conditions as the underlying awards; and

•
grants of equity under the 2020 Incentive Plan will be subject to a requirement that such grants to employees may not vest earlier than the first anniversary of the date of grant, subject to accelerated vesting of such grant in connection with a change in control or following a participant’s death, disability, or retirement. However, grants in respect of an aggregate of up to five percent (5%) of shares of common stock available for grants under the 2020 Incentive Plan (as amended hereunder) may be granted without respect to this minimum one-year vesting condition.

Performance Goals Under 2020 Incentive Plan

The 2020 Incentive Plan permits the HCC Committee to set performance goals with respect to any grants thereunder.  Awards subject to performance goals can relate to one or more criteria and can be measured on an absolute basis or in terms of growth or reduction.  In addition, the HCC Committee may determine the achievement of any performance goals with or without regard to any of the following events that may occur during the performance period applicable to a performance-based award: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) the effect of events that are unusual in nature or infrequently occurring; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses, each as set forth by the HCC Committee generally at the time of the grant.  For awards subject to performance goals, the HCC Committee retains the discretion to adjust awards downward.

Administration

The 2020 Incentive Plan will be administered by the HCC Committee, except that grants of awards to non-employee directors will be made by the entire Board.  The HCC Committee has the authority to interpret the 2020 Incentive Plan, and the decision of the HCC Committee on any questions concerning the interpretation of the 2020 Incentive Plan will be final and conclusive.  Subject to the provisions of the 2020 Incentive Plan, the HCC Committee has full and final authority to designate the persons to whom awards will be granted; grant awards in such form and amount as the HCC Committee determines; impose limitations, restrictions and conditions upon any award as the HCC Committee deems appropriate; waive, in whole or in part, any limitations, restrictions or conditions imposed upon an award as the HCC Committee deems appropriate; and modify, extend or renew any award previously granted.  However, the HCC Committee does not have the authority to reprice awards without shareholder approval.

No Repricing

Without shareholder approval, the Company may not (i) change the terms of an option or SAR to lower its purchase or grant price, (ii) take any other action that is treated as a “repricing” under generally accepted accounting principles, or (iii) repurchase for cash or cancel an option or SAR at a time when its purchase or grant price is greater than the fair market value of the underlying stock in exchange for another Award (including an Option or SAR) unless the cancellation and exchange occurs in connection with certain recapitalization events, as described in the 2020 Incentive Plan.

Eligibility

Any non-employee director or employee of the Company or any subsidiary of the Company is eligible to participate in the 2020 Incentive Plan.  As of May 27, 2022, the Company had nine non-employee directors and the Company and its subsidiaries had approximately 11,300 employees, including six executive officers.

Non-Employee Director Grant Limitation

Under the 2020 Incentive Plan, a non-employee director may not receive common stock awards with an aggregate grant date fair value in excess of $300,000 in any fiscal year.

Stock Option Awards

Stock options will consist of incentive and nonqualified stock options to purchase shares of the Company’s common stock.  The HCC Committee will, among other things, establish the number of shares subject to the option, the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time.  The option exercise price will not be less than 100 percent of the fair market value of the stock on the date of the grant.  Unless otherwise provided by the Committee and reflected in the applicable award agreement, all options shall vest over a four-year period, with 25 percent of the options granted in an individual award agreement vesting on each annual anniversary after the date of the grant.  A stock option may be exercised in whole at any time or in part from time to time; provided, however, that no option will be exercisable in whole or in part more than ten years from the date of grant.

Stock Appreciation Rights

The HCC Committee may also grant SARs which represent the right to receive an amount of cash or shares of Company common stock based on appreciation in the fair market value of shares of the common stock over a base price.  The grant price of the SARs may not be less than 100% of the fair market value of the stock on the date of grant.

Performance Stock Awards

The HCC Committee may grant stock awards based upon the achievement of performance goals.  If determined by the HCC at the time of grant, performance stock awards may be settled in cash in an amount equal to the fair market value of the shares at the time of settlement that the participant is entitled to receive.  The HCC Committee also establishes the award period, the threshold, target and maximum performance levels, and the number of shares payable at various performance levels from the threshold to the maximum.  In order to receive payment, a grantee must generally remain employed by the Company to the end of the award period.  The HCC Committee may impose additional conditions on a grantee’s entitlement to receive a performance stock award.

Restricted Stock Awards

The HCC Committee or the Board, as applicable, has broad discretionary authority to set the terms of awards of restricted stock under the 2020 Incentive Plan and may grant unrestricted awards as well.  Participants will receive all dividends on, and will have all voting rights with respect to, such shares; provided, however, any such dividends shall accrue and be paid at the time such shares vest.  The HCC Committee may condition the grant of restricted stock upon the attainment of performance goals.  Unless otherwise provided by the Committee and reflected in the applicable award agreement, all restricted stock awards shall vest over a four-year period, with 25% of the restricted stock granted in an individual award agreement vesting on each annual anniversary after the date of the grant.

Restricted Stock Unit Awards

The HCC Committee may grant restricted stock units that entitle a grantee to receive one share of common stock for each restricted stock unit if the vesting conditions are satisfied.  If determined by the HCC Committee at the time of grant, restricted stock units may be settled in cash in an amount equal to the fair market value of the shares at the time of settlement that the participant is entitled to receive.  The HCC Committee may condition the grant of restricted stock units upon the attainment of performance goals.

Phantom Stock Awards

The HCC Committee may grant phantom stock awards that entitle a grantee to receive cash payments based upon the closing market price of the Company’s common stock if predetermined conditions are satisfied.  The HCC Committee may condition the grant of a phantom stock award upon the attainment of the performance goals.

Shares Available

If the amendments to the 2020 Incentive Plan are approved, there will be 4,437,500 shares authorized and available for issuance (prior to any reduction for previously granted and outstanding awards) under the 2020 Incentive Plan, all of which may be granted as incentive stock options.  Shares subject to Awards that are canceled, terminated or lapse for any reason become available again for award under the 2020 Incentive Plan.  Any Award or portion thereof that is settled in cash is not counted against the shares available.  Finally, the number of shares for any Award used to satisfy tax withholding for an Award under the 2020 Incentive Plan shall be counted against the shares available.  The 2020 Incentive Plan provides that all stock awards will count as one share against the number of shares available under the 2020 Incentive Plan.

Adjustments and Change in Control

If any stock dividend is declared upon the common stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the common stock, resulting in a split or combination or exchange of shares, the HCC Committee will make or provide for an adjustment in the number of and class of shares that may be delivered under the 2020 Incentive Plan, and in the number and class of and/or price of shares subject to outstanding awards, as it may, in its discretion, deem to be equitable.

Assuming the assumption of awards by a successor, unless a particular award agreement provides otherwise, upon the involuntary termination of a participant’s employment without “cause” (as defined in the 2020 Incentive Plan) within the one-year following a “change in control” of the Company (as defined in the 2020 Incentive Plan), all unvested awards that are not subject to a performance goal shall become fully vested and exercisable.  Similarly, unless a particular award agreement provides otherwise, for awards subject to a performance goal, upon a “change in control,” the performance criteria applicable to such award, other than time-based service vesting criteria, shall be deemed to be satisfied at the Target level.  In the event of an involuntary termination of such participant’s employment without “cause” within the one-year period following a “change in control,” the time-based service vesting criteria shall also be waived and the award shall become vested.

Term

The 2020 Incentive Plan will expire on July 23, 2030.

Amendment

The Board may, from time to time, amend, modify, suspend or terminate the 2020 Incentive Plan; provided, however, that no such action may impair, without the grantee’s consent, any award previously granted under the 2020 Incentive Plan, or be made without shareholder approval where such approval would be required as a condition of compliance with the Code or other applicable laws or regulatory requirements.  Absent shareholder approval, and with limited exceptions identified in the 2020 Incentive Plan, neither the HCC Committee nor the Board will have any authority, with or without the consent of a grantee, to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for another award including an option or SAR with an exercise price that is less than the exercise price of the original options or SARs, except in the event of a corporate event involving the Company, as authorized under the 2020 Incentive Plan.  As stated in the “No Repricing” discussion above, the Company also may not repurchase for cash an underwater option or SAR.

Federal Income Tax Consequences Relating to the 2020 Incentive Plan

The following is a brief summary of the Company’s understanding of the principal federal income tax consequences of grants made under the 2020 Incentive Plan based upon the applicable provisions of the Code in effect on the date hereof.

Nonqualified Stock Options and Stock Appreciation Rights.  A participant will not recognize taxable income upon the grant of a nonqualified stock option or SAR.  Upon exercise, the participant will recognize ordinary income equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise or grant price.  In the case of stock options or stock-settled SARs, upon the subsequent sale of the acquired shares, any additional gain or loss will be a capital gain or loss, and a long-term gain or loss if the shares have been held for more than one year.

Incentive Stock Options.  A participant will not recognize taxable income when an incentive stock option is granted or exercised.  However, the excess of the fair market value of the covered shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes.  If the participant exercises the option and holds the acquired shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss.  If the participant sells the acquired shares before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.  Any additional gain will be a capital gain and a long-term gain if the shares have been held for more than one year.

Restricted Stock, Restricted Stock Units, Performance Stock and Phantom Stock.  A participant will not recognize taxable income upon the grant of restricted stock, restricted stock units, performance stock or phantom stock.  Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the shares (or cash) received minus any amounts the participant paid.  Any subsequent gain or loss will be a capital gain or loss, and a long-term gain or loss if the shares have been held for more than one year.  For restricted stock only, the participant may instead elect to be taxed at the time of grant.  If the participant makes such an election, the one year long-term capital gains holding period begins on the date of grant.

Tax Effect for the Company.  The Company generally will receive a deduction for any ordinary income recognized with respect to an award, except to the extent limited by Section 162(m) of the Code.

The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult his or her own tax counsel.  The foregoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation.

New Plan Benefits

We cannot determine how many eligible employees and non‑employee directors will participate in the plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be issued under the 2020 Incentive Plan, as amended.  The following table sets forth the awards granted under the 2020 Incentive Plan during Fiscal 2022 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group, and (iv) all employees other than executive officers as a group.

Name	Shares of Restricted and Unrestricted Stock Awarded in Fiscal 2022	Options Awarded in Fiscal 2022

Neil D. Brinker	41,069	44,439
Michael B. Lucareli	18,075	19,558
Eric S. McGinnis	70,513	20,553
Sylvia A. Stein	8,245	8,922
Brian J. Agen	6,304	6,821
Matthew J. McBurney	6,935	7,504
Joel T. Casterton	6,915	7,483

All current executive officers as a group (six persons)	151,879	108,577

All current directors who are not executive officers (eight persons)	71,557	-

All other employees, including all current officers who are not executive officers	168,162	94,899

Market Value

On March 31, 2022, the closing sales price of the common stock on the NYSE was $9.01 per share.

Equity Compensation Plan Information

Each of Modine’s equity compensation plans, listed below, has been approved by shareholders:

•	Amended and Restated 2008 Incentive Compensation Plan;

•	2017 Incentive Compensation Plan; and

•	2020 Incentive Plan.

The following table sets forth required information about equity compensation plans as of March 31, 2022:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants or rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of shares remaining available for future issuance (excluding securities reflected in 1st column) (3)
Equity Compensation Plans approved by security holders	1,887,827	$12.12	1,284,766

Equity Compensation Plans not approved by security holders	-	-	-
Total	1,887,827	$12.12	1,284,766

(1)
Includes shares issuable under the following type of awards: options – 979,240 shares; restricted stock units - 871,868 shares; and performance stock assuming a 31% payout – 36,719 shares.  The number of shares subject to options were granted under the following plans: 2008 Incentive Plan – 261,470 shares, 2017 Incentive Compensation Plan - 240,804 shares, 2020 Incentive Plan - 476,966 shares.  Shares issuable under performance stock awards and restricted stock unit awards were granted under the following plans: 2017 Incentive Compensation Plan - 224,791 shares, 2020 Incentive Plan - 683,796 shares.

(2)	The weighted average exercise price does not take into account awards of restricted stock units or performance stock which do not have an exercise price.

(3)	Shares remaining available for future issuance under the 2020 Incentive Plan.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendments to the Modine Manufacturing Company 2020 Incentive Compensation Plan.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast thereon, provided a quorum is present.  Because broker non−votes are not considered votes cast, they will have no effect on the vote.  In accordance with the rules of the NYSE, abstentions will be counted as votes cast for purposes of this proposal, giving them the effect of votes cast against the proposal.

ITEM 3 – ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, the Company annually seeks the advisory vote of its shareholders on its executive compensation program and asks that you support the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis section and accompanying tables contained in this proxy statement.

The HCC Committee and the Company are committed to paying for performance and ensuring that the executive compensation plans of the Company drive value.  This commitment is reflected in the Company’s executive compensation program, which is designed to balance short- and long-term considerations while rewarding management in a way that reflects the Company’s performance over time.

This proposal, commonly known as a “Say on Pay” proposal, gives you the opportunity to indicate your support or lack of support for the Company’s fiscal 2022 pay practices and programs for the NEOs through the following resolution:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

This vote is not for or against a particular item of compensation but rather is with regard to the executive compensation program, as a whole, for the NEOs.  This shareholder vote is advisory and is, therefore, not binding on the Board of Directors. The Board of Directors will, however, take the outcome of this vote into account when determining NEO compensation for future years.

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s NEOs.

Vote Required for Approval

Approval of the advisory vote supporting the Company’s executive compensation policies and procedures for its NEOs requires the affirmative vote of a majority of the votes cast thereon, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will have no effect on the vote.

ITEM 4 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023 to audit the consolidated financial statements of the Company.  Before the Audit Committee selected PwC, it carefully considered the qualifications of the firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing.  Services provided to the Company and its subsidiaries by PwC in fiscal 2022 and fiscal 2021 are described under Independent Auditor’s Fees for Fiscal 2022 and 2021 below.

If the shareholders do not ratify the appointment of PwC, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.  If, prior to the annual meeting, PwC declines to act or its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint another independent registered public accounting firm whose engagement for any period subsequent to the meeting will be subject to ratification by the shareholders at the 2022 Annual Meeting of Shareholders.

Representatives of PwC are expected to be present at the 2022 Annual Meeting of Shareholders.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

INDEPENDENT AUDITOR’S FEES FOR FISCAL 2022 AND 2021

The following table represents fees for professional audit services rendered by PwC for the audit of the Company’s consolidated financial statements for the fiscal years ended March 31, 2022 and March 31, 2021, and fees billed for other services rendered by PwC during those periods.

(In thousands)	Fiscal 2022	Fiscal 2021
Audit Fees: (a)	$2,807	$2,619
Audit-Related Fees: (b)	$0	$23
Tax Fees: (c)	$74	$56
All Other Fees:	$0	$0
Total	$2,881	$2,698

(a)
Audit Fees: Fees for professional services performed by PwC for (1) the audit of the Company’s annual consolidated financial statements included in the Company’s annual report on Form 10-K and review of financial statements included in the Company’s quarterly reports on Form 10-Q; (2) the audit of the Company’s internal control over financial reporting; and (3) services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)
Audit-Related Fees: Fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements.  The audit-related fees in fiscal 2021 related to a financial statement review of the Company’s air-cooled automotive business, which was sold in April 2021.

(c)
Tax Fees: Fees for professional services performed by PwC with respect to tax compliance, tax advice, and tax planning.  This may include preparation of returns for the Company and its consolidated subsidiaries, refund claims, payment planning and tax audit assistance.

Pre-Approval Policy

The Audit Committee pre-approves all audit services and permitted non-audit services, including all fees and terms, to be performed for the Company by its independent registered public accounting firm.  Alternatively, the Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.  Non-audit services are reviewed and pre-approved by project at the beginning of each fiscal year.  Descriptions of each project are provided to the Audit Committee.  Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee for pre-approval prior to engaging the independent registered public accounting firm to perform any services.  The Audit Committee is routinely informed as to the non-audit services actually provided by the independent registered public accounting firm pursuant to the pre-approved projects.  All of the fees paid to the independent registered public accounting firm in the fiscal year ended March 31, 2022 and fiscal year ended March 31, 2021 were approved in advance by the Audit Committee.

The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of six members, each of whom has been determined by the Board to be sufficiently experienced, financially literate and independent in accordance with the applicable NYSE listing standards.  Mr. Cooley, the Chair of the Audit Committee, Mr. Ashleman, Ms. Harper and Mr. Wilson qualify as audit committee financial experts within the meaning of the SEC rules.

The Audit Committee operates under a written charter adopted by the Board of Directors.  Under its charter, the Audit Committee’s purpose is to assist the Board of Directors in overseeing:

•	The integrity of the Company’s financial statements;

•	The internal control and disclosure control systems of the Company;

•	The independent registered public accounting firm’s qualifications and independence;

•	The performance of the Company’s internal audit function and independent registered public accounting firm; and

•
The implementation and effectiveness of the Company’s programs to promote ethics and compliance with its legal and regulatory requirements, and will prepare disclosures required by the SEC relative to the Audit Committee.

The Audit Committee is responsible for appointing and overseeing the work of the Company’s independent registered public accounting firm for the purpose of preparing and issuing an audit report and performing related work, and for discussing with the independent registered public accounting firm appropriate staffing and compensation.  It is also the responsibility of the Audit Committee to ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law, or more frequently if the Audit Committee may deem necessary.

In determining whether to reappoint PwC as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2023, the Audit Committee considered the qualifications of the firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing.  Members of the Audit Committee prepared written evaluations of PwC, and the evaluations were considered as part of the reappointment process, along with additional input from members of executive management and the head of the Company’s Internal Audit department regarding their views of and experiences with PwC in its capacity as the Company’s independent registered public accounting firm.

The Audit Committee discussed and approved PwC’s compensation for its work as the Company’s independent registered public accounting firm based on a number of factors.  These factors included the review of a fee proposal presented by PwC describing the background of the relationship, the proposed scope of audit, and circumstances distinguishing PwC’s work in fiscal 2022 from its proposed fiscal 2023 role.  The Audit Committee also received input from management regarding its work experience with the PwC audit team and the reasonableness and market competitiveness of PwC’s fee proposal.

In addition, the Audit Committee is charged under its charter with a wide range of responsibilities and authority, including, among others:

•
Retaining, to the extent it deems necessary or appropriate, and with appropriate funding provided by the Company, independent legal, accounting or other advisors, or other services or tools as it deems necessary or appropriate in carrying out its duties;

•	Pre-approval of all audit and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor;

•	Oversight of management’s implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest;

•	Review of the activities and recommendations of the Company’s internal auditing program;

•
Monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent registered public accounting firm about draft annual financial statements and key accounting and reporting matters;

•	Monitoring and reviewing the Company’s earnings releases with management and the Company’s independent registered public accounting firm;

•
Evaluating the qualifications, performance and independence of the independent auditor and the lead partner of the independent audit team, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors, and present its conclusions with respect to the independent auditor to the Board;

•	Reviewing the independent registered public accounting firm’s quality control program and any material control issues;

•	Annually reviewing management’s programs to monitor compliance with the Company’s Code of Ethics;

•	Annually reviewing with management the assumptions and disclosures related to the defined benefit and post-employment benefit plans;

•	Reviewing with management at least semi-annually the status, policies and procedures relating to Company common stock held in any such plan; and

•
Review and approve the Company’s initiatives, metrics, tracking and disclosures concerning environmental and sustainability measures in connection with environmental, social and governance (ESG) reporting, and monitor the Company’s progress with respect to such initiatives and metrics.

The Audit Committee met eight times during the fiscal year ended March 31, 2022.  The Audit Committee has an appropriate number of meetings to ensure that it devotes appropriate attention to all of its responsibilities.  The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors and compliance personnel, in each case without any other member of the Company’s management being present.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all financial statements, including the Company’s audited financial statements, prior to their issuance, and to discuss significant accounting issues.  Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with PwC matters relating to its independence, after receiving the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, for filing with the SEC.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity.  The Audit Committee completes its review of the matters described above prior to the public announcements of financial results.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and its report on the effectiveness of the Company’s internal control over financial reporting, and of the Company’s independent registered public accounting firm, who, in their report, express an opinion on the Company’s annual financial statements and on the effectiveness of the Company’s internal control over financial reporting.

THE AUDIT COMMITTEE
Charles P. Cooley, Chair
Eric D. Ashleman
Katherine C. Harper
Christopher W. Patterson
David J. Wilson
Christine Y. Yan

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and certain persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of equity securities of Modine and derivative securities of Modine with the SEC.  Those “reporting persons” are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of those filings and other information furnished by the reporting persons, we believe that all of the Company’s reporting persons complied during the fiscal year ended March 31, 2022 with the reporting requirements of Section 16(a) of the Exchange Act, except that due to an administrative error a late Form 3 was filed on behalf of Ms. Harper.

ADDITIONAL MATTERS

The Board of Directors is not aware of any other matters that will be presented for action at the 2022 Annual Meeting of Shareholders.  Should any additional matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their best judgment.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why are you holding a virtual meeting instead of a physical meeting?

In light of significant improvements in technology and changes in applicable law in recent years, we have determined to hold an entirely virtual meeting.  We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting.

How may I access the virtual Annual Meeting?

You may access the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/MOD2022 where you will be able to attend and participate online, vote your shares electronically, and submit questions prior to and during the meeting.

How do I ask questions during the Annual Meeting?

You may submit questions during the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/MOD2022,  where you will enter the 16-digit control number found on the proxy card or voter instruction form provided to you with this proxy statement.  Shareholders who do not have a 16-digit control number should contact their bank or broker to obtain one.

Shareholders are able to submit questions for the Annual Meeting’s question and answer session during the meeting through www.virtualshareholdermeeting.com/MOD2022. Shareholders who have been provided or obtained a 16-digit control number may submit a question during the meeting at www.virtualshareholdermeeting.com/MOD2022 after logging in with that control number.

Shareholder questions must be pertinent to matters properly before the meeting.  The Annual Meeting is not to be used as a forum to present views that are not directly related to the business before the Annual Meeting.  Recording of the Annual Meeting is prohibited.  A webcast playback will be available at www.virtualshareholdermeeting.com/MOD2022 24 hours after the completion of the meeting.

Any additional information regarding the rules and procedures for participating in the Annual Meeting will be available during the meeting on the meeting website.  We encourage you to access the Annual Meeting before it begins. Online check-in will be available at
www.virtualshareholdermeeting.com/MOD2022 approximately 15 minutes before the meeting starts on July 21, 2022.  If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
Who may vote?

You may vote your shares of common stock if our records show that you owned the shares at the close of business on May 27, 2022, the record date.  A total of 51,972,997 shares of common stock were outstanding as of the record date and entitled to vote at the annual meeting.  You are entitled to one vote for each share of common stock you own.  The holders of common stock do not have cumulative voting rights.  The enclosed proxy card shows the number of shares you may vote.

How do I vote?

You may vote your shares electronically at the annual meeting, by telephone or by a properly appointed proxy.

Registered Holders

Registered holders may vote prior to the annual meeting (i) by completing and mailing the enclosed proxy card, or (ii) electronically via the Internet, or (iii) by calling Broadridge Financial Solutions, Inc.  Specific instructions for each voting option are set forth on the enclosed proxy card.  You may also vote electronically at the annual meeting.

The Internet and telephone voting procedures on the enclosed proxy card to vote your shares prior to the annual meeting are for your convenience and reduce costs for Modine.  The procedures are designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Street Name Holders

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone.  If your bank or brokerage firm is participating in the Broadridge Investor Communication Services’ program, your voting form will provide you with instructions.

401(k) Retirement Plan Participants

If you are a participant in one of Modine’s 401(k) Retirement Plans, you will receive a proxy on which you may indicate your voting instructions for the shares held in your plan account.  The trustee for the plan, Equiniti Trust Company, will vote your shares as you direct.  If a proxy is not returned for shares held in a plan, the trustee generally will vote those shares in the same proportion that all shares in the plan for which voting instructions have been received are voted, although it may do otherwise in its discretion.

May I vote during the annual meeting?

Although we encourage you to complete and return the proxy card or vote via the Internet or by telephone prior to the annual meeting to ensure that your vote is counted, you may attend the annual meeting and vote your shares electronically at the annual meeting.

What does the Board of Directors recommend?

The Board of Directors’ recommendation is included with the description of each item in this proxy statement.  In summary, the Board recommends a vote:

“FOR” election of each of the Company-nominated directors for terms expiring in 2025 (see Item 1); and

“FOR” approval of the amendments to the Company’s 2020 Incentive Compensation Plan (see Item 2);

“FOR” approval of the Company’s NEO compensation (see Item 3); and

“FOR” ratification of the Company’s independent registered public accounting firm (see Item 4).

Unless you give other instructions, the persons named as proxies will vote “FOR” Items 1, 2, 3 and 4.

What if other matters come up at the annual meeting?

To our knowledge, the matters described in this proxy statement are the only matters that will be subject to a vote at the annual meeting.  If other matters are properly presented, the persons appointed as proxies will vote your shares on those other matters in accordance with their best judgment.

May I change my vote after I appoint a proxy?

Yes, you may change your vote by revoking your proxy.  You may revoke your proxy by:

•	submitting a new proxy;
•	giving written notice before the annual meeting to the Company’s Secretary stating that you are revoking your previous proxy;
•	revoking your proxy in the same manner you initially submitted it – by mail, Internet, or the telephone; or
•	virtually attending the annual meeting and voting your shares electronically at the annual meeting.
If you decide to vote your shares electronically at the annual meeting, we prefer that you first revoke your prior proxy in the same way you initially submitted it – that is, by mail, Internet or the telephone.  The presence at the annual meeting of a shareholder who has made an effective proxy appointment does not, by itself, constitute a revocation of a proxy appointment.

How are votes counted?

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting.  Abstentions and broker non-votes are counted as present for purposes of determining a quorum.
Voting on the Election of Directors (Item 1)

Directors in an uncontested election are elected by a majority of the votes cast by holders of shares of the Company’s common stock entitled to vote in the election at a shareholder meeting at which a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the  vote.

Voting on the amendments to the Company’s 2020 Incentive Compensation Plan (Item 2)

Approval of this proposal requires the affirmative vote of a majority of the votes cast, provided a quorum is present.  Because broker non-votes are not considered votes cast, they will not have an effect on the vote.  In accordance with the rules of the NYSE, abstentions will be counted as votes cast for purposes of this proposal, giving them the effect of votes cast against the proposal.

Advisory Vote on NEO Compensation (Item 3)

Approval of the advisory resolution on the Company’s NEO compensation policies and procedures for its NEOs requires the affirmative vote of a majority of the votes cast, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Voting on the Ratification of Independent Registered Public Accounting Firm (Item 4)

Approval of this proposal requires the affirmative vote of a majority of the votes cast, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Who will count the votes?

Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes under the supervision of the Inspectors of Election appointed by the Board of Directors.

Shareholder Proposals for 2023 Annual Meeting

Shareholder proposals for the 2023 Annual Meeting of Shareholders of the Company must be received no later than February 21, 2023 at the Company’s principal executive office, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552, directed to the attention of the Company’s Secretary, in order to be considered for inclusion in next year’s annual meeting proxy material under the proxy rules of the SEC.  Written notice of shareholder proposals and director nominations for the 2023 Annual Meeting of Shareholders of the Company that are not intended to be considered for inclusion in next year’s annual meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received no earlier than March 23, 2023 and no later than April 22, 2023 at such offices, directed to the attention of the Company’s Secretary, and must be submitted in accordance with the requirements of the Bylaws of the Company.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (when effective) for the 2023 Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by May 22, 2023.

Who pays for this proxy solicitation?

Modine pays for the proxy solicitation.  Directors, officers and employees of Modine, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile transmission or other means.  Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

How may I help reduce mailing costs?

Eligible shareholders who have more than one account in their name or the same address as other shareholders may authorize us to discontinue mailings of multiple annual reports and proxy statements.  Most shareholders can also view future annual reports and proxy statements on the Internet rather than receiving paper copies in the mail.  See the next two questions and answers and your proxy card for more information.
Are proxy materials and the annual report available electronically?

Yes, they are available at www.proxyvote.com and on our website, www.modine.com. In addition, shareholders may elect to view future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail.  If you are a shareholder of record, you may choose this option and save us the cost of producing and mailing these documents by following the instructions provided on the proxy card to vote on the Internet.  On the referenced website, you will be given instructions to choose to receive future proxy statements and annual reports electronically.  If you hold your stock in street name, please refer to the information provided by the party in whose name the shares are held for instructions on how to elect to view future proxy statements and annual reports on the Internet.

What happens if multiple shareholders share the same address?

We have adopted a procedure called “householding,” so we are sending only one proxy statement to shareholders with the same last name at a single address, unless we have received instructions to do otherwise.  Householding reduces our printing and postage costs.  If a shareholder of record wishes to receive a separate copy of a proxy statement or annual report in the future, he or she may tell us so by providing written notice to the Company’s Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, WI 53403-2552, or oral notice by calling 262-636-1517.  Upon written or oral request, the Company will promptly send a copy of either document.

Shareholders of record sharing the same address and receiving multiple copies of the annual report and proxy statement may request householding by contacting us in the same manner.  If you own your shares in street name, you may request householding by contacting the entity in whose name the shares are held.

The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

Sylvia A. Stein,
Vice President, General Counsel, Corporate Secretary
and Chief Compliance Officer

June 21, 2022

The Company will provide to any shareholder, without charge, upon written request of such shareholder, a copy of the Company’s Form 10-K (without exhibits).  Such requests should be addressed to:  Vice President, Treasurer, Investor Relations and Tax, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin, 53403-2552.  A copy of the Company’s Form 10-K is available on our website, www.modine.com.

APPENDIX A

MODINE MANUFACTURING COMPANY
2020 INCENTIVE COMPENSATION PLAN

Amended and Restated Effective as of July 21, 2022

I.            INTRODUCTION.

1.01        Purpose.  The Modine Manufacturing Company 2020 Incentive Compensation Plan (the “Plan”) is intended to provide incentives that will (a) attract and retain the best available (i) non-employee directors of Modine Manufacturing Company (the “Company”) and (ii) employees of the Company or any Subsidiary that now exists or hereafter is organized or acquired by the Company, (b) provide additional incentive to such persons and (c) promote the success and growth of the Company.  These purposes may be achieved through the grant of options to purchase Common Stock, the grant of Stock Appreciation Rights, the grant of Restricted Stock Awards, the grant of Restricted Stock Units, the grant of Performance Stock Awards, the grant of Unrestricted Common Stock Awards, and the grant of Phantom Stock Awards, as described below.

1.02        Effective Date.  The effective date of the Plan is July 23, 2020 (the “Effective Date”), subject to the approval of the shareholders of the Company at the 2020 Annual Meeting of Shareholders.

II.         DEFINITIONS.

2.01      “Affiliate” or “Associate” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as it may be amended from time to time.

2.02        “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, unrestricted Common Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Phantom Stock Award, as appropriate.

2.03        “Award Agreement” means the agreement between the Company and the Grantee specifying the terms and conditions as described thereunder.

2.04        “Board” means the Board of Directors of the Company.

2.05        “Cause” shall be deemed to exist if, and only if: (a) Grantee engages in an act of dishonesty constituting a felony that results or is intended to result directly or indirectly in gain or personal enrichment at the expense of the Company; (b) Grantee discloses confidential information of the Company that results in a demonstrable material injury to the Company; or (c) Grantee has engaged in a willful and continued failure to perform substantially the Grantee’s duties on behalf of the Company.

2.06        “Change in Control” shall be deemed to take place on the occurrence of any of the following events: (a) the consummation of (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding capital stock of the Company entitled to vote in elections of directors  (the “Voting Power”) of the Company immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any Affiliate or Associate thereof) hold less than 50% of the Voting Power of the surviving or resulting corporation, or (ii) a transfer of 30% of the Voting Power, or a majority of the Company’s consolidated assets, other than to an entity of which the Company owns at least 50% of the Voting Power; or (b) the date upon which individuals, who as of the Effective Date, constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided however, that any person becoming a director subsequent to the Effective Date whose appointment or nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c).

2.07        “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.08        “Committee” means the committee described in Article IV or the person or persons to whom the committee has delegated its power and responsibilities under Article IV.

2.09        “Common Stock” or “Stock” means the common stock of the Company having a par value of $0.625 per share.

2.10        “Company” means Modine Manufacturing Company, a Wisconsin corporation.

2.11        “Fair Market Value” means, as of any date of determination, (a) the closing sale price of a share of Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Stock are traded or quoted at the relevant time), or (b) if no such sale shall have been made on that day, on the last preceding day on which there was such a sale. If such Stock is not then listed or quoted as referenced above, Fair Market Value shall be an amount determined in good faith by the Committee.

2.12      “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.

2.13        “Grantee” means an individual who has been granted an Award.

2.14        “Incentive Stock Option” or “ISO” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.

2.15        “Non-Qualified Stock Option” or “NSO” means an option other than an Incentive Stock Option.

2.16        “Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

2.17        “Performance Goal” means a performance goal established by the Committee at the time of the grant of an Award that is based on the attainment of goals relating to one or more business criteria measured on an absolute basis or in terms of growth or reduction or relative to a designated comparison group.  The Committee may determine the achievement of any Performance Goals with or without regard to any of the following events that occurs during the performance period applicable to an Award subject to a Performance Goal: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) the effect of events that are unusual in nature or infrequently occurring; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses, each as set forth by the Committee at the time of the grant and as specified in the Award Agreement.  The Committee shall retain the discretion to adjust Awards that are subject to a Performance Goal downward, either on a formula or discretionary basis or any combination, as the Committee determines.

2.18        “Performance Stock Award” means an Award under Article IX of the Plan, that is conditioned upon the satisfaction of one or more pre-established Performance Goals.

2.19        “Phantom Stock Award” means the right to receive in cash the Fair Market Value of a share of Common Stock under Article X of the Plan.

2.20        “Plan” means the Modine Manufacturing Company 2020 Incentive Compensation Plan as set forth herein, as it may be amended from time to time.

2.21        “Restricted Stock Award” means a restricted stock award under Article VII of the Plan.

2.22        “Restricted Stock Unit Award” means a restricted stock unit award under Article VIII of the Plan.

2.23        “Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date), as further described in Article VI of the Plan.

2.24        “Subsidiary” means any corporation in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.

2.25        “Unrestricted Common Stock Award” means an award of Common Stock made without vesting restrictions in accordance with Section 7.05, below.

III.         SHARES SUBJECT TO AWARD.

3.01        Share Limit.  Subject to adjustment as provided in Section 3.02 below, the number of shares of Common Stock of the Company that may be issued under the Plan shall not exceed ~~Two~~Four Million ~~Eight~~Four Hundred ~~Ninety~~Thirty-Seven Thousand ~~(2,890,000~~Five Hundred (4,437,500) shares (the “Share Limit”).  Shares issued under the Plan may come from authorized but unissued shares, from treasury shares held by the Company, from shares purchased by the Company or an independent agent in the open market for such purpose, or from any combination of the foregoing.  The Share Limit shall be subject to the following rules and adjustments:

(a)	Any shares of Common Stock subject to an Award shall be counted against the Share Limit as one (1) share for every one share subject thereto.

(b)
With respect to SARs, when a stock-settled SAR is exercised, the shares subject to an SAR grant agreement shall be counted against the shares available for issuance as one (1) share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise.

(c)
If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under this Plan.  Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing Share Limit.  The number of Shares from an Award that are used to satisfy tax withholding shall be counted against the foregoing Share Limit.

(d)
For purposes of determining the number of Shares available under this Plan, Shares withheld to satisfy taxes or used to fund the exercise price in connection with the exercise of an Option or SAR, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised using the net exercise method, the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and required withholding tax.  For the avoidance of doubt, any Shares repurchased on the open market by the Company using proceeds from Option exercises shall be treated as issued hereunder for purposes of determining the number of Shares available under this Plan.

(e)	The maximum number of shares underlying Awards that may be granted as Incentive Stock Options under this Plan, in the aggregate, is equal to the Share Limit.

(f)
In no event shall the aggregate grant date fair value (as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” or any successor provision) of the Awards granted to an individual non-employee director of the Company in any fiscal year exceed more than Three Hundred Thousand and 00/100 Dollars ($300,000.00).

3.02        Changes in Common Stock.  If any stock dividend is declared upon the Common Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Common Stock, resulting in a split or combination or exchange of shares, the Committee shall make or provide for such adjustment in the number of and class of shares that may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Awards as it may, in its discretion, deem to be equitable.

IV.         ADMINISTRATION.

4.01        Administration by the Committee.  For purposes of the power to grant Awards to non-employee directors, the Committee shall consist of the entire Board; provided, however, that discretionary Awards to non-employee directors will be administered by the entire Board but without the participation of any members who at the time are not independent under the rules of the New York Stock Exchange. For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall be the ~~Officer Nomination~~Human Capital and Compensation Committee of the Board.  The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule.  A majority of the members of the Committee shall constitute a quorum.  The approval of such a quorum, expressed by a vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

4.02        Committee Powers.  The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan.  The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive.  The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.  Subject to the provisions of the Plan, the Committee shall have full and final authority to:

(a)	designate the persons to whom Awards shall be granted;

(b)	grant Awards in such form and amount as the Committee shall determine;

(c)	impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

(d)	waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate; and

(e)	modify, extend or renew any Award previously granted, provided that this provision shall not provide authority to reprice Awards to a lower exercise price.

4.03        No Repricing.  Repricing of Options or SARs shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its purchase or grant price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its purchase or grant price is greater than the Fair Market Value of the underlying stock in exchange for another Award (including an Option or SAR), unless the cancellation and exchange occurs in connection with an event set forth in Section 3.02. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

4.04        Delegation by Committee. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Company selected by it.  Any such delegation may be revoked by the Board or by the Committee at any time.

V.           STOCK OPTIONS.

5.01        Granting of Stock Options.  Options may be granted to non-employee directors of the Company and to officers and key employees of the Company and any of its Subsidiaries.  In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan.  A Grantee may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.  Option grants under the Plan shall be evidenced by an Award Agreement in such form and containing such provisions as are consistent with the Plan as the Committee shall from time to time approve.

5.02        Type of Option.  At the time each Option is granted, the Committee shall designate the Option as an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that incentive stock options may only be granted to individuals who are employed by the Company, a parent or a Subsidiary corporation of the Company.  If required by applicable tax rules regarding a particular grant, to the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member (as defined in Section 422 of the Code)) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Non-Qualified Stock Options pursuant to Code Section 422(d).

5.03        Option Terms.  Each option grant Award Agreement shall specify the number of Incentive Stock Options and/or Non-Qualified Stock Options being granted; one option shall be deemed granted for each share of Common Stock.  In addition, each option grant Award Agreement shall specify the exercisability and/or vesting schedule of such options, if any.  Except as otherwise provided by the Committee, the Option shall vest over a four-year period, with 25% of the Option vesting on each annual anniversary after the Grant Date.  No Option shall be exercisable in whole or in part more than ten years from the Grant Date.

5.04        Purchase Price.  The purchase price for a share subject to an Option shall not be less than 100% of the Fair Market Value of the share on the date the Option is granted, provided, however, the purchase price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such share on the date the Option is granted if the Grantee then owns (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company. The purchase price of the Common Stock covered by each Option shall be subject to adjustment as provided in Articles III and XI hereof.

5.05        Method of Exercise.  An Option that has become exercisable may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by the payment in full of the purchase price for such shares.  The purchase price may be paid by any of the following methods: (a) by cash, (b) to the extent permitted under the particular grant Award Agreement, by transferring to the Company shares of stock of the Company at their Fair Market Value as of the date of exercise of the Option (“Delivered Stock”), (c) a combination of cash and Delivered Stock, or (d) such other forms or means which the Committee shall determine in its discretion and in such manner as is consistent with the Plan’s purpose and applicable law.  Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting broker-assisted cashless exercise procedures.

5.06          Shareholder Rights.  A Grantee shall not, by reason of any Options granted hereunder, have any rights of a shareholder of the Company with respect to the shares covered by Options until shares of Stock have been issued.  No dividends or dividend equivalents shall be paid with respect to Options.

VI.          STOCK APPRECIATION RIGHTS.

6.01        Granting of SARs.  The Committee may, in its discretion, grant SARs to non-employee directors of the Company and to officers and key employees of the Company and any of its Subsidiaries.  SARs may be granted with respect to Options granted concurrently (tandem SARs) or on a standalone basis (standalone SARs).

6.02       SAR Terms.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of SARs granted, the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date), the term of the SAR, and such other provisions as the Committee shall determine.   Except as otherwise provided by the Committee, the SAR shall vest over a four-year period, with 25% of the SAR vesting on each annual anniversary after the Grant Date.  No SAR shall be exercisable in whole or in part more than ten years from the Grant Date.

6.03        Method of Exercise.  An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised.

6.04        Payment upon Exercise.  Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price from the Fair Market Value of a share of Common Stock on the date of exercise, by (b) the number of SARs exercised.  At the discretion of the Committee, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value (valued at the Fair Market Value of the Common Stock on the date of exercise), or in some combination thereof.  The aggregate number of available shares under Section 3.01 shall not be affected by any cash payments, but for the avoidance of doubt, SARs shall be counted against the individual annual limitation on Awards granted in Section 3.01.

6.05        Shareholder Rights.  A Grantee shall not, by reason of any SARs granted hereunder, have any rights of a shareholder of the Company with respect to the shares covered by SARs until shares of Stock have been issued.  No dividends or dividend equivalents shall be paid with respect to SARs.

VII.        RESTRICTED STOCK AWARDS AND UNRESTRICTED COMMON STOCK AWARDS.

7.01        Administration.  Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the eligible persons to whom and the time or times at which grants of Restricted Stock will be made, the number of shares of restricted Common Stock to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals.  The Committee may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

7.02        Registration.  Any Restricted Stock Award granted hereunder may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Committee deems appropriate.

7.03        Terms and Conditions.  Restricted Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and in (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.  Except as otherwise provided by the Committee, the Restricted Stock shall vest over a four-year period, with 25% of the Restricted Stock Award vesting on each annual anniversary after the Grant Date of the Award.

(c)
In the event of hardship, retirement or other special circumstances of a Grantee whose employment is terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of Restricted Stock.

(d)
If and when the applicable restrictions lapse, with respect to any Shares registered in book-entry form, the Company’s transfer agent shall be provided with notice regarding the lapse of the restriction, and if a stock certificate was issued with respect to the shares of Restricted Stock, unlegended certificates for such shares shall be delivered to the Grantee.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

7.04        Rights as Shareholder.  A Grantee receiving a Restricted Stock Award shall have the rights of a shareholder of the Company with respect to the right to vote the shares.  All dividends payable with respect to a Restricted Stock Award shall be subject to vesting on the same terms of such Restricted Stock Award and will vest and be paid to a Grantee, only if, when, and to the extent that, such Restricted Stock Award vests. Unless otherwise determined by the Committee, cash dividends shall be paid in cash and dividends payable in stock shall be paid in the form of additional Restricted Stock.

7.05        Unrestricted Common Stock Awards.  The Committee or the Board may grant Unrestricted Common Stock Awards to non-employee directors of the Company.  Except as otherwise provided at the time of grant, shares of Common Stock subject to an Unrestricted Common Stock Award shall not be subject to the terms and conditions set forth in Section 7.03 above.

VIII.      RESTRICTED STOCK UNIT AWARDS.

8.01        Administration.  Restricted Stock Unit Awards entitle a Grantee to receive either one share of Common Stock or an amount in cash equal to the Fair Market Value of one share of Common Stock on the date of settlement for each Restricted Stock Unit if the vesting conditions are satisfied.  The Committee shall determine the Grantees to whom and the time or times at which Restricted Stock Unit Awards will be made, the number of Restricted Stock Units to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The provisions of Restricted Stock Unit Awards need not be the same with respect to each recipient.

8.02        Terms and Conditions.  Restricted Stock Unit Awards shall be subject to the following terms and conditions:

(a)
A Grantee shall be entitled to receive from the Company one share of Common Stock for each Restricted Stock Unit.  At the discretion of the Committee, if so determined at the time of grant, the Company shall be entitled to settle its obligation to deliver shares of Common Stock in cash (valued at the Fair Market Value of the Common Stock on the required date of issuance).

(b)
Except as otherwise provided by the Committee at the time of grant, shares of Common Stock payable with respect to Restricted Stock Units shall be issued to a Grantee on the date the vesting conditions applicable to a Restricted Stock Unit Award are satisfied; provided however, that if any Award of Restricted Stock Units to a Grantee who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, shares of Common Stock shall only be distributed to the grantee at such times as would not cause the grantee to become subject to penalties under Section 409A of the Code.

(c)	A Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber a Restricted Stock Unit Award.

(d)
Following vesting, the issuance of shares of Common Stock in settlement of a Restricted Stock Unit may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

(e)
Except to the extent otherwise provided in the applicable Award Agreement and in (f) below, the portion of the Award still subject to vesting shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason. Except as otherwise provided by the Committee, a Restricted Stock Unit Award shall vest over a four-year period, with 25% of the Restricted Stock Unit Award vesting on each annual anniversary after the Grant Date of the Award.

(f)
In the event of hardship, retirement or other special circumstances of a Grantee whose employment is terminated (other than for Cause), the Committee may accelerate in whole or in part any unvested Restricted Stock Units held by the Grantee.

(g)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award, if any.

8.03        Rights as Shareholder.   A Grantee receiving a Restricted Stock Unit Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her at the time set forth in the Applicable Award Agreement.   Notwithstanding the foregoing, the Committee shall have the right, but not the obligation, to grant Restricted Stock Unit Awards which pay dividend equivalents to the Grantee in the form of cash payments or additional Restricted Stock Units, as specified in the applicable Award Agreement; provided, however, all dividend equivalents payable with respect to a Restricted Stock Unit Award shall be subject to vesting on the same terms of the such Restricted Stock Unit Award and will vest and be paid to a Grantee, only if and when, and to the extent that, such Restricted Stock Unit Award vests and is settled.

IX.          PERFORMANCE STOCK AWARDS.

9.01        Administration.  Performance Stock Awards entitle a Grantee to receive shares of Common Stock if predetermined conditions are satisfied or an amount in cash equal to the Fair Market Value of the shares of Common Stock on the date of settlement.  The Committee shall determine the eligible employees to whom and the time or times at which Performance Stock Awards will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the Performance Stock Award upon the attainment of Performance Goals and also upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Performance Stock Awards need not be the same with respect to each recipient.

9.02        Terms and Conditions.  Performance Stock Awards shall be subject to the following terms and conditions:

(a)
A Grantee shall be entitled to receive from the Company shares of Common Stock as stated in the Award Agreement.  At the discretion of the Committee, if so determined at the time of grant, the Company shall be entitled to settle its obligation to deliver shares of Common Stock in cash (valued at the Fair Market Value of the Common Stock on the required date of issuance).

(b)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Performance Stock Award.

(c)
Except to the extent otherwise provided in the applicable Award Agreement and in (f) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(d)
If and when the applicable restrictions lapse, the issuance of shares of Common Stock in settlement of a Performance Stock Award may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

(e)	The minimum performance period applicable to a Performance Goal will be one year.

(f)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award, if any.

(g)
In the event of hardship, retirement or other special circumstances of a Grantee whose employment is terminated (other than for Cause), the Committee may allow a Grantee to continue to vest in a Performance Stock Award during the performance period.

9.03        Rights as Shareholder.  A Grantee receiving a Performance Stock Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions, if any.  No dividends or dividend equivalents shall be paid with respect to Performance Stock Awards prior to the time such shares are issued.

X.           PHANTOM STOCK AWARDS.

10.01      Administration.  Phantom Stock Awards entitle a Grantee to receive cash payments based upon the Fair Market Value of shares of Common Stock if predetermined conditions are satisfied.  The Committee shall determine the eligible employees to whom and the time or times at which Phantom Stock Awards will be made, the number of shares to be covered by the Award, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of a Phantom Stock Award upon the attainment of Performance Goals and also upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Phantom Stock Awards need not be the same with respect to each recipient.

10.02      Terms and Conditions.  Phantom Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Phantom Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
If and when the applicable restrictions lapse, the Company shall pay to Grantee an amount equal to the Fair Market Value of a share of Common Stock at the time of settlement multiplied by the number of shares covered by the Award for which the restrictions have then lapsed.

(d)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

(e)	The aggregate number of available shares in Section 3.01 shall not be affected by any cash payments in respect of Phantom Stock Awards.

10.03      Rights as Shareholder.  A Grantee receiving a Phantom Stock Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto.  The Committee shall have the right, but not the obligation, to grant Phantom Stock Awards which pay dividend equivalents to the Grantee in the form of cash payments or additional Phantom Stock, as specified in the applicable Award Agreement; provided, however, all dividend equivalents payable with respect to a Phantom Stock Award shall be subject to vesting on the same terms of the such Phantom Stock Award and will vest and be paid to a Grantee, only if and when, and to the extent that, such Phantom Stock Award vests and is settled.

XI.         EFFECT OF CORPORATE TRANSACTIONS.

11.01      Merger, Consolidation or Reorganization.  In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, or a merger, consolidation or reorganization involving the Company in which the Common Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (a) or (b) below:

(a)
Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof, if any, is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof, if any; or

(b)
The Committee may cancel such Award.  In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (ii) the exercise price of such option or the grant price of the SAR, multiplied by the number of shares subject to such Award (including any unvested portion).  In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event (including payment for any unvested portion).  No payment shall be made to a Grantee for any Option or SAR if the purchase or grant price for such Option or SAR exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event.  Unless the particular Award Agreement provides otherwise, determination of any payment under this Section 12.01(b) for an Award that is subject to a Performance Goal shall be based upon achievement at the target level of performance.

11.02      Change in Control.  Notwithstanding any provision in this Plan to the contrary, unless the particular Award Agreement provides otherwise or except where a Grantee’s entitlement to an Award is subject to a Performance Goal, upon a Grantee’s involuntary termination of employment or service without Cause within one year following a Change in Control, all Awards (including those that are assumed or were substituted or converted in accordance with Section 11.01(a)) will become fully vested, and, for Options and SARs, immediately exercisable.  In the case of an Award under which a Grantee’s entitlement to the Award is subject to the achievement of a Performance Goal, unless the particular Award Agreement provides otherwise, upon the occurrence of a Change in Control, the Grantee shall be deemed to have satisfied the Performance Goal at the target level of performance and such Award shall continue to vest based on the time-based service vesting criteria, if any, to which the Award is subject.  For Awards described in the preceding sentence that are assumed or maintained by the acquiring or surviving company following a Change in Control, unless the particular Award Agreement provides otherwise, upon a Grantee’s involuntary termination of employment or service without Cause within one year following a Change in Control, the time-based service vesting criteria shall be deemed satisfied at the time of such termination.

XII.        MISCELLANEOUS.

12.01      Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or the payment of Restricted Stock Units or Performance Stock, Grantees may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to an amount not exceeding the maximum statutory total tax that could be imposed on the transaction.

12.02      No Employment or Retention Agreement Intended.  Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Company or its Subsidiaries; it does not give any Grantee the right to continued service in any capacity with the Company or its Subsidiaries or limit in any way the right of the Company or its Subsidiaries to discharge any Grantee at any time and without notice, with or without Cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Company’s right to establish, modify, amend or terminate any profit sharing or retirement plans.

12.03      Non-transferability of Awards.  Any Award granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative.  Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.

12.04      Forfeiture of Awards or Amounts Paid Under the Plan.  The Company shall have the power and the right to require any Grantee to forfeit and return to the Company any Award made to the Grantee or proceeds realized thereon pursuant to this Plan consistent with any recoupment policy maintained by the Company under applicable law, as such policy is amended from time to time.

12.05     Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Grantee to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Grantee to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

12.06      Dissolution or Liquidation.  Upon the dissolution or liquidation of the Company, any outstanding Awards previously granted under this Plan shall be deemed canceled.

12.07      Controlling Law.  The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

12.08      Termination and Amendment of the Plan.  The Plan will expire ten (10) years after the Effective Date, solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options.  The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee’s consent any Award previously granted under the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with the Code or other applicable laws or regulatory requirements.  Absent shareholder approval, neither the Committee nor the Board shall have any authority, with or without the consent of a Grantee, to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for another Award including an Option or SAR with an exercise price that is less than the exercise price of the original Options or SARs, except in the event of a corporate event involving the Company, as authorized under Section 3.02 or 11.01 of the Plan.

12.09      Minimum Vesting Limitations.  Notwithstanding any other provision of the Plan to the contrary, Awards made under the Plan to employees of the Company or its Subsidiaries on or after July 21, 2022  (the “Amendment Date”) shall vest no earlier than the first anniversary of such Award’s date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available for grant under this Plan) may be granted to employees of the Company or its Subsidiaries without respect to such minimum vesting provisions. Notwithstanding the foregoing, nothing in this Section 12.09 shall preclude or limit any Award or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Award in connection with or following a Grantee’s death, disability, retirement or in connection with or following a Change in Control.

Notice
of Meeting
and Proxy
Statement

2022	Annual Meeting of Shareholders

MODINE MANUFACTURING COMPANY C/O CORPORATE SECRETARY 1500 DEKOVEN AVENUE RACINE, WI 53403-2552
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 20, 2022 for shares held directly and by 11:59 p.m. Eastern Time on July 15, 2022 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOD2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 20, 2022 for shares held directly and by 11:59 p.m. Eastern Time on July 15, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by phone or Internet, please do not mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D87796-P76537	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
MODINE MANUFACTURING COMPANY

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Mr. Neil D. Brinker	☐	☐	☐

	1b.	Ms. Katherine C. Harper	☐	☐	☐

	1c.	Mr. David J. Wilson	☐	☐	☐

						For	Against	Abstain

2.	Approval of amendment to the Modine Manufacturing Company 2020 Incentive Compensation Plan.					☐	☐	☐

3.	Advisory vote to approve of the Company’s named executive officer compensation.					☐	☐	☐

4.	Ratification of the appointment of the Company’s independent registered public accounting firm.					☐	☐	☐

NOTE: This Proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted FOR the election of ALL nominees listed above and FOR Items 2, 3 and 4.

Please sign exactly as your name(s) appear(s) on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of  Proxy  Materials for  the  Shareholder Meeting to be held on July 21, 2022 – the Notice and Proxy Statement and Annual Report are available     at www.proxyvote.com and www.modine.com.

D87797-P76537

Annual Meeting of Shareholders
Thursday, July 21, 2022
8:00 AM CDT
This proxy is solicited by the Board of Directors

If you consented to access your proxy information electronically, you may view it by going to the Modine Manufacturing Company website, www.modine.com.

The undersigned hereby appoints Michael B. Lucareli and Sylvia A. Stein, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the 2022 Annual Meeting of Shareholders of Modine Manufacturing Company to be held at https://www.virtualshareholdermeeting.com/MOD2022 on July 21, 2022 at 8:00 A.M. CDT, and at any adjournment(s) thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the meeting and/or at any adjournment(s) thereof, the shares represented by the proxy and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

Modine   401(k)   Retirement   Savings   Plan-Voting   Instructions   to   Trustee,   Equiniti   Trust    Company,   for   the   Annual   Meeting   of   Shareholders. If you are a participant in the Modine 401(k) Retirement Savings Plan, you have the right to give instructions to the Trustee as to the voting of shares of Modine Manufacturing Company common stock held in the plan account. The voting of those shares will occur at the 2022 Annual Meeting of Shareholders  or at any adjournment(s) thereof. In this regard, please indicate your voting choices on the card, sign and date it, and return this card promptly in the enclosed postage-paid envelope or follow the instructions to record your vote by telephone or Internet. If your instructions are not received at least five days prior to the meeting, or if you do not respond, shares held in an account for which a proxy is not received will generally be voted by the Trustee, Equiniti Trust Company, in the same proportion that all shares in the plan for which voting instructions have been received are voted although it may do otherwise in its discretion.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

Continued and to be signed on reverse side.